AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                November 7, 2006


                           REGISTRATION NO. 333-113546

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO 1
                                       TO
                       REGISTRATION STATEMENT ON FORM SB-2
                                    UNDER THE
                             SECURITIES ACT OF 1933

                          YUKON GOLD CORPORATION, INC.
                 (name of small business issuer in its charter)


            DELAWARE                           1000                  52-2243048
  (State or other jurisdiction     (Primary Standard Industrial   (I.R.S. Employer
Of incorporation or organization)   Classification Code Number)  Identification No.)


                          YUKON GOLD CORPORATION, INC.
                                 55 York Street
                                    Suite 401
                               Toronto, ON M5J 1R7
                             Telephone: 416-865-9790
                             Facsimile: 416-865-1250
                     (Name, address, including zip code, and
                           telephone number, including
                        area code, of agent for service)

                          Copies of communications to:

                               Jonathan H. Gardner
                                Kavinoky Cook LLP
                         726 Exchange Street; Suite 800
                             Buffalo, New York 14210

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE:


                                                          Proposed Maximum     Proposed Maximum
Title Of Each Class Of Securities To Be   Amount to be   offering price per   aggregate offering   Amount of Registration
              Registered                   registered        share (2)             price (2)                Fee
---------------------------------------   ------------   ------------------   ------------------   ----------------------
Common Stock,                               9,543,364          $0.95              $9,066,196              $970.08
Par Value $0.0001 per Share (1)

Total                                       9,543,364          $0.95              $9,066,196              $970.08



(1) Represents shares of common stock which may be re-sold by the Selling Shareholders listed in this Registration Statement. See "SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION."

(2) The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(C). The offering price is based on the average of the last reported bid and ask price of $0.95 per share for our common stock on the OTC Bulletin Board on October 30, 2006.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                      (ii)

                                   PROSPECTUS

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          YUKON GOLD CORPORATION, INC.

              9,543,364 SELLING STOCKHOLDERS SHARES OF COMMON STOCK


The Selling Shareholders named in this prospectus are offering 9,543,364 shares of common stock of Yukon Gold Corporation, Inc. ("Yukon Gold" or the "Company"). The Selling Shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "YGDC." On October 30, 2006, the closing sale price of our common stock on the OTC Bulletin Board was $0.95. In addition, our common stock is traded on the Toronto Stock Exchange (the "TSX") under the symbol "YK" On October 30, 2006, the closing sale price of our common stock on the TSX was $0.91 (CDN$1.02). We will not receive any of the proceeds of the sale of such shares by the Selling Shareholders. We will pay all of the costs associated with this registration statement and prospectus. See "SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION."


    BEFORE BUYING THE SHARES OF COMMON STOCK, CAREFULLY READ THIS PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS. THE PURCHASE
                OF OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The date of this prospectus is November ___, 2006.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Prospectus Summary ......................................................     7
Summary Financial Data...................................................     8
Risk Factors.............................................................     8
Determination of Offering Price..........................................    10
Dilution.................................................................    10
Description of Business..................................................    10
Regulations Governing Mining in Canada ..................................    13
Gold Price Volatility....................................................    15
Fiscal Year..............................................................    15
Transfer Agent...........................................................    15
Employees................................................................    15
Stock Option Plan........................................................    15
Competition..............................................................    18
Management's Discussion and Analysis or Plan of Operation ...............    19
Controls and Procedures..................................................    24
Market for Common Equity and Related Stockholder Matters.................    25
Directors, Executive Officers, Promoters, Control Persons................    34
Executive Compensation...................................................    38
Security Ownership of Certain Beneficial Owners and Management...........    42
Certain Relationships and Related Transactions...........................    43
Organization Within the Last Five Years..................................    44
Description of Securities................................................    45
Use of Proceeds..........................................................    45
Determination of Offering Price..........................................    45
Selling Shareholders and Plan of Distribution............................    45
Legal Proceedings........................................................    52
Legal Matters............................................................    52

Experts..................................................................    52
Change In Auditors.......................................................    52
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities.............................................    53
How To Get More Information..............................................    53

Index to Financial Statements ...........................................    54
Consolidated Financial Statements of Yukon Gold Corporation, Inc. for the
  Quarters Ended July 31, 2006 and July 31, 2005 (Unaudited) ............    55
Audited Consolidated Financial Statements of Yukon Gold Corporation, Inc.
  for the Years Ended April 30, 2006 and April 30, 2005 .................    71


Until ______________, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

History and Business. Our name is Yukon Gold Corporation, Inc. and we sometimes refer to ourselves in this prospectus as "Yukon Gold" or as "we," "our," or "us." We are an exploration stage mining company. Our objective is to exploit our interest in the mineral claims in the Yukon Territory, Canada which we hold directly and through our wholly owned subsidiary named "Yukon Gold Corp." Our wholly-owned subsidiary is referred to in this prospectus as "YGC." We were incorporated in the state of Delaware on May 31, 2000. Our executive offices are at 55 York Street, Suite 401, Toronto, Ontario Canada M5J 1R7. Our telephone number is 416-865-9790 and our fax number is 416-865-1250. We also have a field office in Mayo, Yukon Territory. Our wholly owned subsidiary, YGC, was incorporated on May 16, 2002 in the Province of Ontario, Canada and is licensed to do business in the Yukon Territory. All of our business activities are undertaken through YGC.

Risk Factors. You should read the "RISK FACTORS" section as well as the other cautionary statements throughout this prospectus so that you understand the risks associated with an investment in our securities. Any investment in our securities should be considered a high-risk investment because of the nature of mineral exploration and development. Only investors who can afford to lose their entire investment should invest in these securities.


Currency. References to dollars are to United States dollars (US$) unless otherwise indicated as being Canadian dollars (CDN$). As of October 30, 2006 the currency exchange rate was approximately US$1.00 equals CDN$1.124. As of the Company's quarter ended July 31, 2006, the currency exchange rate was approximately US $1.00 equals CDN $1.132. As many of our expenses are in Canadian dollars, the amounts at July 31, 2006 have been converted to US dollar equivalents based on the July 31, 2006 conversion rate for amounts to be paid in the future. Where the US dollar amounts for expenses for the quarter ended July 31, 2006 are expressed in the financial statements, the three month average conversion rates were used to convert to US dollar equivalents.


Expenses of Offering. We are paying all of the expenses relating to the registration of the selling shareholders' shares and the securities to be sold to the Subscribing Purchasers. We will not pay any commissions or expenses of the sale of the shares by the Selling Shareholders.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION and the unaudited CONSOLIDATED FINANCIAL STATEMENTS OF YUKON GOLD for the quarters ended July 31, 2006 and July 31, 2005, together with the audited CONSOLIDATED FINANCIAL STATEMENTS OF YUKON GOLD for the years ended April 30, 2006 and April 30, 2005, including the notes thereto contained elsewhere in this Prospectus.

                                    Quarter ended   Quarter ended
                                    July 31, 2006   July 31, 2005
                                    -------------   -------------
Revenues                                     Nil              Nil
Net Loss                              $1,428,727       $190,727
Loss per share-basic and diluted      $    (0.08)      $  (0.02)

                                    July 31, 2006   April 30, 2006
                                    -------------   --------------
Total Assets                          $2,177,549      $2,842,553
Total Liabilities                     $  380,551      $  250,688
Cash dividends declared per share            Nil             Nil


The total assets for the quarter ended July 31, 2006 includes cash and cash equivalents of $889,565, a restricted deposit of $17,889 and capital assets of $59,263. Yukon Gold has no source of revenue. As at July 31, 2006, we had accumulated losses of $4,660,519.


                                  RISK FACTORS

1. WE DO NOT HAVE AN OPERATING BUSINESS

Yukon Gold has rights in certain mineral claims located in the Yukon Territory, Canada. To date we have done limited exploration of the property covered by our mineral claims. We do not have a mine or a mining business of any kind. There is no assurance that we will develop an operating business in the future.

2. WE HAVE NO SOURCE OF OPERATING REVENUE AND EXPECT TO INCUR SIGNIFICANT EXPENSES BEFORE ESTABLISHING AN OPERATING COMPANY, IF WE ARE ABLE TO ESTABLISH AN OPERATING COMPANY AT ALL.

Currently, we have no source of revenue, we do not have sufficient working capital to complete our exploration programs (including feasibility studies) and we do not have any commitments to obtain additional financing. Further, we do not have enough working capital to meet all of our contractual commitments to acquire our mineral properties. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

      o further exploration of the Mount Hinton Property and the results of that exploration;

      o our ability to raise the capital necessary to conduct this exploration and preserve our interest in these mineral claims; and

      o our ability to raise capital to develop the Marg Property, establish a mining operation, and operate this mine in a profitable manner.

Because we have no operating revenue, we expect to incur operating losses in future periods as we continue to expend funds to explore and develop the Mount Hinton and Marg Properties. Failure to raise the necessary capital to continue exploration and development could cause us to go out of business.

3. OUR STOCK PRICE WILL BE HEAVILY INFLUENCED BY THE RESULTS OF DRILLING TESTS THAT ARE BEING CONDUCTED IN THE YUKON TERRITORY IN THE SUMMER OF 2006.

We do not have the complete analysis of the drilling tests that were conducted in the summer of 2006. The results of these tests will heavily influence our decisions on further exploration at the Marg Property and the Mount Hinton Property and are likely to affect the trading price of our stock.

4. IF WE DEVELOP OTHER MINERAL RESOURCES, THERE IS NO GUARANTEE THAT PRODUCTION WILL BE PROFITABLE.

Even if we find other commercial mineral resources, there is no assurance that we will be able to mine them or that a mining operation would be profitable on any of our properties. No feasibility studies have been conducted as of the date of this report.

5. WE MUST MAKE REGULAR ONGOING INVESTMENTS IN ORDER TO MAINTAIN OUR MINERAL CLAIMS.


We have an option agreement with a private syndicate, known as the Hinton Syndicate, to acquire an interest in the mineral claims described in this report as the "Mount Hinton Property". Our agreement with the Hinton Syndicate requires us to make regular ongoing investments. If we fail to make these investments, we will not earn an interest in these mineral claims and we may lose all of our rights in the Mount Hinton Property. The Marg Acquisition Agreement also requires the Company to make material deferred payments on December 12 of 2006, 2007 and 2008. If we are unable to raise sufficient capital to make these payments we may lose all of our rights in the Marg Property.


6. WEATHER INTERRUPTIONS IN THE YUKON TERRITORY MAY DELAY OUR PROPOSED EXPLORATION OPERATIONS.

Weather factors will significantly affect our exploration efforts. Currently, we can only work above ground at the Mount Hinton and Marg Properties from late May until early October of each year, depending upon how early snowfall occurs.

7. WE COULD ENCOUNTER REGULATORY AND PERMITTING DELAYS.

We could face delays in obtaining permits to operate on the Mount Hinton and Marg Properties. Such delays could jeopardize financing, if any is available, in which case we would have to delay or abandon work on one or both of the properties.

8. GOING CONCERN QUALIFICATION


The Company has included a "going concern" qualification in the audited Consolidated Financial Statements for the year ended April 30, 2006 to the effect that we are an exploration stage company and have no established sources of revenue. In the event that we are unable to raise additional capital and/or locate ore resources, as to which in each case there can be no assurance, we may not be able to continue our operations. In addition, the existence of the "going concern" qualification in our auditor's report may make it more difficult for us to obtain additional financing. If we are unable to obtain additional financing, you may lose all or part of your investment.


9. THERE ARE PENNY STOCK SECURITIES LAW CONSIDERATIONS THAT COULD LIMIT YOUR ABILITY TO SELL YOUR SHARES.

Our common stock is considered a "penny stock" and the sale of our stock by you will be subject to the "penny stock rules" of the Securities and Exchange Commission. The penny stock rules require broker-dealers to take steps before making any penny stock trades in customer accounts. As a result, our shares could be illiquid and there could be delays in the trading of our stock which would negatively affect your ability to sell your shares and could negatively affect the trading price of your shares.

10. OUR BUSINESS IS AFFECTED BY CHANGES IN COMMODITY PRICES

Our ability to develop our mineral properties and the future profitability of the Company is directly related to the market price of certain minerals. The sharp rise in commodity prices over the past year has resulted in increased investor interest in mineral exploration companies. The Company has benefited from this trend, but like other companies in this sector, the Company would be negatively affected if commodity prices were to fall.

11. OUR BUSINESS IS SUBJECT TO CURRENCY RISKS


The Company conducts the majority of its business activities in Canadian dollars. Consequently, the Company is subject to gains or losses due to fluctuations in Canadian currency relative to the U.S. dollar.


                         DETERMINATION OF OFFERING PRICE


The offering price has been estimated solely for the purpose of calculating the registration fee payable to the Securities and Exchange Commission in connection with this prospectus. The offering price was based on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on October 30, 2006.


                                    DILUTION

We will likely be required to issue more common stock from treasury in order to raise additional capital. If common stock is issued to raise additional capital or from the exercise of warrants it will result in the dilution of the existing shareholders.

                             DESCRIPTION OF BUSINESS


We are an exploration stage company. Our objective is to explore and, if warranted and feasible, to develop our interest in the mineral claims located in the Mayo Mining District of the Yukon Territory, Canada which we refer to herein as (i) the "Mount Hinton Property", which we hold through our wholly owned subsidiary, YGC and (ii) a group of claims located approximately 20 miles from the Mount Hinton Property which we refer to herein as the "Marg Property". All of our exploration activities are undertaken through YGC. There is no assurance that commercially viable mineral deposits exist on any of our mineral claims and further exploration will be required before a final evaluation as to economic and legal feasibility is determined.


The Marg Property

The Marg Property consists of 402 contiguous mineral claims covering approximately 20,000 acres. Access to the claim group is possible either by helicopter, based in Mayo, Yukon Territory, Canada, located approximately 80 km to the southwest, or by small aircraft to a small airstrip located near the Marg deposit. A 50 kilometer winter road from Keno City to the property boundary was completed in 1997. The camp site and some equipment remain in tact at the site.


The ore body at the site contains a total of 5,527,000 metric tons of a drill indicated and inferred resource with an average width of 6.0 metres and average grade of 1.76% copper, 2.46% lead, 4.60% zinc, 59.5 grams silver and 1 gram gold per ton. The ore body is contained in four zones with strike lengths from 650 meters to 1,200 meters.

Yukon Gold believes that exploration potential within the Marg Property is good. Our claims are registered in the Mining Recorders Office in the Mayo Mining District of the Yukon Territory and give us the right to explore and mine minerals from the property covered by the claims.


In March of 2005, our wholly owned Canadian subsidiary, YGC, acquired from Medallion Capital Corp. ("Medallion") all of Medallion's rights to purchase and develop the Marg Property. The price paid by the Company was Medallion's cost to acquire the interest. Medallion is owned and controlled by a former director of the Company. The rights acquired by YGC arise under a Property Purchase Agreement between Medallion and Atna Resources Ltd. ("Atna"), hereinafter referred to as the "Marg Acquisition Agreement." Under the terms of the Marg Acquisition Agreement, Medallion paid $119,189 (CDN$150,000 ) in cash and committed to deliver to Atna 133,333 common shares of Yukon Gold. Pursuant to an assignment by Medallion, YGC assumed all of the rights and obligations of Medallion under the Marg Acquisition Agreement, including the obligation to provide common stock of Yukon Gold. The Company agreed to make subsequent payments under the Marg Acquisition Agreement of: (i) $43,406 (CDN$50,000) cash and an additional 133,333 common shares of Yukon Gold on or before December 12, 2005 (paid and issued); (ii) $88,370 (CDN$100,000) cash and an additional 133,334 common shares of Yukon Gold on or before December 12, 2006; (iii) $88,370 (CDN$100,000) cash on or before December 12, 2007; and (iv) $176,741
(CDN$200,000) in cash and/or common shares of Yukon Gold (or some combination thereof to be determined) on or before December 12, 2008. Upon the commencement of commercial production at the Marg Property, if any, the Company will pay to Atna $883,704 (CDN$1,000,000) in cash and/or common shares of Yukon Gold, or some combination thereof to be determined.


The Mount Hinton Property


The Mount Hinton Property consists of 273 mineral claims covering approximately 14,000 acres in the Mayo Mining District of the Yukon Territory, Canada. Our claims are registered in the Mining Recorders Office in the Mayo Mining District of the Yukon Territory and give us the right to explore and mine minerals from the property covered by the claims. The claims are located adjacent to the Keno Hill Mining Camp, approximately 6 miles southeast of Keno City and about 37 miles northeast of the village of Mayo in the Yukon Territory of Canada.
The Keno Hill Mining Camp was operated by United Keno Hill Mines Ltd. ("UKHM") continuously from 1913 to 1989. During much of that time, our claims were held by UKHM, which conducted limited exploration work with some success in the mid 1960's and again in the mid 1980's. In 2002, we conducted a program to further evaluate a potential resource on the property. In 2003 and 2004 we employed Archer Cathro & Associates (1981) Ltd., a Vancouver, British Columbia geology firm, to continue the exploration and provide a comprehensive report on the claims. We conducted further exploration of the site during the summer of 2006. Mount Hinton has elevations of approximately 6,500 ft. above sea level. Our ability to conduct surface exploration at this latitude and elevation is limited to the period each year from late May to late October.

Our wholly owned Canadian subsidiary, YGC, also holds an option from the Hinton Syndicate, a private syndicate consisting of four individuals, with whom we have an agreement to acquire a 75% interest in the 273 mineral claims. YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate. The terms of our agreement with the Hinton Syndicate (the "Hinton Syndicate Agreement") are outlined below. The Hinton Syndicate Agreement was entered into in July of 2002 and amended as of July 7, 2005.

The schedule of Property Payments and Work Programs and the status of payment are as follows:

PROPERTY PAYMENTS


a. On execution of the July 7, 2002 Agreement  $ 19,693  CDN$ 25,000 - Paid
b. On July 7, 2003                             $ 59,078  CDN$ 75,000 - Paid
c. On July 7, 2004                             $118,157  CDN$150,000 - Paid
d. On January 2, 2006                          $125,313  CDN$150,000 - Paid
e. On July 7, 2006                             $134,512  CDN$150,000 - Paid
f. On July 7, 2007                             $132,556  CDN$150,000
g. On July 7, 2008                             $132,556  CDN$150,000

                                        TOTAL  $721,865  CDN$850,000


WORK PROGRAM-expenditures to be incurred in the following periods;


a. July 7/02 to July 6/03                     $  118,157  CDN$150,000 - Incurred
b. July 7/03 to July 6/04                     $  196,928  CDN$250,000 - Incurred
c. July 7/04 to July 6/05                     $  256,006  CDN$325,000 - Incurred
d. July 7/05 to Dec.31/06                     $  662,778  CDN$750,000 - Amended*
e. Jan. 1/07 to Dec 31/07                     $  883,704  CDN$1,000,000
f. Jan. 1/08 to Dec 31/08                     $1,104,631  CDN$1,250,000
g. Jan  1/09 to Dec 31/09                     $1,325,557  CDN$1,500,000

                                       TOTAL  $4,547,761  CDN$5,225,000



      * By letter agreement dated August 17, 2006, the Hinton Syndicate agreed to allow the Company to defer a portion of the Work Program expenditures scheduled to be incurred by December 31, 2006. The agreement to defer such Work Program expenditures was due to the mechanical break-down of drilling equipment and the unavailability of replacement drilling equipment at the Mount Hinton Site in the summer of 2006. As a result, the Company is now allowed to defer the expenditure of approximately $309,000 to $353,000 (CDN$350,000 to CDN$400,000) until December 31, 2007. The company has withdrawn funds in its dedicated Mount Hinton bank account and will replace such funds to meet such deferred expenditures by December 31, 2007. All other Property Payments and Work Program expenditures due through the date of this prospectus have been made and incurred.


Provided that all Property Payments and Work Program expenditures are made as scheduled, Yukon Gold will have earned the interest shown below at the following levels of investment:


      25% interest upon Work Program expenditures of $1,325,557
      (CDN$1,500,000);

      50% interest upon Work Program expenditures of $2,209,261
      (CDN$2,500,000); and

      75% interest upon Work Program expenditures of $4,547,761 (CDN$5,225,000)


In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered "incurred" exploration expenses under the terms of the Hinton Syndicate Agreement. Section 2.2(a) of the Hinton Syndicate Agreement provides that costs shall be deemed to have been "incurred" when YGC has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur."


The Hinton Syndicate Agreement contemplates that upon the earlier of: (i) a production decision or (ii) investment of $4,547,761 (CDN$5,225,000) or (iii) YGC has a minority interest and decides not to spend any more money on the project, YGC's relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Syndicate Agreement, the party with the majority interest would control the joint venture. Once a 75% interest is earned by YGC, as described above, YGC has a further option to acquire the remaining 25% interest in the mineral claims for a payment of $4,418,522 (CDN$5,000,000).

The Hinton Syndicate Agreement provides that the Hinton Syndicate receive a 2% "net smelter returns royalty." In the event that we exercise our option to buy the entire interest of the Hinton Syndicate (which is only possible if we have reached a 75% interest, as described above) then the "net smelter return royalty" would become 3% and the Hinton Syndicate would retain this royalty interest only. The "net smelter returns royalty" is a percentage of the gross revenue received from the sale of the ore produced from our mine, less certain permitted expenses.

The Hinton Syndicate Agreement entitles the Hinton Syndicate to recommend for appointment (but not nominate) one member to the board of directors of the Yukon Gold.


The Hinton Syndicate members each have the option to receive their share of property payments in stock of Yukon Gold at a 10% discount to the market. YGC and Yukon Gold also have the option to pay 40% of any property payment due after the payment on January 2, 2006 with common stock of Yukon Gold. As of July 7, 2006, Yukon Gold issued to the Hinton Syndicate 43,166 shares of its common stock, based upon a valuation adopted by the Board of Yukon Gold of $1.25 (CDN$1.39) per share, as partial payment of the July 7, 2006 Property Payment.

The Hinton Syndicate Agreement pertains to an "area of interest" which includes the area within ten kilometers of the outermost boundaries of the 273 mineral claims, which constitute our mineral properties. Either party to the Hinton Syndicate Agreement may stake claims outside the 273 mineral claims, but each must notify the other party if such new claims are within the "area of interest." The non-staking party may then elect to have the new claims included within the Hinton Syndicate Agreement.

The Hinton Syndicate Agreement provides both parties (YGC and the Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

Under the Hinton Syndicate Agreement, the Hinton Syndicate is responsible for any environmental liability claims arising from the status of the property prior to the effective date of the Hinton Syndicate Agreement.

Under the terms of the Hinton Syndicate Agreement three of the syndicate members are entitled to bid on work we propose to carry out and if their price is competitive they are entitled to do the work. There is no requirement in the Hinton Syndicate Agreement that these parties perform development work.

            REGULATIONS GOVERNING MINING IN CANADA

GOVERNING LAW

The mining industry in Canada operates under both federal and provincial or territorial legislation governing the exploration, development, production and decommissioning of mines. Such legislation relates to such matters as the method of acquisition and ownership of mining rights, labor, health and safety standards, royalties, mining and income taxes, exports, reclamation and rehabilitation of mines, and other matters. The mining industry in Canada is also subject to legislation at both the federal and provincial or territorial levels concerning the protection of the environment. Legislation imposes high standards on the mining industry to reduce or eliminate the effects of waste generated by extraction and processing operations and subsequently deposited on the ground or emitted into the air or water. The design of mines and mills, and the conduct of extraction and processing operations, are subject to regulatory restrictions. The exploration, construction, development and operation of a mine, mill or refinery require compliance with environmental legislation and regulatory reviews, and the obtaining of land use and other permits, water licenses and similar authorizations from various governmental agencies. Legislation is in place for lands under federal jurisdiction or located in certain provinces and territories that provides for the preparation of costly environmental impact assessment reports prior to the commencement of any mining operations. These reports require a detailed technical and scientific assessment as well as a prediction of the impact on the environment of proposed mine exploration and development.

Failure to comply with the requirements of environmental legislation may result in regulatory or court orders being issued that could result in the cessation, curtailment or modification of operations or that could require the installation of additional facilities or equipment to protect the environment. Violators may be required to compensate those suffering loss or damage by reason of mining activities and the violators, including our officers and directors, may be fined or, in some cases, imprisoned if convicted of an offense under such legislation. Provincial and territorial mining legislation establishes requirements for the decommissioning, reclamation and rehabilitation of mining properties that are closed. Closure requirements relate to the protection and restoration of the environment and the protection of public safety. Some former mining properties must be managed for a long time following closure in order to fulfill regulatory closure requirements. The cost of closure of existing and former mining properties and, in particular, the cost of long-term management of open or closed mining properties can be substantial.


Mineral exploration is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for: locating claims, posting claims, working claims and reporting work performed. We will be required to obtain permits from the Yukon Territory Ministry of the Environment before we commence mining operations at the Mount Hinton Property or the Marg Property.


With respect to the legislation, rules and regulations referred to above, we believe that we, and the Mount Hinton Property and the Marg Property, are currently in compliance in all material respects with applicable legislation, rules and regulations.

The Company does not foresee having to expend material amounts in order to comply with environmental laws during the exploration phase of its operations. The Company is obligated to restore surface disturbances created by exploration. These restoration efforts typically involve the back filing of trenches, pits, or other excavations created for purposes of exploration.

Underground exploration, which the Company contemplates in the future, will require additional cost related to the storage of excavated material. Until the Company knows the amount of material it will have to store, it cannot estimate this cost. There will be material costs of environmental compliance if the Company develops a mine in the future. However, the Company cannot reasonably estimate that environmental compliance cost at this time.

We have carried out all reclamation work, required by applicable regulations, where our exploration disturbed the surface of the ground and to the best of our knowledge we are in full compliance with all rules and regulations.

It is not possible to estimate the cost of meeting the rules and regulations for a mining operation at this time. Those costs will only be determined when a mine plan and the required studies are completed to apply for a mining permit.

GOVERNMENT PERMITTING

The Company is committed to complying and, to its knowledge, is in compliance with all governmental and environmental regulations. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. Our exploration work is subject to the Mining Land Use Regulations of the Yukon Quartz Mining Act. This Act requires us to obtain permits prior to performing significant exploration programs. We are currently conducting exploration under a Class III Permit LQ00106, which is valid until August 7, 2008. No other permits are required at this time or for the exploration work contemplated in the foreseeable future. Further permitting will be required if we propose to commence a mining operation, but cannot be applied for until ore reserves calculations and a mine plan are prepared.

The Company cannot predict the extent to which future legislation and regulation could cause additional expense, capital expenditures, restrictions, and delays in the development of the Company's Canadian properties, including those with respect to mining claims. The Company's activities are not only subject to extensive federal and territorial regulations controlling the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. Streams draining the property make their way to the Mayo River which contains wildlife. We will be obligated to take steps to ensure that such streams draining the property do not become contaminated as a result of our activities on the property. We are not aware of any environmental problems on the property as of the date of this prospectus. We have commenced the required baseline studies of drainage courses originating on our property in anticipation of underground development.

                              GOLD PRICE VOLATILITY

The volatility of the market price of gold is illustrated by the following table which sets forth for the periods indicated the high and low of the London PM (afternoon) fix of the price of gold in U.S. dollars per ounce (rounded to the nearest dollar), as published by Kitco Precious Metals Company of Canada at www.Kitco.com. Gold Prices Per Ounce (US$)


 Year   High    Low
-----   ----   ----
1998    $313   $273
1999    $325   $252
2000    $312   $263
2001    $293   $255
2002    $349   $277
2003    $416   $319
2004    $454   $375
2005    $536   $411
2006*   $725   $530



      *Up to October 30, 2006.

On October 30, 2006, the London PM gold price fix was US$608.00 per ounce.


                                  FISCAL YEAR

Our fiscal year end is April 30.

                                 TRANSFER AGENT


Our transfer agent is Equity Transfer Services, Inc. with offices at 200 University Avenue; Suite 400, Toronto, Ontario M5H 4H1, phone number 416-361-0152, as transfer agent for our shares of common stock. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.


                                    EMPLOYEES


We have one full-time employee who is our Corporate Secretary. We rely primarily upon consultants for certain services. Our Chief Executive Officer, Chief Financial Officer and our Vice President - Mining Operations are consultants to the Company and provide services on an "as needed" basis. We are not subject to a union labor contract or collective bargaining agreement. We have no employment agreements with any of our employees and we carry no key-man life insurance.


                                STOCK OPTION PLAN

On October 28, 2003, we adopted the 2003 Stock Option Plan (the "Plan") under which our officers, directors, consultants, advisors and employees may receive stock options. The aggregate number of shares of common stock that may be issued under the plan is 5,000,000. The purpose of the Plan is to assist us in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of Yukon Gold and YGC who contribute to our success, and to achieve long-term objectives that will inure to the benefit of all shareholders through the additional incentive inherent in the ownership of our common stock. Options granted under the plan will be either "incentive stock options", intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code") or "unqualified stock options". For the purposes of the Plan, the term "subsidiary" shall mean "Subsidiary Corporation," as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The Plan is administered by the Board of Directors.

On May 23, 2005, Yukon Gold filed a registration statement on Form S-8 with the SEC pursuant to which it registered 3,300,000 shares of common stock reserved for issuance upon exercise of options granted pursuant to the Plan. On February 10, 2006 the board of directors adopted a policy of not accepting promissory notes from option holders as payment for the exercise of options.


The following summarizes options outstanding as at April 30, 2006:


                                                    Number of shares
                                   Option price   ---------------------
          Expiry date               per share       2006        2005
--------------------------------   ------------   ---------   ---------
  December 15, 2006                    0.75       1,100,000   1,750,000
  January 5, 2007                      0.75          84,000      84,000
  June 28, 2007                        0.55         490,000          --
  April 15, 2008                       0.58          20,000          --
  December 13, 2007                    1.19       1,026,000          --
  December 13, 2007                    1.19          88,000          --
  January 20, 2008                     0.85         150,000          --
                                                  ---------   ---------
                                                  2,958,000   1,834,000
                                                  ---------   ---------
Weighted average exercise price at end of year         0.89        0.75
                                                  ---------   ---------

                                                     Number of shares
                                                  ---------------------
                                                     2006       2005
                                                  ---------   ---------
  Outstanding, beginning of year                  1,834,000          --
  Granted                                         1,784,000   1,834,000
  Expired                                                --          --
  Exercised                                         (10,000)         --
  Forfeited                                              --          --
  Cancelled                                        (650,000)         --
  Outstanding, end of year                        2,958,000   1,834,000
  Exercisable, end of year                        1,269,450     302,176

Stock options granted to the named executive officers during the fiscal year ended April 30, 2006 are provided in the table below:



                                                                       Market Value of
                       Securities      % of Total                        Securities
                         Under        Options/SARs                       Underlying
                      Options/SARs     Granted to       Exercise or    Options/SARs on
                        Granted       Employees in      Base Price    the Date of Grant   Expiration
       Name               (#)        Fiscal year (1)   ($/Security)      ($/Security)        Date
-------------------   ------------   ---------------   ------------   -----------------   ----------
Paul A. Gorman
CEO (2)                    200,000             11.2%      $1.19              $1.19          December
                                                                                            13, 2007

Kenneth Hill
Vice President             150,000              8.4%      $0.85              $0.85          January
Mining Operations                                                                           20, 2008

Rakesh Malhotra
CFO                        250,000               14%      $1.19              $1.19          December
                                                                                            13, 2007

Lisa Rose
Corporate Secretary         76,000              4.3%      $1.19              $1.19          December
                                                                                            13, 2007



(1). Based on total number of options granted to directors/officers/consultants of the Company pursuant to the 2003 Stock Option plan during the fiscal year ended April 30, 2006.

(2) Mr. Gorman became CEO as of October 24, 2006.

During the fiscal year ended April 30, 2006 there has been no re-pricing of stock options held by any Named Executive Officer.

The following table provides detailed information regarding options exercised by the named executive officers during the fiscal year ended April 30, 2006 and options held by the named executive officers as at April 30, 2006.


    Name and                Shares        Value    # of shares under-
    Principal            acquired on    Realized     lying options
    Position             Exercise (#)      ($)         at year end
----------------------   ------------   --------   ------------------
Paul A. Gorman
CEO                            0           N/A          248,000

Kenneth Hill*
Vice President, Mining
Operations                     0           N/A          400,000

Rakesh Malhotra                0           N/A          250,000
CFO

Lisa Rose                      0           N/A          100,000
Corporate Secretary



* Subsequent to the year ended April 30, 2006, Mr. Kenneth Hill resigned as President and CEO of the Company. He was replaced by Mr. Howard Barth as President and CEO. Mr. Hill is staying with the Company as a director and in an officer's capacity by accepting the position of Vice President-Mining Operations. Mr. Barth resigned as President and CEO as of October 24, 2006. Paul
A. Gorman became CEO of the Company as of October 24, 2006.


The Company does not have a long term incentive plan, pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Company's securities), was paid or distributed to any executive officers during the three most recent completed years.

                                   COMPETITION

There is aggressive competition within the industry to discover and acquire properties considered to have commercial potential. We compete with other companies for exploration resources including equipment and drilling teams available to work in the Yukon Territory. In addition, we compete with others in efforts to obtain financing to explore and develop mineral properties.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Discussion of Operations & Financial Condition
Three months ended July 31, 2006

Yukon Gold has no source of revenue and we continue to operate at a loss. We expect our operating losses to continue for so long as we remain in an exploration stage and perhaps thereafter. As at July 31, 2006, we had accumulated losses of $4,660,519. Our ability to emerge from the exploration stage and conduct mining operations is dependent, in large part, upon our raising additional equity financing.


The Company's major endeavor over the quarter ended July 31, 2006 has been its exploration activities at the Marg Property and the Mount Hinton Property. As described below, the summer 2006 exploration program at the Mount Hinton Property had to be terminated prematurely due to the break down of drilling equipment at the site. The results of the 2006 summer exploration program at the Marg property are not yet available.

SELECTED QUARTER INFORMATION


                                    July 31, 2006   July 31, 2005
                                    -------------   -------------
Revenues                                Nil             Nil
Net Loss                              $1,428,727       $190,727
Loss per share-basic and diluted      $    (0.08)      $  (0.02)

                                    July 31, 2006   April 30, 2006
                                    -------------   --------------
Total Assets                          $2,177,549      $2,842,553
Total Liabilities                     $  380,551      $  250,688
Cash dividends declared per share        Nil             Nil

The total assets for the quarter ended July 31, 2006 includes current assets of $2,100,397, a restricted deposit in the amount of $17,889 and capital assets in the amount of $59,263. For the year ended April 30, 2006, total assets included current assets of $2,643,248, restricted cash in the amount of $118,275, a restricted deposit of $17,889 and capital assets of $63,141. The significant decrease in current assets is due to expenditures for the exploration programs at the Marg Property and the Mount Hinton Property and general operating expenses of the Company.

Revenues

No revenue was generated by the Company's operations during the quarter ended July 31, 2006 and the quarter ended July 31, 2005.

Net Loss

The Company's expenses are reflected in the Consolidated Statements of Operations under the category of Operating Expenses. To meet the criteria of United States generally accepted accounting principles ("GAAP"), all exploration and general and administrative costs related to projects are charged to operations in the year incurred.

The significant components of expense that have contributed to the total operating expense are discussed as follows:

      (a) Stock-based Compensation


      Included in the operating expenses for the quarter ended July 31, 2006 is stock option compensation expense of $85,323 as compared to $95,840 in the quarter ended July 31, 2005. Stock-based compensation expense represents approximately 6 % of the total operating expense for the quarter ended July 31, 2006. The stock based compensation expense has been calculated in accordance with generally accepted accounting principles in the United States, whereby the fair value of the stock options was determined at the time of grant of stock options to the Company's directors, officers and consultants, and expensed over the vesting term, in terms of the Black-Scholes option pricing model.

      (b) General and Administrative Expense

      Included in operating expenses for the quarter ended July 31, 2006 is general and administrative expense of $468,359, as compared with $92,050 for the quarter ended July 31, 2005. General and administrative expense represents approximately 33 % of the total operating expense for the quarter ended July 31, 2006 and approximately 48 % of the total operating expense for the quarter ended July 31, 2005. General and administrative expense increased by $376,309 in the current quarter, compared to the same quarter last year. The increase in this expense is mainly due to expensing the consulting fees payable amounting to $210,663 for the three new consultation contracts entered into during this quarter for assisting management with business promotion and development. Other increase relates to additional costs of compliance with the regulatory requirements of the Toronto Stock Exchange and the Ontario Securities Commission, and the increase in payroll and consulting fees.

      (c) Project Expense

      Included in operating expenses for the quarter ended July 31, 2006 is project expenses of $871,887 as compared with $2,594 for the quarter ended July 31, 2005. Project expense is the most significant expense and it represents approximately 61% of the total operating expense for the quarter ended July 31, 2006. Project expense increased by $869,293 in the current quarter, as compared to the same quarter of last year. The increase in this expense is mainly due to the fact that drilling programs in the Yukon Territory of Canada can only be conducted during the summer months and the Company had cash available to undertake more extensive exploration programs. During the quarter ended July 31, 2006, the Company also made a property payment of $134,512 (CDN $150,000) to the Hinton Syndicate, which was paid partly in cash and partly by the issue of 43,166 common shares.

Exploration at Mount Hinton

While high grade gold-silver veins were discovered and sampled by United Keno Hill Mines (UKHM) mainly during the period between 1965 and 1968, the Mount Hinton Property has received very little modern exploration and the full economic potential remains largely untested. Past efforts to fully evaluate the vein structures were frustrated by the steep terrain and difficult overburden conditions.

During the summer of 2006, we undertook an exploration program to delineate the vertical and lateral extent of some of the known vein structures at the site utilizing a new and improved reverse circulation drill and to carry out the geochemical surveys, prospecting and trenching that would help identify additional mineralized targets for future drilling and exploration programs. A second objective of the summer 2006 exploration program was to determine whether it would be more effective and feasible to evaluate the deposits by diamond drilling from an underground adit/ramp and where best to locate this underground development if feasible.

The 2006 summer program commenced on July 5, 2006 and was terminated on August 20, 2006 due to the mechanical break-down of drilling equipment and the unavailability of replacement drilling equipment. Prior to termination of the program, over 3000 soil samples were taken to identify potentially mineralized targets in unexplored areas of the property but generally in the headwaters of successful placer mining operations. In addition, at least six new veins were exposed or partially exposed by road construction during this year's program. New road construction totaling 3.2 km creates direct access to new surface drill sites and to a potential portal site from which underground development and diamond drilling is being considered for next year.

Following termination of the summer 2006 exploration program, by letter agreement dated August 17, 2006, the Hinton Syndicate agreed to allow the Company to defer a portion of the Work Program expenditures scheduled to be incurred by December 31, 2006. As a result, the Company was allowed to defer the expenditure of approximately $309,000 to $353,000 (CDN$350,000 to CDN$400,000) until December 31, 2007. With respect to the Option agreement between Yukon Gold and the Hinton Syndicate, Yukon Gold will earn a 75% interest in the property by making property payments of $721,865 (CDN $ 850,000) and spending $4,547,761 (CDN $ 5,225,000) on the property. Having received permission from the Hinton Syndicate to move the unused portion of the summer 2006 work program commitment to the 2007 summer work program the Company is up to date with its financial commitments with respect to the Mount Hinton Property.

The Company plans to resume its drilling program in the summer of 2007. Depending on the results and success of the 2007 program and Yukon Gold's ability to raise sufficient funds, a decision will be made in late 2007, as to which of the following programs are warranted. The options are as follows:

      1. Continue drilling to further evaluate the known vein systems as well as other targets that may have resulted from the 2006 geochemical surveys and prospecting program, or

      2. Develop an underground ramp from which diamond drilling and underground testing of some of the vein systems can be carried out, or

      3. Convert to a Joint Venture arrangement with the Hinton Syndicate as provided in the Hinton Syndicate Agreement whereby Yukon Gold would retain a 25% interest in the property having met the expenditure of $1,325,557 (CDN$1,500,000) in work programs on the Mount Hinton Property. Yukon Gold must spend $883,704 (CDN$1,000,000) in 2007 plus the deferred expenditures of approximately $309,000 to $353,000 (CDN $350,000 to CDN$400,000) as referred to above, in order to meet its work obligation under the Mount Hinton Agreement, unless it elects to convert to the joint venture arrangement.

Exploration at Marg Property


During the summer of 2006, we also undertook an exploration program at the Marg Property to extend the currently known resources toward a target of 9 to 10 million tons, which we believe to be the required threshold to proceed with the next stage of exploration, which includes an extensive feasibility study. This stage is sometimes referred to as the "Feasibility Stage." If a feasibility study is warranted, we will engage a consultant to determine whether the resource is economically able to support a mining operation. Currently there is an estimated 5.5 million tons of indicated and inferred resources outlined on the property. Some of the budgeted drilling was to be used to convert some resources categorized as "inferred" to resources categorized as "indicated" resources. So called "indicated" resources are better identified and quantified based upon industry standards of measurement. A total of $1,546,483 (CDN$1,750,000) has been budgeted to meet these objectives in 2006.


The program is made up of the following components and budgeted expenditures:

                                        $US         $CDN
                                    ----------   ----------
o 4400 metres of diamond drilling   $  685,755   $  776,000
o Geological support services       $  267,762   $  303,000
o Airborne geophysical survey       $  132,556   $  150,000
o Helicopter support                $  168,788   $  191,000
o Field support and management      $  291,622   $  330,000
                                    ----------   ----------
                                    $1,546,483   $1,750,000


On May 16, 2006 the Company accepted a proposed work program, budget and cash call schedule for the Marg Property totaling $1,674,866 (CDN$1,872,500) for the 2006 Work Program. On May 15, 2006 the Company paid $199,016 (CDN$222,500) to the contractor, on June 1, 2006 the Company paid $536,673 (CDN$600,000) to the contractor, and on July 20, 2006 the Company paid $357,782 (CDN$400,000) to the contractor - the first three of the five cash call payments. The fourth payment of $357,782 (CDN$400,000) was paid on August 20, 2006 and the fifth payment of $223,613 (CDN$250,000) was paid on September 20, 2006.

The results of the 2006 summer exploration program at the Marg property are not yet available. When results become available, we hope to be able to determine the near surface lateral extent of the ore zones and, to a lesser extent, their possible extension to depth. Most of the new resources would be classified as "inferred" and the next programs will be designed to confirm those resources into the "indicated" category. If, at this point, sufficient resources are indicated (9-10 million tons at current resource grades) an underground program would also be fast tracked to confirm the continuity and grades of the ore zones, evaluate potential mining methods and collect bulk samples of the ore for metallurgical and environmental testing. A winter road to mobilize the underground contractor's mining equipment, plant and camp would be established, we project in early 2007. If warranted, the underground program would be carried out during the summer of 2007 followed by a definitive feasibility study to be completed by the end of the first quarter of 2008.

Should the 2006 summer exploration program not succeed in increasing the resource to 10 million tons along strike, we believe there still exists good potential to expand the Marg Property resources to depth and down plunge to the west. Additionally, there are other untested showings identified as the Jane and Leyla on the Marg Property which have high geochemical responses and warrant follow-up drilling.

We note that the current high exploration activity in the Yukon Territory and elsewhere has caused a high demand for mining personnel, including diamond drillers, which may cause a significant delay in the progress of these programs and their milestones. To date, the programs at the Marg Property have been delayed by about one month due to the shortage of drillers.


Liquidity and Capital Resources


The following table summarizes the Company's cash flows and cash in hand:


                                               July 31, 2006   July 31, 2005
                                               -------------   -------------
Cash and cash equivalent                         $   889,565      $   17,053
Working capital (deficiency)                     $ 1,730,932      $ (618,881)
Cash used in operating activities                $ 1,904,045      $   13,098
Cash used in investing activities                $       nil      $      nil
Cash provided (used) in financing activities     $   425,497      $  (47,676)


Off-Balance Sheet Arrangement

The Company has a term deposit of $17,889 (CDN$20,000) with a Canadian financial institution which earns interest at 2.5% per annum and matures on April 26, 2007. This deposit has been assigned to the financial institution to enable the financial institution to issue an Irrevocable Letter of Credit to The First Nation of Na Cho Nyak Dun ("NND") which exercises certain powers over land use and environment protection within the Yukon Territory of Canada. The Company required access to move heavy equipment over the land controlled by NND and therefore posted this security bond so that if the Company fails to comply with reclamation requirements, then the security bond will be available to NND to complete the work or may form part of the compensation package.

Contractual Obligations and Commercial Commitments

In addition to the contractual obligations and commitments of the Company to acquire its mineral properties as described in Note 11 to our Financial Statements included with this report, the company has additional commitments for its office lease and to pay minimum lease payments under its capital lease. Refer to our annual financial statements for April 30, 2006 for future obligation payments.

Flow-Through Share Subscription

The Company entered into "flow-through" share subscription agreements during the year ended April 30, 2006 pursuant to which we committed to incur on or before December 31, 2006, a total of $198,750 of qualifying Canadian exploration expenses as described in the Income Tax Act of Canada. The Company has assigned to the holders of the "flow through" shares tax credits for such exploration expenses. As of July 31, 2006 the Company had incurred this expenditure.

Recent Accounting Pronouncements

In March 2005, the FASB issued an interpretation of Statement No. 143, "Accounting for Asset Retirement Obligations". This interpretation clarifies that the term "conditional asset retirement obligation" as used in the Statement No. 143, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.

The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred - generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exist. Statement No. 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This interpretation also clarifies when an entity would have sufficient information to reasonable estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years after December 15, 2005. Management does not expect FASB interpretation to the Statement No. 143 to have an impact to the Company's consolidated financial position or consolidated results of operations and cash flows.

In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections", a replacement of APB Opinion 20, "Accounting Changes" and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements." This Statement changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

FASB Statement No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005. Management does not anticipate this statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

In February 2006, the FASB issued Statement No. 155, "Accounting for Certain Hybrid Financial Instruments", an amendment of FASB Statement No.133, "Accounting for Derivative Instruments and Hedging Activities" and FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement permits fair value re measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. Management does not anticipate this Statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

In March 2006, the FASB issued Statement No. 156, "Accounting for Servicing of Financial Assets", an amendment of FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement amends Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. Management does not anticipate this Statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

SFAS NO. 123R- In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("FAS 123R"), which revised FAS 123 "Accounting for Stock-Based Compensation". FAS 123R requires measurement and recognition of the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide service in exchange for such award. Implementation is required as of the first interim or annual reporting period that begins after December 15, 2005 for public entities that file as small business issuers. Management has complied with this statement at the scheduled effective date commencing May 1, 2006.

The Company believes that the above standards would not have a material impact on its financial position, results of operations or cash flows.

Critical Accounting Policies

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, requires us to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, the reported amount of revenues and expenses during the reporting period and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, particularly those related to the determination of the estimated Canadian exploration tax credit receivable. To the extent actual results differ from those estimates, our future results of operations may be affected. Besides this critical accounting policy on use of estimates, we believe the following critical accounting policy affects the preparation of our consolidated financial statements.

Acquisition, Exploration and Evaluation Expenditures

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. For the purpose of preparing financial information, all costs associated with a property that has the potential to add to the Company's proven and probable reserves are expensed until a final feasibility study demonstrating the existence of proven and probable reserves is completed. No costs have been capitalized in the periods covered by these financial statements. Once capitalized, such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

                             CONTROLS AND PROCEDURES

(a) Disclosure Controls and Procedures. The Company's management, with the participation of the principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) as of the end of the June 30, 2006. Based on such evaluation, the principal executive officer and principal financial officer of the Company, respectively, have concluded that, as of the year end, the Company's disclosure controls and procedures are effective.

(b) Internal Control Over Financial Reporting. There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the year ended April 30, 2006 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

Limitations on the Effectiveness of Controls. We believe that a control system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the control system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of October 30, 2006, there are 18,819,204 shares of common stock outstanding, held by 774 shareholders of record.


In October of 2006 the Company completed a private placement of 550,000 units for consideration of $550,000. The units each consisted of consists: of (a) one common share of the Company and (b) one 2-year warrant to purchase a common share at a price of $1.50 per share for the first twelve (12) months from the date of closing and thereafter $2.00 per share for the remainder of the two-year term of the warrant. The purchasers of the units were non-U.S persons and the offering was conducted entirely in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act. Each of the purchasers executed a subscription agreement in which they agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States. A finder's fee of 6% and reimbursement of all expenses (subject to a cap) was paid to Novadan Capital Ltd., a Toronto, Ontario limited market dealer ("Novaden") in connection with this private placement.

On August 22, 2006, the Company completed a private placement of 400,000 units where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $400,000. The Company will pay a finders fee equal to 6% of the gross proceeds. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term. Closing of this placement requires Toronto Stock Exchange approval. Conditional approval was given by the Toronto Stock Exchange on August 29, 2006. The purchaser of the units was a single accredited investor. The private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.


On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.88 (CDN$1.00) from a warrant holder in consideration of $53,824 (CDN$61,171). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On July 7, 2006 the Company issued 43,166 common shares and paid $80,501 (CDN$90,000) in cash in settlement of a property payment for the Mount Hinton Property. The shares were valued at $53,845 (CDN $60,000) $1.25 (CDN$1.39) each. The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with the Hinton Syndicate and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $57,869 (CDN$64,120). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,632 (CDN$158,090). The securities were issued to a Canadian investor pursuant to an exemption under Regulation S.

On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $15,939 (CDN$17,971). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $38,895 (CDN$43,667). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder (and former officer of the Company) in consideration of $14,253 (CDN$16,000). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Regulation D.

On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $39,368 (CDN$43,667). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director. The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91). The former officer is an accredited investor and a Canadian citizen. The issuance was undertaken pursuant to an exemption from registration under Regulation D. The former officer was an accredited investor pursuant to Rule 501 of Regulation D (both in terms of net worth and as an executive of the Company).

On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,987 (CDN$10,000). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $40,450 (CDN$45,045). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 29, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder (a former Canadian director of the Company) in consideration of $14,280 (CDN$16,000). The issuance of these shares was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation D. The holder of the warrant was an accredited investor pursuant to Rule 501 Regulation D (both in terms of net worth and as an executive of the Company).

On April 11, 2006, a Canadian director of the Company exercised his option to purchase 10,000 common shares at the option price of $0.55 per share. The Company received payment and issued 10,000 common shares. The issuance of these shares was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On March 28, 2006 the Company completed a brokered private placement through the issuance of 5,331,327 common share units at a price of $0.60 per unit for gross proceeds of $3,198,799. The Company also completed a private placement through the issuance of 25,000 so-called "flow-through" shares at a price of $0.75 per share for gross proceeds of $ 18,750. "Flow through" shares carry certain tax benefits to shareholders who are Canadian tax payers. The Company must use the proceeds from the placement of "flow-through" securities for exploration and development programs in order to enable the holders of "flow-through" shares to derive the tax benefits in Canada. Each Common share unit consists of one share and one-half of one common share purchase warrant. Each whole common share purchase warrant entitles the holder to purchase one common share at $0.90 per share for a period expiring on March 28, 2008. Novadan (or its permitted assignees) received a commission in connection with this private placement consisting of cash equal to 9% of the proceeds of the private placement in Canada ($289,579.00) and 533,133 broker's warrants equaling 10% of the number of common share units sold. Each broker warrant entitles Novadan or its permitted assigns to purchase common shares and one-half share purchase warrant for $0.60 until March 28, 2008. Each full warrant is then exercisable for $0.90. In addition, Yukon Gold paid all of Novadan's expenses related to the private placement, subject to a cap of $20,000. The purchasers of 3,873,993 of these units were non-U.S persons pursuant to a private placement in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Each purchaser in the Canadian private placement executed a subscription agreement in which they agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States. The Purchasers of 1,482,334 of these units were United States citizens, all of whom were accredited investors as that term is used in Regulation D. The U.S. private placement was undertaken pursuant to an exemption from registration under
Section 4(2) the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act ("Regulation D"). As part of the agreement with Novadan in connection with this offering, the Company granted to Novadan a right-of-first refusal to act as underwriter or best-efforts placement agent in connection with any subsequent public or private offering by the Company within eighteen months of the closing. In addition, Yukon Gold entered into a Consulting Agreement with Novadan for ongoing financial and strategic advice. As compensation under the Consulting Agreement, Yukon Gold will issue to Novadan 240,000 shares of its common stock, such shares to be issued in equal installments over the twelve-month period of the Consulting Agreement. Yukon Gold has agreed to register the re-sale of these shares at the earliest date that the Company files a registration statement.

On January 11, 2006 a holder converted promissory notes of the Company on their due dates and the Company issued 101,150 common shares and 50,000 warrants covering the principal amounts of $75,000 and interest in the amount of $1,533 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.


On December 30, 2005, Yukon Gold completed a private placement of 200,000 flow-through special warrants to a single investor in Canada for consideration of $180,000. Each such flow-through special warrant entitles the holder to acquire one "flow through" common share of the Company for no additional consideration. So-called "flow through" shares carry certain tax benefit to Canadian holders. The Company has undertaken to register the re-sale of the common shares underlying the flow-through special warrants. The flow-through special warrants become automatically exercisable as of the effective date of a registration statement covering the resale of the underlying shares in the United States. The purchaser of the flow-through special warrants was a non-U.S person pursuant to a private placement in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On December 15, 2005, the Company completed the sale of 400,000 special warrants to a single investor in Canada at a purchase price of $1.01 per special warrant for total consideration of $404,000. Each special warrant entitles the holder to purchase one common share of the Company and one additional common share purchase warrant at no additional cost. The Company has undertaken to register the re-sale of the common shares underlying the special warrants. The special warrants become automatically exercised as of the effective date of a registration statement covering the resale of the underlying shares in the United States. The terms of the private placement provided that if such a registration statement covering such re-sale was not effective by June 15, 2006, the holder of the special warrant would be entitled to receive 1.1 common shares and 1.1 Special Warrants for each common share and special warrant then held by such holder in lieu of the holders original interest (an additional 10% issuance referred to as "penalty interest"). The Company did not file a registration statement covering the re-sale of such shares and this holder is now entitled to receive the penalty interest. The Company declined to file a re-sale registration statement at that time in order to avoid interference with other capital raising efforts of the Company in the United States. The purchaser of the special warrants was a non-U.S person pursuant to a private placement in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.


On December 7, 2005 an accredited investor converted promissory notes of the Company on their due dates and the Company issued 34,306 common shares and 17,001 warrants covering the principal amounts of $25,500 and interest in the amount of $409 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 7, 2005 the board of directors authorized the issuance of 10,000 common shares to a shareholder upon the exercise of 10,000 warrants in consideration of $8,772 (CDN$10,000). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 6, 2005 the board of directors authorized the issuance of 133,333 common shares valued at $100,000 for property payment to Atna Resources Ltd., along with a cash payment of $43,406 (CDN$50,000) as per terms of the Marg Acquisition Agreement. The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2005. The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On December 5, 2005, the Company completed a private placement of 150,000 common shares and 150,000 warrants to a single accredited investor for consideration of $151,500. Each common share was priced at $1.00 and each warrant at $0.01. Each warrant entitles the holder to purchase one common share of the Company at an exercise price of $1.00 for a period of one year from the date of issuance. This private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On November 9, 2005, an accredited investor converted a promissory note on its due date and the Company issued 76,525 common shares and 37,500 warrants covering the principal amount of $56,250 and interest in the amount of $1,143 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On October 18 and 24, 2005 the Company issued a total of 59,547 common shares and 29,167 warrants covering the principal amount of $43,750, plus interest of $910, on conversion of a convertible promissory note issued on October 6, 2004. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On October 18, 2005 the Company authorized the issuance of 14,000 common shares for the exercise of 14,000 warrants from a warrant holder in consideration of $12,000. The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.


On August 31, 2005, the Company accepted subscriptions from four accredited investors and one accredited corporation, all residents of Canada, for a total of 200,000 units priced at $0.55 per unit for a total of $110,000. Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring August 31, 2007. This private placement was undertaken pursuant to an exemption from registration under Regulation S. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.


On August 29, 2005, the Company completed the sale of 149,867 units at $0.55 per unit to a Canadian director of the Company for $82,427 (CDN$100,000). Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 5, 2007. This private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act.

On August 26, 2005 the board of directors approved the issuance of 490,909 units at $0.55 per unit to J.L. Guerra, Jr., then an arms length accredited shareholder for a total of $270,000. Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full share purchase warrant entitles the holder to purchase one common share at $1.00 per share, after one year and seven days following closing, for a period of two (2) years following such date. The Company received $20,000 of the subscription price on August 12, 2005 as a loan to be applied to the subscription price and $100,000 on September 15, 2005 and a promissory note for $150,000, due on or before October 1, 2005, for the balance of the subscription price. The promissory note was paid in full by the due date. Mr. Guerra subsequently became a director of the Company on November 2, 2005 and then became chairman of the board on July 11, 2006. Mr. Guerra is an accredited investor. This private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 25, 2005 the Company entered into a Consulting Agreement with Endeavor Holdings, Inc. ("Endeavor"), based in New York, New York to assist the Company in raising capital. Under the terms of this agreement the Company agreed to pay Endeavor 150,000 common shares at the rate of 25,000 shares per month. Either party could cancel the agreement upon 30 days notice. The Company issued 150,000 common shares valued at $130,500 to Endeavor. Endeavor is an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 23, 2005 the board of directors approved the issuance of 24,336 units to an arms length investor and 12,168 units to an officer of the Company at $0.55 per unit, in settlement of an accounts payable for services, for a total of $20,077 (CDN$24,398). Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 15, 2007. The issuance of these securities was undertaken pursuant to negotiated agreements and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On August 5, 2005 the board of directors authorized the issuance of 369,215 common shares and 184,608 share purchase warrants in settlement of a demand promissory note in the amount of $200,000 plus interest of $3,068.25. Each common share was priced at $0.545 and each full warrant at $0.01. Each share purchase warrant entitles the holder to purchase one common share for $1.00 per share on or before August 5, 2007. This private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.


On March 2, 2005 the Company issued 76,204 common shares on conversion of a convertible promissory note. The holder of the promissory note was an accredited investor. The issuance of shares was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On March 1, 2005 the Company issued 133,333 common shares to Atna as a property payment in the amount of $100,000 for the Marg Property. The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

Purchase Warrants

The following table summarizes the warrants outstanding as of the year ended April 30, 2006.


                                                           Number of
                                                            Warrants   Exercise
                                                            Granted     Prices       Expiry Date
                                                           ---------   --------   -----------------
Outstanding at April 30, 2004 and average exercise price     499,731     $0.79
Granted in year 2004-2005                                     37,500     $1.25    June 30, 2006
                                                           ---------     -----
Outstanding at April 30, 2005 and average exercise price     537,231     $0.82
Granted in year 2005-2006                                    150,000     $1.00    December 5, 2006
Granted in year 2005-2006                                     32,320     $1.00    December 15, 2006
Granted in year 2005-2006                                    259,542     $1.00    August 5, 2007
Granted in year 2005-2006                                     18,252     $1.00    August 15, 2007
Granted in year 2005-2006                                    245,455     $1.00    August 22, 2007
Granted in year 2005-2006                                    100,000     $1.00    August 31, 2007
Granted in year 2005-2006                                     12,500     $1.25    January 14, 2007
Granted in year 2005-2006                                     16,667     $1.25    January 25, 2007
Granted in year 2005-2006                                     37,500     $1.25    February 9, 2007
Granted in year 2005-2006                                     17,001     $1.25    March 7, 2007
Granted in year 2005-2006                                     50,000     $1.25    April 11, 2007
Granted in year 2005-2006                                  2,665,669     $0.90    March 28, 2008
Granted in year 2005-2006                                    533,133     $0.60    March 28, 2008
Exercised                                                    (24,000)   ($0.82)
Expired                                                           --
Cancelled                                                         --        --
                                                           ---------     -----
Outstanding at April 30, 2006 and average exercise price   4,651,270     $0.88
                                                           =========     =====

Outstanding Share Data


As at October 30, 2006, the Company had 18,819,204 common shares outstanding.

As of April 30, 2006 16,366,728 Common shares of the Company were outstanding. Of the options to purchase common shares issued to the Company's directors, officers and consultants under the Company's stock option plan, 2,958,000 remained outstanding as of April 30, 2006 with exercise prices ranging from $0.55 to $1.19 and expiry dates ranging from December 15, 2006 to January 20, 2008. If exercised, 2,958,000 common shares of the Company would be issued, generating proceeds of $2,632,620.


On April 30, 2006, 4,651,270 share purchase warrants were outstanding with exercise prices ranging from $0.60 to $1.25 and expiring between December 5, 2006 and March 28, 2008. If exercised, 4,651,270 common shares would be issued, generating proceeds of $4,093,118.


As of April 30, 2006:


                                   Number of securities to be     Weighted-average exercise        Number of securities remaining
                                    issued upon exercise of          price of outstanding        available for future issuance under
                                 outstanding options, warrants   options, warrants and rights   equity compensation plans (excluding
                                           and rights                                            securities reflected in column (a))
                                 -----------------------------   ----------------------------   ------------------------------------
                                              (a)                            (b)                                     (c)
                                 -----------------------------   ----------------------------   ------------------------------------
  Equity compensation plans
 approved by security holders              7,609,270                        $0.88                                2,042,000*

Equity compensation plans not                 N/A                            N/A                                     N/A
approved by securities holders

            Total                          7,609,270                        $0.88                                2,042,000

*On May 23, 2005, the Company filed a registration statement on Form S-8 in order to register the issuance of 3.3 million shares pursuant to the 2003 Stock Option Plan.


To date the Company has not paid any dividends on our common stock and the Company does not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the board of directors.

The Company's common stock is traded on the Over the Counter Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "YGDC." The Over the Counter Bulletin Board does not have any quantitative or qualitative standards such as those required for companies listed on the Nasdaq Small Cap Market or National Market System. Our high and low sales prices of our common stock are as follows. The following quotations represent inter-dealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

FISCAL YEAR 2005      HIGH    LOW
----------------     -----   ----
First Quarter         N/A     N/A
Second Quarter        N/A     N/A
Third Quarter        $0.80   $0.10
Fourth Quarter       $1.28   $0.60

FISCAL YEAR 2006      HIGH    LOW
----------------     -----   ----
First Quarter        $1.05   $0.42
Second Quarter       $1.12   $0.52
Third Quarter        $1.45   $0.60
Fourth Quarter       $2.25   $0.67

FISCAL YEAR 2007


First Quarter        $1.70   $1.05


As of April 19, 2006, our stock began trading on the Toronto Stock Exchange under the symbol "YK." The high and low trading prices for our common stock for the fiscal year periods indicated below are as follows:

FISCAL YEAR 2006           HIGH                 LOW

Fourth Quarter       US$2.25 (CDN$2.40)   US$0.67 (CDN$0.75)

FISCAL YEAR 2007


First Quarter        $1.70 (CDN$2.33)     $1.05 (CDN$1.00)


Our Transfer Agent

Our transfer agent is Equity Transfer Services, Inc. with offices at 120 Adelaide Street W. Suite 420, Toronto, Ontario M5H 4C3. Their phone number is 416-361-0930. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

Dividends


The Company has not declared any cash dividends on our common stock. The Company plans to retain any future earnings, if any, for exploration programs, administrative expenses and development of the Company and its assets.


Securities Authorized for Issuance Under Equity Compensation Plans.

On October 28, 2003 Yukon Gold adopted the 2003 Stock Option Plan (the "Plan") under which our officers, directors, consultants, advisors and employees may receive stock options. The aggregate number of shares that may be issued under the Plan is 5,000,000 shares. The purpose of the Plan is to assist Yukon Gold and its subsidiaries and affiliates in attracting and retaining qualified individuals to serve as directors, officers, consultants, advisors, and employees of our Company who will contribute to our Company's success and to achieve long-term objectives that will inure to the benefit of all shareholders of Yukon Gold. Options granted under the Plan will be either "incentive stock options," intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "nonqualified stock options." For purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation," as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Plan is administered by a Committee of the board of directors who will establish the terms under which options are granted.

On May 23, 2005, Yukon Gold filed a registration statement on Form S-8 with the SEC pursuant to which it registered 3,300,000 shares of common stock reserved for issuance upon exercise of options granted pursuant to the Plan. On February 10, 2006 the board of directors amended the 2003 Stock Option Plan to cease accepting promissory notes of option holders as payment for the exercise of options. No other changes were made.


The following summarizes options outstanding as at April 30, 2006:


                                                   Number of shares
                            Option price         ---------------------
  Expiry date                 per share             2006        2005
-----------------   --------------------------   ---------   ---------
December 15, 2006               0.75             1,100,000   1,750,000
January 5, 2007                 0.75                84,000      84,000
June 28, 2007                   0.55               490,000          --
April 15, 2008                  0.58                20,000          --
December 13, 2007               1.19             1,026,000          --
December 13, 2007               1.19                88,000          --
January 20, 2008                0.85               150,000          --
                                                 ---------   ---------
                                                 2,958,000   1,834,000
                                                 ---------   ---------
Weighted average exercise price at end of year        0.89        0.75
                                                 ---------   ---------

                                                    Number of shares
                                                 ---------------------
                                                    2006        2005
                                                 ---------   ---------
Outstanding, beginning of year                   1,834,000          --
Granted                                          1,784,000   1,834,000
Expired                                                 --          --
Exercised                                          (10,000)         --
Forfeited                                               --          --
Cancelled                                         (650,000)         --
Outstanding, end of year                         2,958,000   1,834,000
Exercisable, end of year                         1,269,450     302,176

            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

                               Board of Directors

The following individuals have agreed to sit on the Board of Directors of Yukon Gold. Each director will serve until the next meeting of shareholders or until replaced. Each individual's background is of material importance to Yukon Gold and is described below.

                                                             Date of Appointment
                                                                to The Board
Name                    Position                                of Directors
----                    --------                             -------------------
J.L. Guerra, Jr.        Director, Chairman of the Board      November 2, 2005

Paul A. Gorman          Director, CEO                        October 24, 2006


Howard Barth            Director                             May 11, 2005


Kenneth Hill            Director, Vice President - Mining    December 15, 2004
                        Operations

Chet Idziszek           Director                             November 17, 2005

Robert E. Van Tassell   Director                             May 30, 2005

                                   Management
                                   ----------
Paul A. Gorman          CEO

Rakesh Malhotra         Chief Financial Officer

Kenneth Hill            Vice President - Mining Operations

Lisa Rose               Corporate Secretary
(formerly Lisa
Lacroix)

Reorganization of Officers and Directors


As of October 24, 2006, Paul Gorman became the Chief Executive Officer of the Company following the resignation of Howard Barth as Chief Executive Officer and President. Mr. Barth continues as a Director of the Company. Prior to becoming the Company's Chief Executive Officer, Mr. Gorman was the Company's Vice President - Development. There were no disagreements between the Company and Mr. Barth with respect to the Company's operations, policies or practices.


As of June 29, 2006, Ken Hill resigned as President and CEO of the Company and was replaced by Howard Barth as President and CEO. Mr. Barth is also a director of the Company. Mr. Hill became Vice President - Mining Operations of the Company. There were no disagreements between the Company and Mr. Hill with respect to the Company's operations, policies or practices. Mr. Hill was appointed to fill a vacancy on the board and to fill the position of President and CEO as of January 17, 2005 following the resignation of W. Warren Holmes as CEO and the resignation of Brian Robertson as President.


Yukon Gold accepted the resignation of W. Warren Holmes as a director and Chairman of the board of directors and his resignation as a director and officer of the Company's wholly owned subsidiary, Yukon Gold Corp., an Ontario corporation, in each case effective as of July 11, 2006. As of that date, J.L. Guerra, Jr. became Chairman of the Board of Directors of the Company. There were no disagreements between the Company and Mr. Holmes with respect to the Company's operations, policies or practices.

As of November 17, 2005, Rene Galipeau resigned as a director and as the chief financial officer of the Company. He was appointed to that position as of May 11, 2005. His position as chief financial officer was filled by Rakesh Malhotra. The vacancy on the board was filled by the appointment of Chet Idziszek. There were no disagreements between the Company and Mr. Galipeau with respect to the Company's operations, policies or practices.

As of January 17, 2006, Brian Robertson resigned as a director and President of the Company. There were no disagreements between the Company and Mr. Robertson with respect to the Company's operations, policies or practices.


As of November 7, 2005, Paul Gorman was appointed to the position of Vice President - Corporate Development and subsequently on October 24, 2006, was appointed as the Chief Executive Officer.


As of November 2, 2005, J.L. Guerra, Jr. was appointed to fill a vacancy on the board of directors of the Company.

As of September 7, 2005, Lisa Rose was appointed to the position of Corporate Secretary.

As of May 11, 2005, Stafford Kelley resigned as a director and as Secretary-Treasurer of the Company. There were no disagreements between the Company and Mr. Kelley with respect to the Company's operations, policies or practices.

As of May 30, 2005, Richard Ewing resigned as a director of the Company. There were no disagreements between the Company and Mr. Ewing with respect to the Company's operations, policies or practices. Robert ("Dutch") Van Tassell was appointed to fill the vacancy on the board of directors left by Mr. Ewing as of May 30, 2005.


Of our six directors, four directors are independent directors. The Company believes its new board members add strength to the management team.


The following is a description of each member of our Board of Directors and our management.

J.L. Guerra, Jr., Director, Chairman of the Board

Mr. Guerra has over twenty years of experience operating his own businesses in the real estate brokerage, acquisition and development business in San Antonio, Texas. Mr. Guerra has acquired and sold industrial buildings, warehouses, office buildings and raw land for investors and investment entities. His current projects include acquisition, planning and development of residential, golf and resort properties, specifically Canyon Springs in San Antonio, Texas. Mr. Guerra also has experience with venture capital projects and has raised substantial capital for numerous projects in mining, hi-tech and other areas. Mr. Guerra lives in San Antonio, Texas. Mr. Guerra is 50 years old.

Paul Gorman, CEO


Mr. Gorman became the Company's CEO as of October 24, 2006. Mr. Gorman is principally involved in securing financing for the Company's operations and exploration. Mr. Gorman also handles investor relations. Prior to joining Yukon Gold, Mr. Gorman was the President and managing partner of Vantage Point Capital, a Merchant Bank and Corporate Relations Firm. For the last four years, Mr. Gorman has been working with companies to assist them in developing well-defined marketing programs. Mr. Gorman's responsibilities also included raising capital, as well as promoting the companies to the investment community and writing strategic plans for business growth. Mr. Gorman is 35 years old.

Howard Barth, President, Director

Howard Barth became President and CEO of the Company on June 29, 2006 and resigned as such as of October 24, 2006. Mr. Barth continues with the Company as a Director. Mr. Barth graduated with a B.A. in Geography at York University, in Toronto, Ontario. He continued his studies at York University through the Schulich School of Business and graduated with a Masters degree in Business Administration in 1976. Upon graduation Mr. Barth worked for William Eisenburg & Company (now PricewaterhouseCoopers), a large Toronto accounting firm and attained his C.A. designation. After spending the next few years working with different firms in the Greater Toronto area, Mr. Barth started his own accounting practice in 1984 and subsequently expanded his firm by adding two partners. In his 25 years of public practice Mr. Barth has had direct involvement in a number of industries and is familiar with all aspects of accounting for small to medium sized businesses. His diverse clientele includes businesses in the construction, retail, manufacturing, and restaurant sectors. Since 1979 Mr. Barth has been a member of the Canadian Institute of Chartered Accountants and the Ontario Institute of Chartered Accountants. Mr. Barth is 53 years old.


Robert E. "Dutch" Van Tassell, Director


Robert E. "Dutch" Van Tassell was born in 1935 in Digby, Nova Scotia and graduated with a degree in Geology from Mount Allison University in 1958.
Mr. Van Tassell began his mining career in 1956 as a summer student with Giant Yellowknife Mines, in the North West Territories of Canada. Mr. Van Tassell remained with Giant Yellowknife Mines from 1956 to 1962 where he was involved with mining and exploration geology. In 1962, Mr. Van Tassell was employed with Denison Mines located in Elliot Lake, Ontario for a short period of time as an underground geologist. In 1963 he joined United Keno Hill Mines in the Yukon Territory and was a key participant in the discovery of the Husky Mine in 1967, which produced over 17 million ounces of silver. In 1969 Mr. Van Tassell set up a Yukon regional exploration office in Whitehorse which in 1972 discovered the Minto Copper Deposit, employing helicopter supported two man prospecting crews in tree covered areas. While in Whitehorse Mr. Van Tassell served as a director for the Yukon Chamber of Mines for eleven years, two as its president. He also served four terms on the Northern Resources Conference which is held every three years and sponsored by the Yukon Chamber of Mines and Whitehorse Chamber of Commerce, two of these as Chairman. He also served as Chairman of the Whitehorse branch of the Canadian Institute of Mining and Metallurgy (the "CIM"). He also gave introductory and advanced prospecting courses for the Chamber of Mines. In 1982 Mr. Van Tassell joined Dickenson Mines in Toronto, Ontario as Vice President of Exploration. In 1984 he was involved with the discovery of additional reserves at the then active silver, lead, zinc Silvana Mine at Sandon, B.C. In 1988 he also played a part in Dickenson's acquisition of the Wharf Mine in South Dakota. While in Toronto Mr. Van Tassell also served as a Board member of the Prospector's and Developers Association of Canada (PDAC) from 1984 to 1993 serving as Chairman on the Program and Environmental Committees. Mr. Van Tassell is a Life member of the CIM and a member of The Geological Association of Canada. In March, 2000 he was presented with a lifetime Achievement Award by the PDAC for his contribution to the Mining Industry. Mr. Van Tassell retired in 1998 to assist with family maters. Mr. Van Tassell is 71 years old. Mr. Van Tassell is also a director of Colombia Goldfields Ltd., Lexam Explorations Inc., Plato Gold Corp., Red Lake Resources and Rupert Resources Ltd.


Chet Idziszek, Director


Mr. Idziszek has been active in the mining industry since 1971. He holds a Masters of Applied Science degree from McGill University. He has worked as a manager and senior geologist for several international mining companies since 1971. In 1990, he received the "Mining Man of the Year" award in recognition of his vital role in the discovery and development of the Eskay Creek Deposits in Northwestern British Columbia. He also received the prestigious "Prospector of the Year Award for 1994", again, in recognition of the major role he played in the discovery and development of the Eskay Creek Deposits, as well as for his leadership of Adrian Resources Ltd. during its exploration and development of the Petaquilla copper-gold deposits in Panama. Mr. Idziszek was President of Adrian Resource Ltd. until April of 2004. As a Director of Arequipa Resources Ltd. he helped during the negotiations with Barrick Gold Corp. to maximize the value received by Arequipa shareholders during the successful take-over bid by Barrick in 1996. Mr. Idziszek is a member of Society of Economic Geologists, I.A.G.O.D. the Geological Association of Canada and a Fellow of the Geological Society, London. Mr. Idziszek is 58 years old.


Ken Hill, Director, Vice-President - Mining Operations


Mr. Hill came to Yukon Gold with over forty years of experience in the mining industry. Mr. Hill is a registered professional engineer and graduated with a degree in Geological Engineering from the Michigan Technological University. He also holds a degree in Mining Technology from the Haileybury School of Mines.Mr. Hill is the founder of ProMin Consulting Associates Inc., a Canadian company that provides independent consulting and project management services to the global minerals industry. Prior to his involvement with ProMin Consulting Associates Inc., Mr. Hill held senior positions involving mine design, mine development and mine operations with Inmet Mining Corp., Northgate Exploration Ltd., Dome Mines Ltd. (now Placer Dome Inc.) and J.S. Redpath Ltd. Mr. Hill is 66 years old.

                             Officers

Rakesh Malhotra, Chief Financial Officer


Mr. Malhotra is a United States certified public accountant and a Canadian chartered accountant with considerable finance and accounting experience. Mr. Malhotra graduated with a Bachelor of Commerce (Honours) from the University of Delhi (India) and worked for a large accounting firm A.F Ferguson & Co. (Indian correspondent for KPMG) and obtained his CA designation in India. Having practiced as an accountant for over 10 years in New Delhi, he moved to the Middle East and worked for 5 years with the highly successful International Bahwan Group of Companies in a senior finance position. Mr. Malhotra is a CPA (Illinois) and also holds a Canadian CA designation. He worked as a Chartered Accountant with a mid-sized Chartered Accounting firm in Toronto doing audits of Public Companies and has worked for over four years as vice president of finance for a private group of service companies in Toronto. Mr. Malhotra has more than 20 years of experience in accounting and finance. He has substantial experience with consolidations, treasury management and financial statement audit. He is also a certified Masters by Oracle for Oracle Financials (ERP). Mr. Malhotra is 49 years old.

Lisa Rose, Corporate Secretary

Mrs. Rose (formerly Lisa Lacroix) has spent fourteen years working in a variety of fields ranging from retail to merchant banking. She attended Etobicoke Collegiate Institute and her studies focused on Business Administration and Law. Upon graduating in 1992 she began her career working for an accounting firm that specialized in Off-shore Investing and assisted in conducting seminars on the benefits of such investments.


In 1997 she began working for the Harten Group, a conglomerate of 11 companies owned by one family. The companies included a telecommunications firm, a natural gas provider, a private funding corporation (loans and mortgages), commercial/residential property management, an art gallery and professional race horses.

In 1999 Mrs. Rose joined Medallion Capital Corp. Beginning in January of 2005 Yukon Gold employed Lisa as a full time employee. She was appointed Corporate Secretary on September 7, 2005. Mrs. Rose is 32 years old.

                             EXECUTIVE COMPENSATION

The following table shows the compensation paid during the last three fiscal years ended April 30, 2006, 2005 and 2004 for the Chief Executive Officer, the Chief Financial Officer and the next four most highly compensated officers of the Company.

                           SUMMARY COMPENSATION TABLE


                                                                                Long-Term Compensation
                                                                        -----------------------------------
                                 Year                                          Awards             Payout
                                April                                   ------------------------  ------
Name and Principal Position      30,          Annual Compensation                    Securities
-----------------------------   -----   -----------------------------   Restricted   Underlying
                                                         Other Annual     Stock      Options/SAR    LTIP        All Other
                                        Salary   Bonus   Compensation    Award(s)      Granted     Payouts   Compensation
                                         ($)      ($)         ($)           ($)          (#)         ($)          ($)
                                        ------   -----   ------------   ----------   -----------   --------   ------------
Paul A. Gorman
CEO (1)                         2006     Nil      Nil       34,440           Nil        200,000       Nil         Nil
                                2005     Nil      Nil         Nil            Nil          Nil         Nil         Nil
                                2004     Nil      Nil         Nil            Nil          Nil         Nil         Nil
                                2006     Nil      Nil       14,755           Nil        150,000       Nil         Nil

Kenneth Hill Former President   2005     Nil      Nil         Nil            Nil        250,000       Nil         Nil
and CEO (2)
                                2004     Nil      Nil         Nil            Nil          Nil         Nil         Nil

Rakesh                          2006     Nil      Nil       15,107           Nil        250,000       Nil         Nil
Malhotra
CFO (3)                         2005     Nil      Nil         Nil            Nil          Nil         Nil         Nil
                                2004     Nil      Nil         Nil            Nil          Nil         Nil         Nil

Lisa Rose                       2006    25,858    Nil         Nil            Nil         76,000       Nil         Nil
Corporate Secretary (4)
                                2005     Nil      Nil         Nil            Nil          Nil         Nil         Nil
                                2004     Nil      Nil         Nil            Nil          Nil         Nil         Nil



(1) Mr. Gorman became an officer of the Company on November 7, 2005. He became the Company's Chief Executive Officer as of October 24, 2006. Prior to becoming the Company's Chief Executive Officer, Mr. Gorman was the Company's Vice President - Development. The compensation shown above was paid during the period that Mr. Gormna was the Company's Vice President - Corporate Development effective November 7, 2005

(2) Mr. Hill became President and CEO of the Company following the resignation of both, W. Warren Holmes as CEO and Brian Robertson as President, on January 17, 2005. He resigned as President and CEO as of June 29, 2006 and became Vice President, Mining Operations of the Company.

(3) Mr. Malhotra became the Chief Financial Officer of the Company following the resignation of Rene Galipeau on November 17, 2005.

(4) Mrs. Rose (formerly Lisa Lacroix) became Corporate Secretary of the Company on September 7, 2005.


The Company does not have a long term incentive plan, pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Company's securities), was paid or distributed to any executive officers during the three most recent completed years.

Stock options granted to the named executive officers during the fiscal year ended April 30, 2006 are provided in the table below:


                                    % of Total                        Market Value of
                      Securities    Options/SARs                  Securities Underlying
                         Under       Granted to      Exercise or  Options/SARs on the Date
                     Options/SARs   Employees in     Base Price         of Grant            Expiration
   Name               Granted (#)  Fiscal year (1)  ($/Security)       ($/Security)            Date
-------------------  ------------  ---------------  ------------  ------------------------  -----------------
Paul Gorman
CEO                      200,000       11.2%            $1.19                $1.19          December 13, 2007

Kenneth Hill,.
Vice President           150,000        8.4%            $0.85                $0.85          January 20, 2008
Mining Operations

W. Warren Holmes,
Former CEO.                  Nil        N/A              N/A                   N/A                N/A

Rakesh Malhotra
CFO                      250,000         14%            $1.19                $1.19          December 13, 2007

Rene Galipeau
Former CFO (2)               Nil        N/A               N/A                  N/A                N/A

Lisa Rose
Corporate Secretary       76,000        4.3%            $1.19                $1.19          December 13, 2007


      (1) Based on total number of options granted to directors/officers/consultants of the Company pursuant to the 2003 Stock Option plan during the fiscal year ended April 30, 2006.

      (2) Due to the resignation of Mr. Galipeau, the Company cancelled 200,000 of his 250,000 options that had been granted on December 15, 2004.


There has been no re-pricing of stock options held by any Named Executive
Officer

The following table provides detailed information regarding options exercised by the named executive officers during the fiscal year ended April 30, 2006 and options held by the named executive officers as at April 30, 2006.


Name and                Shares       Value    # of shares under-
Principal            acquired on   Realized     lying options
Position              Exercise(#)    ($)          at year end
-------------------  ------------  --------   ------------------
Paul Gorman
CEO                       0            N/A          248,000

Kenneth Hill
Vice President            0            N/A          400,000
Mining Operations

W. Warren Holmes          0            N/A          250,000
Former CEO

Rakesh Malhotra           0            N/A          250,000
CFO

Rene Galipeau             0            N/A           50,000
Former CFO

Lisa Rose                 0            N/A         100,000
Corporate Secretary


On May 23, 2005, Yukon Gold filed a registration statement on Form S-8 with the SEC pursuant to which it registered 3,300,000 shares of common stock reserved for issuance upon exercise of options granted pursuant to the Plan.

d) Compensation of Directors

Directors are not paid any fees in their capacity as directors of the Company. The directors are entitled to participate in the Corporation's stock option plan. During the year ended April 30, 2006 certain directors were granted options as per details as follows:


Mr. Barth was granted 250,000 stock options at an exercise price of $0.55. These options remain in effect until June 28, 2007.

Mr. Van Tassell was granted 250,000 stock options at an exercise price of $0.55 and valid until June 28, 2007.


Mr. Guerra, Jr. was granted 250,000 stock options at an exercise price of $1.19 and valid until December 13, 2007.

Mr. Idziszek was granted 250,000 stock options at an exercise price of $1.19 and valid until December 13, 2007.

Other Arrangements

None of the directors of the Company were compensated in their capacity as a director by the Company and its subsidiary during the fiscal year ended April 30, 2006 pursuant to any other arrangement.

Indebtedness of Directors and Executive Officers

None of the directors or executive officers of the Company was indebted to the Company or its subsidiary during the fiscal year ended April 30, 2006, including under any securities purchase or other program.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The Company has 18,819,204 shares of common stock issued and outstanding. Consequently, for purposes of describing shareholder voting rights, we have included in the table below the number of common shares of Yukon Gold Corporation, Inc. (Yukon Gold) held by the officers and directors of Yukon Gold. The last column of the table below reflects the voting rights of each officer and/or director as a percentage of the total voting shares (common shares of Yukon Gold) as of October 30, 2006.



       Name and Address          Number of Shares of
      Of Beneficial Owner            Common Stock      Percentage of Class Held
------------------------------   -------------------   ------------------------
Paul Gorman                            114,900         0.61% of Yukon
1308 Roundwood Cres.                                   Gold Common Shares
Oakville, ON L6M 4A2

Kenneth Hill                                 0            0% of Yukon
2579 Jarvis Street                                     Gold Common Shares
Mississauga, ON L5C 2P9

Rakesh Malhotra                              0            0% of Yukon
5658 Sparkwell Drive                                   Gold Common Shares
Mississauga, Ontario

Howard Barth                             5,500         0.03% of Yukon
16 Sycamore Drive                                      Gold Common Shares
Thornhill, ON L3T 5V4

Robert E. Van Tassell                        0            0% of Yukon
421 Riverside Drive N.W.                               Gold Common Shares
High River
Alberta, Canada T1V 1T5

Lisa Rose                               19,000         0.10% of Yukon
4-6780 Formentera Ave.                                 Gold Common Shares
Mississauga, ON L5N 2L1

Chester (Chet) Idziszek                      0            0% of Yukon
C-4, 8211 Old Mine Road, RR #2                         Gold Common Shares
Powell River, BC V8A 4Z3

Jose L. Guerra, Jr.                  1,731,104         9.20% of Yukon
1611 Greystone Ridge                                   Gold Common Shares
San Antonio, TX
USA 78258
                                     ---------        -------------------------
             TOTAL                   1,870,504         9.94%
                                     =========        =========================


As a group Management and the Directors own 10.61 % of the issued and outstanding shares of Yukon Gold.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Year ended April 30, 2006


The Company and its subsidiary expensed a total of $14,755 in consulting fees to a corporation controlled by Kenneth Hill, a director of the Company. In addition the Company paid $34,440 to a corporation controlled by Paul Gorman, then the Company's Vice President, Corporate Development and currently the Company's CEO, and $15,107 to Rakesh Malhotra, the Company's Chief Financial Officer. The Company issued 12,168 common share units at $0.55 per unit in settlement of a prior year accounts payable for the services rendered by Brian Robertson, a former president of the Company.


The directors participated in private placements during the year as follows:

      J.L. Guerra, Jr., a director of the Company, subscribed for 490,909 common share units at $0.55 per unit; and

      W. Warren Holmes, a former director of the Company, subscribed for 149,867 common share units at $0.55 per unit.

Year ended April 30, 2005

The Company and its subsidiary expensed a total of $88,526 (CDN$111,875) for fees which include office rental, equipment rental, bookkeeping services, secretarial services, out of pocket expenses and consulting services for the preparation documents and other administrative matters from Medallion Capital Corp. The Company also expensed $5,702 (CDN$7,050) for interest on the note for CDN$250,000 to Medallion Capital Corp. The Company expensed $26,332 (CDN$32,500) for the time devoted by a related individual to the administration of the Company to S.K. Kelley & Associates Inc. Medallion Capital Corp. and S.K. Kelley & Associates Inc. are owned by Stafford Kelley, a former officer and director of the Company. This individual has subsequent to the year end resigned as an officer and director.

For services rendered by an individual as president of the Company, the Company expensed the invoice from a related company for $18,382 (CDN$23,326) plus travel expenses for this individual and another director in the amount of $2,405 (CDN$3,053).

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

History

The Company was incorporated in the State of Delaware on May 31, 2000 under the name, "RealDarts International, Inc." The Company was formed to affect a plan of merger with a Florida corporation which was, at the time, negotiating to acquire marketing rights to an electronic scoreboard system for the game of darts. On August 3, 2000, the Company changed its name to "Optima 2000, Inc." On August 8, 2000 it changed its name to "Optima International, Inc." On August 8, 2000 the Company again changed its name to "Optima Global Corporation." On February 5, 2001, the Company merged with the Florida Corporation that was pursuing the rights to the electronic scoreboard and the Company was the surviving corporation. In connection with that merger, the Company issued common stock to the shareholders of the Florida Corporation on a one-for-one basis. The Company terminated the plan to acquire the rights to the electronic scoreboard system after determining that there was an insufficient market for this product and that financing could not be obtained. On November 20, 2002, the Company changed its name to "Take 4, Inc." with no specific business plan.

On October 29, 2003 the Company changed its name to "Yukon Gold Corporation, Inc.". On November 17, 2003, the Company concluded a series of transactions whereby it acquired 3,000,000 (100%) common shares of Yukon Gold Corp (herein referred to as "YGC"), a private Ontario Canada Corporation. registered to carry on business in the Yukon Territory. In consideration of this acquisition, the Company issued 4,027,932 common shares to the former shareholders of YGC, which represented 59.5% of the outstanding common shares of the company on that date.

On December of 2004 the Company became a reporting issuer with the United States Securities and Exchange Commission (the "SEC"). The Company's shares began to trade on the NASDAQ OTC Bulletin Board on January 9, 2005. The Company commenced trading on the Toronto Stock Exchange effective April 19, 2006.


Related Party Transactions

The Company and its subsidiary expensed a total of $14,755 (CDN$17,500) in consulting fees to a corporation controlled by Kenneth Hill, a director of the Company. In addition the Company paid in total $49,547 (CDN$57,170) to a corporation controlled by Paul Gorman, the Company's Vice President, Corporate Development and to Rakesh Malhotra, the Company's Chief Financial Officer. The Company issued 12,168 common share units at $0.55 per unit in settlement of a prior year accounts payable for the services rendered by Brian Robertson, a former president of the Company.

The directors participated in private placements during the year as follows:

      J.L. Guerra, Jr., a director of the Company, subscribed for 490,909 common share units at $0.55 per unit; and

      W. Warren Holmes, a former director of the Company, subscribed for 149,867 common share units at $0.55 per unit.

2004-2005

The Company and its subsidiary expensed a total of $88,526 (CDN$111,875) for fees which include office rental, equipment rental, bookkeeping services, secretarial services, out of pocket expenses and consulting services for the preparation documents and other administrative matters from Medallion Capital Corp. The Company also expensed $5,702 (CDN$7,050) for interest on the note for CDN$250,000 to Medallion Capital Corp. The Company expensed $26,332 (CDN$32,500) for the time devoted by a related individual to the administration of the Company to S.K. Kelley & Associates Inc. Medallion Capital Corp. and S.K. Kelley & Associates Inc. are owned by Stafford Kelley, a former officer and director of the Company. This individual has subsequent to the year end resigned as an officer and director.

For services rendered by an individual as president of the Company, the Company expensed the invoice from a related company for $18,382 (CDN$23,326) plus travel expenses for this individual and another director in the amount of $2,405 (CDN$3,053).

                            DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of our common stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation as amended, our Bylaws and by the applicable provisions of the State of Delaware law. Our authorized capital stock consists of 50,000,000 shares of Common Stock having a par value of $0.0001 per share. There is no cumulative voting for the election of directors. There are no preemptive rights to purchase shares. The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and do not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters presented to the shareholders for a vote. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to shareholders after payment of all creditors. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that our unissued shares of common stock are subsequently issued, the relative interests of existing shareholders will be diluted.

                                 USE OF PROCEEDS


We will not receive any of the proceeds from the sale of the shares of common stock offered hereunder by the selling shareholders. We will not pay any commissions or any of the expenses of the selling shareholders related to the sale of these shares. However, we will pay the cost of registering under the Securities Exchange Act of 1933 the re-sale of the shares held by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE


The offering price has been estimated solely for the purpose of calculating the registration fee payable to the Securities and Exchange Commission in connection with this prospectus. The offering price was based on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on October 30, 2006.


                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION


The registration statement, of which this prospectus forms a part, relates to our registration of an aggregate of 9,543,364 shares of common stock for the account of the Selling Shareholders listed below. We will not receive any of the proceeds from the sale of these shares.

                              SELLING SHAREHOLDERS


            Shareholder                                             Shares Owned
                 or                      No. of      Relationship       After
           Warrant Holder             Shares Owned    with Issuer     Offering
-----------------------------------   ------------   ------------   ------------
Hydeman Family Partners, Ltd.             25,000         None             0

Brad Houston                             117,667         None             0

Douglas D. Lottridge                      50,000         None             0

Exploration Capital Partners 2005        100,000         None             0
Limited Partnership

R. Edwin Pitts                            25,000         None             0

Robert Q. Houston                         34,000         None             0

V. Michael McGuire                        10,000         None             0

Max Alman                                 14,000         None             0

Pam Jeffcoat                              20,000         None             0

FIC Investments USA Corp.                 83,000         None             0

Barney R. Jeffcoats                       34,000         None             0

Sammy Kemp                                 9,000         None             0

Ronald Phillips                          150,000         None             0

John Edison                               60,000         None             0

Lakeview Fund LP                         666,667         None             0

Thomas L. Schellenberg                    54,000         None             0

Robert Schellenberg                       30,000         None             0

Elgemod Continental SA                   100,000         None             0

David Burtnik                             10,000         None             0

Michael Lathigee                          10,000         None             0

Robert G. Atkinson                       100,000         None             0

Lamond Investments Ltd.                  100,000         None             0

Eva Jelec                                133,333         None             0

Robert Mendel                             16,666         None             0

Audrey Van Vliet                          16,666         None             0

Rosemarie Blackwood                       16,666         None             0

Dom Tersigni                              16,666         None             0

Dean Middaugh                             16,666         None             0

John Rathwell                            166,000         None             0

Harp Capital Corp.                        20,000         None             0

Kaylin Marshall                           20,000         None             0

767269 Ontario Ltd.                       20,000         None             0

Michael Winiker                           20,000         None             0

Novadan Capital Ltd.                     200,000         None             0

Romeo D'Angela                           200,000         None             0

Richard T. Marion                         25,000         None             0

Peter Meredith                            25,000         None             0

Poulos Technology Consulting Inc.         30,000         None             0

Hwa Yeon Lee                              30,000         None             0

Ennio D'Angela                           300,000         None             0

Parkwood GP Inc.                         325,000         None             0

EAM Inc.                                 325,000         None             0

Bruce McEwen                              33,333         None             0

Kevin McAllister                          33,333         None             0

Vanna Schiralli                           35,000         None             0

Kevin Thistle                             35,000         None             0

WBIC Canada Ltd.                          40,000         None             0

G. Scott Paterson                         41,666         None             0

Tumer S. Bahcheli                         42,000         None             0

Andrew Blackwood                           5,000         None             0

Richard Bullock                           50,000         None             0

Kevin Reid                                50,000         None             0

Paul Millar                               50,000         None             0

Iqbal Kassam                              50,000         None             0

BNAD Construction Inc.                    50,000         None             0

FIC Investments USA Corp.                 60,000         None             0

Brendan Ryan                               8,000         None             0

Bora Albulak                               8,000         None             0

Geron Cowherd                              8,333         None             0

Clayton Blackwood                          8,333         None             0

Marcus New                                80,000         None             0

Mary Hanemaayer                           83,333         None             0

John Hanemaayer                           83,333         None             0

1475468 Ontario Inc.                      83,333         None             0

Joseph Carlomusto                         83,333         None             0

FIC Investment Ltd.                       90,000         None             0

Bunnaton Ltd.                            150,000         None             0

Peony Enterprises Limited                 20,000         None             0

Jack Campars Ltd.                        250,000         None             0

Bank Sal. Oppenheim Jr. & Cie            100,000         None             0

Northern Precious Metals                 200,000         None             0

Novadan Capital Ltd.                     240,000         None             0

Chasseur Corporation                     272,660         None             0

Rockport Trading Company                 272,660         None             0

FYJIGIM, Inc.                            272,660         None             0

AGF                                      808,000         None             0

Warren and Julie Cook                      7,333         None             0

David and Kathy Rittmueller               25,512         None             0

Warren Cook                               26,973         None             0

Kenneth Hope                              34,035         None             0

David and Kathy Rittmueller               76,204         None             0

Dubuque Inc.                              76,525         None             0

Susan O'Konski                           101,150         None             0

Arthur Mitton                             14,000         None             0

J. Malcolm Slack                          16,000         None             0

Brian Robertson                           16,000         None             0

Duane Engelmeier                          17,971         None             0

Ray Fulks                                 20,000         None             0

B.F. Pittman                              43,667         None             0

J. Mike Yantis                            43,667         None             0

Bruce Knox                                45,045         None             0

Kenneth Deckard                           64,120         None             0

Novadan Capital LP                       158,090         None             0

Richard Ewing (Hinton Syndicate)          22,014         None             0

James Smith (Hinton Syndicate)             6,907         None             0

J. Malcolm Slack (Hinton Syndicate)        6,907         None             0

Robert Wagner (Hinton Syndicate)           7,338         None             0

David Elliott                             25,000         None             0

Terry Evancio                             25,000         None             0

Lawrence Guichon                          25,000         None             0

David Shepherd                            25,000         None             0

Millerd Holdings Ltd.                    100,000         None             0

Medallion Capital Corp.                  141,599         None             0

The Barclay Limited Partnership          400,000         None             0

Eligio Reina                               5,000         None             0

Gundyco ITF 0760838 B.C. Ltd.             50,000         None             0

Gundyco ITF Ennio D'Angela                25,000         None             0

Gundyco ITF John Hanemayer               200,000         None             0

Gundyco ITF Romeo D'Angela                25,000         None             0

EAM Inc.                                  75,000         None             0

Parkwood GP Inc.                          75,000         None             0

Jeremy Link                                5,000         None             0

Michael Sardo                             10,000         None             0

Paul Jelec                                25,000         None             0

Pension Financial ITF Keith Corbett       20,000         None             0

Jonathan Ruby                             35,000         None             0

TOTAL                                  9,543,364

The sale of the Selling Shareholders' shares by the Selling Shareholders may be effected from time to time in transactions, which may include block transactions by or for the account of the Selling Shareholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling shareholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at market prices prevailing at the time of sale, or at negotiated prices. We are not aware of any underwriting arrangements that have been entered into by the Selling Shareholders. We will file a post-effective amendment to our registration Statement with the SEC if any Selling Shareholder enters into an agreement to sell shares through broker-dealers acting as principals after the date of this prospectus.

The Selling Shareholders, during the time each is engaged in distributing shares covered by this prospectus, must comply with the requirements of Regulation M under the Exchange Act. Generally, under those rules and regulations they may not: (i) engage in any stabilization activity in connection with our securities, and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Selling Shareholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "a penny stock". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares may be quoted on the OTC Bulletin Board or the Toronto Stock Exchange, and the price of our shares may fall within a range which would cause our shares to be considered a "penny stock." The additional sales practice and disclosure requirements imposed upon broker-dealers handling "penny stocks" may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the market.

Under the "penny stock" regulations, a broker-dealer selling "penny stocks" to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to purchase, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the "penny stock" regulations require the broker-dealer to deliver, prior to any transaction involving a "penny stock", a disclosure schedule prepared by the Commission relating to the "penny stock" market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the "penny stock" held in a customer's account and information with respect to the limited market in "penny stocks."

All of the foregoing may affect the marketability of the securities.

Sales of any shares of common stock by the selling shareholders may depress the price of the common stock in any market that may develop for the common stock.

Under the Securities Exchange Act of 1934, as amended, and its regulations, any person engaged in the distribution of shares of common stock offered by this prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period prior to the commencement of this distribution. In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of shares of common stock by the selling shareholders.

The above table sets forth information known to us regarding ownership of our common stock by each of the Selling Shareholders as of the date hereof and as adjusted to reflect the sale of shares offered by this prospectus. None of the Selling Shareholders has had any position with, held any office of, or had any other material relationship with us during the past three years except J. Malcolm Slack and Richard Ewing, both of whom were directors of the Company.

We believe, based on information supplied by the Selling Shareholders and our own records, that the persons named in the above table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last two columns in this table assume the sale of all of our shares offered in this prospectus. However, we do not know whether the Selling Shareholders will sell all or less than all of their shares.

Blue Sky Restrictions on Resale


As of the date of this prospectus our securities have not been cleared for purchase or sale in any of the states in the United States. Generally, our securities may not be purchased or sold in any state unless they have been registered or qualified for sale in such state or unless our securities, or the purchase or sale of our securities, qualifies for an exemption from registration in such state and we have met the requirements for such exemption. Anyone desiring to purchase or sell our securities must consult with their broker in advance to determine whether such purchase or sale may be effected in their state.

When a selling security holder wants to sell shares of our common stock under this registration statement, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's (known as the "manual exemption"). Yukon Gold has complied with the requirements for the manual exemption that has been adopted by 38 states.


Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement of which this prospectus forms a part becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, the Company will be able to identify whether it will need to register or will rely on an exemption there from.

Expenses of the Offering

Yukon Gold will pay the entire expenses of the offering which are estimated to be $32,300. The Selling Shareholders will bear all costs related to the sale of their shares.

We intend to keep this prospectus effective until the earlier of: (i) the date on which the shares may be resold by the Selling Shareholders under Rule 144 under the Securities Act of 1933 or (ii) one year from the date of this prospectus, although we reserve the right to terminate the distribution under this prospectus prior to that time.

                               LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding.

                                  LEGAL MATTERS

The validity of the issuance of the common stock offered in this prospectus has been passed upon by Kavinoky Cook LLP, Buffalo, New York.

                                     EXPERTS

The consolidated financial statements of Yukon Gold Corporation, Inc. for the years ended April 30, 2006 and April 30, 2005 were audited by Schwartz Levitsky Feldman LLP, independent auditors, as set forth in their report thereon appearing in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Reports regarding the mineral properties at the Mount Hinton site have been prepared for us by Junior Mine Services, Inc. and by Archer, Cathro & Associates (1981) Limited and much of the information about the Mount Hinton Property contained in this prospectus has been obtained from those reports with their consent. Reports regarding the mineral properties at the Marg Property site were prepared by Peter Holbek, M.Sc., P.Geo. of Viking GeoScience and much of the information about the Marg Property contained in this prospectus has been obtained from those reports with their consent.

                               CHANGE IN AUDITORS


As of November 20, 2003, the board of Yukon Gold unanimously approved the replacement of Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP. Yukon Gold's principal independent auditors are Schwartz Levitsky Feldman LLP.

Prior to the consummation of the Share Purchase Agreement, when our company was known as "TAKE-4, Inc." Rotenberg & Co., LLP acted as our independent auditors. Following the consummation of the Share Purchase Agreement with YGC, Yukon Gold chose to replace Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP because Schwartz Levitsky Feldman LLP had experience with respect to the Canadian mining industry, the requirements of U.S. GAAP relating to the mining industry and in addition, Schwartz Levitsky Feldman LLP had audited the financial statements of our subsidiary, YGC.


Yukon Gold neither had nor has any disagreements with Rotenberg & Co. LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedures till the date of this prospectus, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion of the subject matter of the disagreement.


The audit reports of Rotenberg & Co., LLP for all years and periods of audit,did not contain any adverse opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except for a "going concern" qualification.

During Yukon Gold's two most recent fiscal years ended April 30, 2006, Yukon Gold has not consulted with Schwartz Levitsky Feldman LLP regarding any of the matters specified in Item 304(a)(2) of Reg. S-B.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

The Delaware Business Corporation Act and our by-laws, provide that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding. However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable

                           HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. The material terms of all exhibits have been expressed in this prospectus. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and you can reach us at info@yukongoldcorp.com. Paul Gorman acts as the Information Officer for the Company and can be reached at 416-865-9790.

Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

                          INDEX TO FINANCIAL STATEMENTS

                                TABLE OF CONTENTS
                                                                      Page No.


INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Interim Consolidated Balance Sheets as of July 31, 2006
   and April 30, 2006                                                   1-2

Interim Consolidated Statements of Operations for the three months
   ended July 31, 2006 and July 31, 2005                                  3

Interim Consolidated Statements of Cash Flows for the three months
   ended July 31, 2006 and July 31, 2005                                  4

Interim Consolidated Statements of Changes in Stockholders' Equity
   for the three months ended July 31, 2006 and the year
   ended April 30, 2006                                                   5

Condensed Notes to Interim Consolidated Financial Statements           6-12


YEAR-END CONSOLIDATED FINANCIAL STATEMENTS (AUDITED)

Report of Independent Registered Public Accounting Firm                  13

Consolidated Balance Sheets as at April 30, 2006 and
   April 30, 2005                                                     14-15

Consolidated Statements of Operations for the years ended
   April 30, 2006 and April 30, 2005                                     16

Consolidated Statements of Cash Flows for the years ended
   April 30, 2006 and April 30, 2005                                     18

Consolidated Statements of Changes in Stockholders' Equity
   for the years ended April 30, 2006 and April 30, 2005                 20

Notes to Year-End Consolidated Financial Statements

                          YUKON GOLD CORPORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                 QUARTERS ENDED JULY 31, 2006 AND JULY 31, 2005
                                   (UNAUDITED)
                        (Amounts expressed in US Dollars)

                          YUKON GOLD CORPORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2006
                        (Amounts expressed in US Dollars)
                                   (Unaudited)

                                TABLE OF CONTENTS

                                                                         Page No
                                                                         -------
Interim Consolidated Balance Sheets as of July 31, 2006 and
  April 30, 2006                                                             1-2
Interim Consolidated Statements of Operations for the three months
  ended July 31, 2006 and July 31, 2005                                        3
Interim Consolidated Statements of Cash Flows for the three months
  ended July 31, 2006 and July 31, 2005                                        4
Interim Consolidated Statements of Changes in Stockholders' Equity
  for the three months ended July 31, 2006 and the year ended
  April 30, 2006                                                               5
Condensed Notes to Interim Consolidated Financial Statements                6-12

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Balance Sheets
As at July 31, 2006 and April 30, 2006
(Amounts expressed in US Dollars)

(Unaudited)

                                                            July 31,   April 30,
                                                              2006        2006
                                                               $           $
                                                           ---------   ---------
                           ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                  889,565   2,412,126
  Prepaid expenses and other                               1,057,687      77,977
  Exploration tax credit receivable                          153,145     153,145
                                                           ---------   ---------
                                                           2,100,397   2,643,248
RESTRICTED CASH (Note 6)                                          --     118,275
RESTRICTED DEPOSIT (Note 7)                                   17,889      17,889
PROPERTY, PLANT AND EQUIPMENT                                 59,263      63,141
                                                           ---------   ---------
                                                           2,177,549   2,842,553
                                                           =========   =========

      See condensed notes to the Interim consolidated financial statements.

APPROVED ON BEHALF OF THE BOARD

/s/ Howard Barth
-------------------------------
Howard Barth, Director

/s/ Jose L. Guerra
-------------------------------
Jose L. Guerra, Jr., Director

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Balance Sheets
As at July 31, 2006 and April 30, 2006
(Amounts expressed in US Dollars)
(Unaudited)

                                                        July 31,     April 30,
                                                          2006          2006
                                                            $            $
                                                       ----------   -----------
                       LIABILITIES
CURRENT LIABILITIES

  Accounts payable and accrued liabilities                362,943       232,282
  Other Liability                                           3,750         3,750
  Current Portion of:
  Obligation under Capital Leases                           2,772         2,792
                                                       ----------   -----------
Total Current Liabilities                                 369,465       238,824
  Long-Term Portion of:
  Obligation under Capital Lease                           11,086        11,864
                                                       ----------   -----------
  TOTAL LIABILITIES                                       380,551       250,688
                                                       ----------   -----------
                  STOCKHOLDERS' EQUITY

CAPITAL STOCK                                               1,703         1,637
ADDITIONAL PAID-IN CAPITAL                              5,979,231     5,301,502
SUBSCRIPTION FOR WARRANTS (Note 5)                        525,680       525,680
ACCUMULATED OTHER COMPREHENSIVE LOSS                      (49,097)       (5,162)
DEFICIT, ACCUMULATED DURING THE EXPLORATION STAGE      (4,660,519)   (3,231,792)
                                                       ----------   -----------
                                                        1,796,998     2,591,865
                                                       ----------   -----------
                                                        2,177,549     2,842,553
                                                       ==========   ===========

      See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Statements of Operations
For the three months ended July 31, 2006 and July 31, 2005
(Amounts expressed in US Dollars)
(Unaudited)

                                                            For the     For the
                                                            quarter     quarter
                                              Cumulative     ended       ended
                                                 since     July 31,     July 31,
                                               inception     2006        2005
                                                  $            $           $
                                              ----------  ----------  ----------
REVENUE                                               --          --         --
                                               ---------  ----------  ----------
OPERATING EXPENSES
  Stock-based compensation                       310,569      85,323     95,840
  General and administration                   1,865,037     468,359     92,050
  Project expenses                             2,781,351     871,887      2,594
  Exploration Tax Credit                        (284,703)         --         --
  Amortization                                     8,361       3,158        243
  Loss on sale/disposal of capital assets          5,904          --         --
                                               ---------  ----------  ---------
TOTAL OPERATING EXPENSES                       4,686,519   1,428,727    190,727
                                               ---------  ----------  ---------
LOSS BEFORE INCOME TAXES                      (4,686,519) (1,428,727)  (190,727)
  Income taxes recovery                           26,000          --         --
                                               ---------  ----------  ---------
NET LOSS                                       4,660,519) (1,428,727)  (190,727)
                                               =========  ==========  =========
Loss per share - basic and diluted                             (0.08)     (0.02)
                                                          ==========  =========
Weighted average common shares outstanding                16,656,627  9,025,045
                                                          ==========  =========

      See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Statements of Cash Flows
For the three months ended July 31, 2006 and July 31, 2005
(Amounts expressed in US Dollars)
(Unaudited)

                                                                          For the     For the
                                                                          quarter     quarter
                                                           Cumulative     ended        ended
                                                              since      July 31,     July 31,
                                                            inception      2006         2005
                                                               $            $            $
                                                           ----------   ----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the year                                    (4,660,519)  (1,428,727)  (190,727)
  Items not requiring an outlay of cash:
    Amortization                                                8,361        3,158        243
    Loss on sale/disposal of capital assets                     5,904           --         --
    Shares issued for property payment                        368,087       53,845         --
    Common shares issued for
    Settlement of severance liability to ex-officer           113,130      113,130
    Stock-based compensation                                  310,569       85,323     95,840
    Issue of shares for professional services                 130,500           --         --
    Issue of units against settlement of debts                 20,077           --         --
    Decrease (Increase) in prepaid expenses and deposits   (1,056,530)    (979,710)    98,371
    Increase in exploration tax credit receivable            (153,145)          --         --
    Increase (Decrease) in accounts payable and accrued
      liabilities                                             362,453      130,661    (16,825)
    Decrease in restricted cash                                    --      118,275
    Increase in restricted deposit                            (17,889)
    Increase in other liabilities                               3,750           --         --
                                                           ----------   ----------   --------
NET CASH USED IN OPERATING ACTIVITIES                      (4,565,252)  (1,904,045)   (13,098)
                                                           ----------   ----------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property, plant and equipment                   (74,597)          --         --
                                                           ----------   ----------   --------
NET CASH USED IN INVESTING ACTIVITIES                         (74,597)          --         --
                                                           ----------   ----------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments from a shareholder                                 1,180           --         --
  Proceeds from exercise of warrants                           20,772           --         --
  Proceeds (Repayments) from demand promissory notes          200,000           --    (47,676)
  Proceeds from Convertible promissory notes converted        200,500           --         --
  Proceeds from exercise of stock options                       5,500           --         --
  Proceeds from subscription of warrants                      525,680           --         --
  Proceeds from issuance of units /shares                   4,604,736      425,497         --
  Proceeds from capital lease obligation                       14,656           --         --
                                                           ----------   ----------   --------
NET CASH PROVIDED/(USED) BY FINANCING ACTIVITIES            5,573,024      425,497    (47,676)
                                                           ----------   ----------   --------
EFFECT OF FOREIGN CURRENCY EXCHANGE
  RATE CHANGES                                                (43,610)     (44,013)    (1,429)
                                                           ----------   ----------   --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS FOR THE YEAR                                    889,565   (1,522,561)   (62,203)
  Cash and cash equivalents, beginning of year                     --    2,412,126     79,256
                                                           ----------   ----------   --------
CASH AND CASH EQUIVALENTS, END OF                             889,565      889,565     17,053
  QUARTER
                                                           ==========   ==========   ========
INCOME TAXES PAID                                                               --         --
                                                                        ==========   ========
INTEREST PAID                                                                   --      3,032
                                                                        ==========   ========

     See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Financial Statements of Changes in Stockholders' Equity From Inception to July 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

                                                                                       Deficit,
                                                                                     accumulated                    Accumulated
                               Number of      Common     Additional   Subscription    during the                       Other
                                 Common       Shares       Paid-in         for       exploration   Comprehensive   Comprehensive
                                 Shares       amount       Capital      warrants        stage      Income (loss)   Income (loss)
                                                $             $                          $               $               $
                               ---------   -----------   ----------   ------------   -----------   -------------   -------------
Issuance of Common shares      2,833,377      154,063           --           --              --            --              --
Issuance of warrants                  --           --        1,142           --              --            --              --
Foreign currency translation          --           --           --           --                           604             604
Net loss for the year                 --           --           --                     (124,783)     (124,783)             --
                               ---------     --------      -------     --------      ----------      --------         -------
Balance as of April 30, 2003   2,833,377      154,063        1,142                     (124,783)     (124,179)            604
                                                                                                     ========
Issuance of Common shares      1,435,410      256,657           --           --              --            --
Issuance of warrants                  --           --        2,855           --              --            --
Shares repurchased              (240,855)      (5,778)          --           --              --            --
Recapitalization pursuant to
  reverse acquisition          2,737,576     (404,265)     404,265           --              --            --
Issuance of Common shares      1,750,000          175      174,825           --              --            --
Issuance of Common shares
  for property payment           300,000           30      114,212           --              --            --
Foreign currency translation          --           --           --           --                       (12,796)        (12,796)
Net loss for the year                 --           --           --                     (442,906)     (442,906)             --
                               ---------     --------      -------     --------      ----------      --------         -------
Balance as of April 30, 2004   8,815,508          882      697,299                     (567,689)     (455,702)        (12,192)
                                                                                                     ========
Issuance of Common shares
  for property payment           133,333           13       99,987                           --            --
Issuance of common shares on
  Conversion of Convertible
  Promissory note                 76,204            8       57,144           --              --
Foreign currency translation          --           --           --                           --         9,717           9,717
Net loss for the year                 --           --           --                     (808,146)     (808,146)             --
                               ---------     --------      -------     --------      ----------      --------         -------
Balance as of April 30, 2005   9,025,045          903      854,430           --      (1,375,835)     (798,429)         (2,475)
                                                                                                     ========

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Financial Statements of Changes in Stockholders' Equity From Inception to July 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

                                                                                            Deficit,
                                                                                          accumulated                   Accumulated
                                         Number of   Common   Additional   Subscription    during the                      Other
                                           Common    Shares     Paid-in        for        exploration  Comprehensive   Comprehensive
                                           Shares    amount     Capital       warrants       stage     Income (loss)   Income (loss)
                                                        $          $                           $             $               $
                                         ---------   ------   ----------   ------------   -----------  -------------   -------------
Stock based compensation-
Directors and officers                                          216,416
Stock based compensation-consultants                              8,830
Issue of common shares and
  Warrants on retirement of
  Demand Promissory note                  369,215      37       203,031
Units issued to an outside company
  for professional services settlement     24,336       2        13,384
Units issued to an officer
  for professional services settlement     12,168       1         6,690
Issuance of common shares
  for professional services               150,000      15       130,485
Units issued to shareholder               490,909      49       269,951
Units issued to a director                149,867      15        82,412
Units issued to outside subscribers       200,000      20       109,980
Issuance of common shares on
  Conversion of Convertible
  Promissory notes                         59,547       6        44,654
Issuance of common shares on
Exercise of warrants                       14,000       2        11,998
Issuance of common shares on
  Conversion of Convertible
  Promissory notes                         76,525       8        57,386
Private placement of shares               150,000      15       151,485
Issuance of Common shares
  for property payment                    133,333      13        99,987
Issuance of common shares on
  Conversion of Convertible
  Promissory notes                         34,306       4        25,905
Issuance of common shares on
Exercise of warrants                       10,000       1         8,771

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Statements of Changes in Stockholders' Equity
From Inception to July 31, 2006
(Amounts expressed in US Dollars)

                                                                                            Deficit,
                                                                                          accumulated
                                             Number of  Common  Additional  Subscription   during the       Other      Accumulated
                                              Common    Shares   Paid-in        for        exploration  Comprehensive  Comprehensive
                                              Shares    amount   Capital      warrants        stage     Income (loss)  Income (loss)
                                                          $        $             $              $             $              $
                                            ----------  ------  ----------  ------------  ------------  -------------  -------------
Issuance of common shares on
  Conversion of Convertible
  Promissory notes                             101,150      10     76,523
Issue of 400,000 Special Warrants net                                          371,680
Issue of 200,000 flow through warrants                                         154,000
Brokered private placement of shares- net    5,331,327     533  2,910,375
Brokered Private placement of flow through
Shares- net                                     25,000       2     13,310
Exercise of stock options                       10,000       1      5,499
Foreign currency translation                        --      --         --                                    (2,687)       (2,687)
Net loss for the year                               --      --                             (1,855,957)   (1,855,957)           --
                                            ----------   -----  ---------      -------     ----------    ----------        ------
Balance as of April 30, 2006                16,366,728   1,637  5,301,502      525,680     (3,231,792)   (1,858,644)       (5,162)
                                                                                                         ==========
Exercise of warrants                            10,000       1      8,986
Exercise of warrants                            45,045       5     40,445
Exercise of warrants                            16,000       2     14,278
Common shares issued for
Settlement of severance
  liability to ex-officer                      141,599      14    113,116
Exercise of warrants                            43,667       4     39,364
Exercise of warrants                            17,971       2     15,937
Exercise of warrants                            43,667       4     38,891
Exercise of warrants                            16,000       2     14,251
Exercise of warrants                           158,090      16    141,616
Issuance of Common shares
  for property payment                          43,166       4     53,841
Exercise of warrants                            64,120       6     57,863
Exercise of warrants                            61,171       6     53,818
Stock based compensation-
Directors and officers                                             85,323
Foreign currency translation                                                                                (43,935)      (43,935)
Net loss for the quarter                                                                   (1,428,727)   (1,428,727)
                                            ----------   -----   ---------     -------     ----------    ----------       -------
                                            17,027,224   1,703   5,979,231     525,680     (4,660,519)   (1,472,662)      (49,097)
                                            ----------   -----   ---------     -------     ----------    ----------       -------

      See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

1.    BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the year ended April 30, 2007. Interim financial statements should be read in conjunction with the company's annual audited financial statements.

      The interim consolidated financial statements include the accounts of Yukon Gold Corporation, Inc. (the "Company") and its wholly owned subsidiary Yukon Gold Corp. ("YGC"). All material inter-company accounts and transactions have been eliminated.

2.    GOING CONCERN

      The Company has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company has a need for equity capital and financing for working capital and exploration and development of its properties. Because of continuing operating losses, the Company's continuance as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation. The Company's future success is dependent upon its continued ability to raise sufficient capital, not only to maintain its operating expenses, but to explore for ore reserves and develop those it has on its mining claims. There is no guarantee that such capital will continue to be available on acceptable terms, if at all or if the Company will attain profitable levels of operation.

      Management has initiated plans to raise equity funding through the issuance of common shares including flow-through shares. The company was successful in raising funds (net) of approximately $4 million during the year ended April 30, 2006 which is expected to help the company meet its commitments and current requirements for project expenses and general and administrative expenses. The Company has also raised another $400,000 in the subsequent period (refer to note 12 (b)) In addition, the company's common shares were approved for listing and commenced trading on the Toronto Stock exchange. The listing of company's stock in both United States and Canada has expanded its investor base, as the company continues to explore sources of funding from both United States and Canada.

3.    NATURE OF OPERATIONS

      The company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in acquisition, exploration and development of its two mining properties, both located in the Yukon Territory in Canada. The company has not yet determined whether these properties contain mineral reserves that are economically recoverable. The business of mining and exploring for minerals involves a high degree of risk and there can be no assurances that current exploration programs will result in profitable mining operations.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

4.    EXPLORATION TAX CREDIT RECEIVABLE

      The Company has a claim to the Yukon exploration tax credit, since it maintains a permanent establishment in the Yukon and has incurred eligible mineral exploration expenses as defined by the federal income tax regulations of Canada. The Company's expectation of receiving this credit of $153,145 (CDN$171,216) is based on the history of receiving past credits. The Company will be filing tax returns to claim this credit.

5.    SUBSCRIPTION FOR WARRANTS

      a) On December 15, 2005 the Company completed the sale of 400,000 Special Warrants using the services of an agent at a subscription price of $1.01 per Warrant to an accredited investor for $404,000. Each Special warrant entitles its holder to acquire one common share of the Company and one common share purchase warrant at no additional cost. Each share purchase warrant entitles the Subscriber to subscribe for one common share in the capital of the company at a price of $1.00 per warrant share for a period of one year following the closing date.

            Special Warrants may not be exercised until the earlier of: (i) the Qualification Time (as defined below), or (ii) the date which is 181 days from the Closing Date of the sale of the Special Warrants (the "Expiry Time"). All special warrants will be automatically exercised without any further action on the part of the holder at 4:30 p.m. (Toronto Time) on the earlier of: (i) the fifth business day after the date upon which a registration statement to be filed by the Corporation under the Securities Act of 1933 as amended has been declared effective with respect to the distribution of the Common Shares and Warrants issuable upon exercise of the Special Warrants (the "Qualification Time") or (ii) the Expiry Time. If by 4:30 p.m. (Toronto time) on the date which is 180 days from the closing date such registration statement has not been declared effective, the holders of the Special Warrants shall thereafter be entitled to receive, upon the exercise or deemed exercise of the Special Warrants, 1.1 common shares and 1.1 warrants for each Special Warrant then held by such holder (in lieu of one common share and one warrant otherwise receivable) at no additional cost.

            The agent received $32,320 in commission as well as 32,320 warrants. Each warrant is exercisable for one common share at $ 1.00 until December 15, 2006 with a fair value of $9,995.

      b) On December 30, 2005 the Company completed the sale of 200,000 Flow-Through Special Warrants ("Special Warrants") to National Bank Trust Inc. for the account of a Canadian accredited investor, for $180,000 (CDN$205,020). Each Special Warrant entitles the Holder to acquire one flow-through common share of the Company ("Flow-Through Shares") at no additional cost.

            The term "Flow-Through Shares" is significant for tax purposes in Canada because it enables the issuer to allocate certain exploration tax credit to the holders of such shares. As all Canadian Exploration expenses are incurred by the Company's 100% owned Canadian subsidiary, which conducts mining explorations in the Yukon Territory of Canada, for Canadian tax purposes, a similar Flow-Through subscription agreement was executed between the Company and its 100% Canadian subsidiary. The effective date of renunciation for Canadian Exploration expenses is December 31, 2005, which as per Canadian tax regulations requires the Canadian subsidiary to incur eligible Canadian exploration expenses for the entire subscription amount of $180,000 (CDN $205,020) on or before December 31, 2006. The company must renounce such eligible expenses to the Canadian accredited investors. The company renounced such eligible expenses to the investors in March of 2006. These Special Warrants may be exercised at any time but will automatically be exercised on the earlier of: (i) the Qualification Time (as defined below), or (ii) the date which is 181 days from the date of the Special Warrant Certificate (December 30, 2005), or such later date as may be agreed upon between the Company and holder of the Special Warrants (the "Expiry Time"). All Special Warrants will be automatically exercised without any further action by the holder at 4:30 p.m. (Toronto time) on the earlier of: (i) the fifth business day after the date upon which a registration statement to be filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), has been declared effective by the Securities and Exchange Commission (the "SEC") with respect to the distribution of the Flow-Through Shares issuable upon exercise of the Special Warrants (the "Qualification Time") or (ii) the Expiry Time.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

6.    RESTRICTED CASH

      Under Canadian income tax regulations, a company is permitted to issue flow-through shares whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. Notwithstanding that, there is no specific requirement to segregate the funds. The flow-through funds which are unexpended at the consolidated balance sheet date are considered to be restricted and are not considered to be cash or cash equivalents. As of July 31, 2006 and April 30, 2006, unexpended flow-through funds were $ Nil and $ 118,275 (CDN $132,230) respectively.

7.    RESTRICTED DEPOSITS

      The Company has a term deposit of $17,889 (CDN$20,000) with a Canadian financial institution which earns interest at 2.5% per annum and matures on April 26, 2007. This deposit has been assigned to the financial institution to enable the financial institution to issue an Irrevocable Letter of Credit to The First Nation of Na Cho Nyak Dun ("NND") which exercises certain powers over land use and environment protection within the Yukon Territory of Canada. The Company required access to move heavy equipment over the land controlled by NND and therefore posted this security bond so that if the Company fails to comply with reclamation requirements, then the security bond will be available to NND to complete the work or may form part of the compensation package.

8.    OTHER LIABILITY

      On March 28, 2006 the Company completed a brokered private placement through the issuance of 25,000 flow-through shares at a price of $0.75 per share for gross proceeds of $18,750. The proceeds raised were allocated between the offering of shares and the sale of tax benefits. A liability of $3,750 is recognized for the sale of taxable benefits which will be reversed and credited to income when the Company renounces resource expenditure deduction to the investor.

9.    STOCK BASED COMPENSATION

      In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123 (R)). SFAS 123 (R) requires companies to recognize compensation cost for employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The Company adopted the provisions of SFAS 123 (R) on May 1, 2006 using the "modified prospective" application method of adoption which requires the Company to record compensation cost related to unvested stock awards as of April 30, 2006 by recognizing the unamortized grant date fair value of these awards over the remaining service periods of those awards with no change in historical reported earnings. As a result of using this method, the consolidated financial statements for the year ended April 30, 2006 were not restated for the impact of stock-based compensation expense. Awards granted after April 30, 2006 are valued at fair value in accordance with the provisions of SFAS 123 (R) and recognized on a straight line basis over the service periods of each award.

      Had expense for the Company's stock- based compensation plans been determined based on the grant-date fair value for 2005, consistent with the provisions of SFAS 123 (R), the Company's reported and proforma net loss and net loss per share for the three months ended July 31, 2005 would be as follows:

                                                         Three Months Ended
                                                            July 31, 2005
                                                         ------------------
Net Loss-as reported                                          $(190,727)
Add: Stock-based compensation as expensed                     $  95,840
Proforma stock-based compensation expense-as
If grant date fair value had been applied to all
Stock -based payment awards                                   $ (95,840)
                                                              ---------
Net loss-proforma for stock based compensation expense        $(190,727)
                                                              ---------
Net loss per share-basic, as reported                         $   (0.02)
Net loss per share-basic, proforma for stock- based
Compensation expense                                          $   (0.02)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

9.    STOCK BASED COMPENSATION-Cont'd

      As of July 31, 2006 there was $472,122 of unrecognized expense related to non-vested stock-based compensation arrangements granted. The financial statements for the three months ended July 31, 2006 recognize compensation cost for the portion of outstanding awards which have vested during the period. The stock-based compensation expense for the quarter ended July 31, 2006 was $ 85,323.

      No options were granted during the three months ended July 31, 2006 under the Company's stock-option plan.

10.   ISSUANCE OF COMMON SHARES AND WARRANTS

      On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,987 (CDN$10,000).

      On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $40,450 (CDN$45,045).

      On May 29,2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,280 (CDN$16,000).

      On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director. The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91).

      On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $39,368 (CDN$43,667).

      On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $15,939 (CDN$17,971).

      On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $38,895 (CDN$43,667).

      On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,253 (CDN$16,000).

      On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,632 (CDN$158,090).

      On July 7, 2006 the Company issued 43,166 common shares in settlement of a property payment on the Mount Hinton property. The shares represent $53,845 (CDN$60,000) payment and were valued $1.25 (CDN$1.39) each.

      On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $57,869 (CDN$64,120).

      On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.88 (CDN$1.00) from a warrant holder in consideration of $53,824 (CDN$61,171).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

11.   COMMITMENTS AND CONTINGENCIES

      (a)   Mount Hinton Property Mining Claims

            On July 7, 2002 Yukon Gold Corp. ("YGC") entered into an option agreement with the Hinton Syndicate to acquire a 75% interest in the 273 unpatented mineral claims covering approximately 14,000 acres in the Mayo Mining District of the Yukon Territory, Canada. This agreement was replaced with a revised and amended agreement (the "Hinton Option Agreement") dated July 7, 2005 which superseded the original agreement and amendments thereto. The new agreement is between the Company, its wholly owned subsidiary YGC and the Hinton Syndicate.

            YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate, as further described below.

            The schedule of Property Payments and Work Programs are as follows:

PROPERTY PAYMENTS

On execution of the July 7, 2002 Agreement   $ 19,693 (CDN$ 25,000) Paid
On July 7, 2003                              $ 59,078 (CDN$ 75,000) Paid
On July 7, 2004                              $118,157 (CDN$150,000) Paid
On January 2, 2006                           $125,313 (CDN$150,000) Paid
On July 7, 2006                              $134,512 (CDN$150,000) Paid
On July 7, 2007                              $132,556 (CDN$150,000)
On July 7, 2008                              $132,556 (CDN$150,000)
  TOTAL                                      $721,865 (CDN$850,000)

WORK PROGRAM-expenditures to be incurred in the following periods;

July 7/02 to July 6/03                       $  118,157 (CDN$  150,000) Incurred
July 7/03 to July 6/04                       $  196,928 (CDN$  250,000) Incurred
July 7/04 to July 6/05                       $  256,006 (CDN$  325,000) Incurred
July 7/05 to Dec. 31/06                      $  662,778 (CDN$  750,000) *
*Subsequently amended
Jan. 1/07 to Dec. 31/07                      $  883,704 (CDN$1,000,000)
Jan. 1/08 to Dec. 31/08                      $1,104,631 (CDN$1,250,000)
Jan.  1/09 to Dec. 31/09                     $1,325,557 (CDN$1,500,000)
   TOTAL                                     $4,547,761 (CDN$5,225,000)

* By letter agreement dated August 17, 2006, the Hinton Syndicate agreed to allow the Company to defer a portion of the Work Program expenditure scheduled to be incurred by December 31, 2006. The agreement to defer such Work program expenditures was due to the mechanical break-down of drilling equipment and the unavailability of replacement drilling equipment at the Mount Hinton site. As a result, the Company is now allowed to defer the expenditure of approximately $309,000 to $353,000 (CDN $ 350,000 to CDN $400,000) until December 31, 2007.
All other Property Payments and Work Program expenditures due have been made and incurred.

Provided all Property Payments have been made that are due prior to the Work Program expenditure levels being attained, YGC shall have earned a:

      25% interest upon Work Program expenditures of $1,325,557 (CDN$1,500,000) 50% interest upon Work Program expenditures of $2,209,261 (CDN$2,500,000) 75% interest upon Work Program expenditures of $4,547,761 (CDN$5,225,000)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

11.   COMMITMENTS AND CONTINGENCIES-Cont'd

            In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered "incurred" exploration expenses under the terms of the Hinton Option Agreement. Section 2.2(a) of the Hinton Option Agreement defines the term, "incurred" as follows: "Costs shall be deemed to have been "incurred" when YGC has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur." Consequently, the term, "incurred" includes amounts actually paid and amounts that YGC has obligated itself to pay. Under the Hinton Option Agreement there is also a provision that YGC must have raised and have available the Work Program funds for the period from July 7, 2005 to December 31, 2006, by May 15 of 2006. This provision was met on May 15, 2006.

            The Hinton Option Agreement contemplates that upon the earlier of:
            (i) a production decision or (ii) investment of $4,547,761 (CDN$5,225,000) or (iii) YGC has a minority interest and decides not to spend any more money on the project, YGC's relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Option Agreement, the party with the majority interest would control the joint venture. Once the 75% interest is earned, as described above, YGC has a further option to acquire the remaining 25% interest in the mineral claims for a further payment of $4,418,522 (CDN$5,000,000).

            The Hinton Option Agreement provides that the Hinton Syndicate receive a 2% "net smelter return royalty." In the event that the Company exercises its option to buy-out the remaining 25% interest of the Hinton Syndicate (which is only possible if the Company has reached a 75% interest, as described above) then the "net smelter return royalty" would become 3% and the Hinton Syndicate would retain this royalty interest only. The "net smelter return royalty" is a percentage of the gross revenue received from the sale of the ore produced from the mine less certain permitted expenses.

            The Hinton Option Agreement entitles the Hinton Syndicate to recommend for appointment one member to the board of directors of the Company.

            The Hinton Option Agreement provides both parties (YGC and Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

            The Hinton Syndicate members each have the option to receive their share of property payments in stock of the Company at a 10% discount to the market, once the Company has obtained a listing on a Canadian stock exchange. YGC and the Company have a further option to pay 40% of any property payment due after the payment on January 2, 2006 with common stock of the Company. The payment due on July 7, 2006 was made in accordance with this provision.

      b)    The Marg Property

            In March 2005, the Company acquired rights to purchase 100% of the Marg Property which consists of 402 contiguous mineral claims covering approximately 20,000 acres located in the Mayo Mining District of the Yukon Territory of Canada. Title to the claims is registered in the name of YGC.

            The Company assumed the rights to acquire the Marg Property under a Property Purchase Agreement ("Agreement") with Atna Resources Ltd. ("Atna"). Under the terms of the Agreement the Company paid $119,189 (CDN$150,000) cash and 133,333 common shares as a down payment. The Company made payments under the Agreement for $43,406 (CDN$50,000) cash and an additional 133,333 common shares of the Company on December 12, 2005;

            The Company has agreed to make subsequent payments under the Agreement of: (i) $88,370 (CDN$100,000) cash and an additional 133,334 common shares of the Company on or before December 12, 2006;
            (ii) $88,370 (CDN$100,000) cash on or before December 12, 2007; and
            (iii) $176,741 (CDN$200,000) in cash and/or common shares of the Company (or some combination thereof to be determined) on or before December 12, 2008. Upon the commencement of commercial production at the Marg Property, the Company will pay to Atna $883,704 (CDN$1,000,000) in cash and/or common shares of the Company, or some combination thereof to be determined.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
July 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

11.   COMMITMENTS AND CONTINGENCIES-Cont'd

      c) The company on June 21, 2006 entered into mutually renewable one year agreements with three consultants who will each provide the Company services relating to business promotion and development. These consultants will assist management in the preparation of financial offerings and assist in arranging meetings and making presentations to the brokerage community and institutional investors in both the United States of America and Canada. Each of these three consultants will be compensated with the issue of 272,660 shares of restricted common stock, out of which 54,860 shares will be due and payable immediately on signing the respective agreements and the balance of 217,800 shares will be due and payable in 11equal monthly installments of 19,800 shares commencing August 1, 2006 and ending June 1, 2007. Either party can terminate the respective agreements with or without cause upon thirty (30) days written notice to the other party. The Company accrued consulting expenses of $210,663 for the quarter ended July 31, 2006 relating to the contractual commitment to issue 54,860 shares each to the three consultants. No shares were however issued as of July 31, 2006 but issued only subsequently (refer to subsequent event note 12)

      d) The company completed the sale of 400,000 special warrants on December 15, 2005. In the absence of a registration statement being declared effective within 181 days of the closing, the Company, effective June 15, 2006 was obligated to issue 4,000 common shares and 4,000 warrants to the accredited investor at no extra cost as a penalty. The Company has not yet issued any shares or warrants as of the end of the quarter.

      e) On March 21, 2006 the Company entered into a consulting agreement with a consultant (the "Consultant"). As per terms of the agreement, the Consultant will provide to the Company market and financial advice and expertise as may be necessary relating to the manner of offering and pricing of securities. The agreement is for a period of twelve months commencing the day of trading of the Company's stock on the Toronto Stock Exchange (April 19, 2006). The Consultant will be compensated a fee equal to 240,000 restricted common shares of the Company with a fair value of $196,800 and will receive these shares on a monthly basis. Each party can cancel the agreement on 30 days notice. The Company has not issued any common shares as yet, but is accruing the expense on a monthly basis.

12.   SUBSEQUENT EVENTS

      a. Amendment to Work Program expenditures relating to Mount Hinton Property Mining Claims:

            By letter agreement dated August 17, 2006, the Hinton Syndicate agreed to allow the Company to defer a portion of the Work Program expenditure scheduled to be incurred by December 31, 2006. The agreement to defer such Work program expenditures was due to the mechanical break-down of drilling equipment and the unavailability of replacement drilling equipment at the Mount Hinton site. As a result, the Company is now allowed to defer the expenditure of approximately $309,000 to $353,000 (CDN $ 350,000 to CDN $400,000)
            until December 31, 2007. All other Property Payments and Work Program expenditures due have been made and incurred.

      b.    Subsequent issue of common shares and warrants:

            On August 22, 2006, the Company completed a private placement of 400,000 units where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $400,000. The Company will pay a finders fee equal to 6% of the gross proceeds. The warrants have a two- year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term. Closing of this placement requires approval from the Toronto Stock Exchange. Conditional approval was given by the Toronto Stock Exchange on August 29, 2006.

            On August 11, 2006 the company issued 817,980 restrictive shares to consultants in accordance with 11 (c) as above. Except 223,980 common shares which were in total earned by these consultants, the balance of 594,000 common shares are held in escrow to be released to each consultant in 10 monthly installments of 19,800 common shares commencing September 1, 2006.

            On September 7, 2006 the Company issued 24,000 shares to an officer upon exercising 24,000 vested stock options at US$.075 for a total of US$18,000.00.

                          YUKON GOLD CORPORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                        ---------------------------------
                  YEARS ENDED APRIL 30, 2006 AND APRIL 30, 2005
      TOGETHER WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                        (AMOUNTS EXPRESSED IN US DOLLARS)

                          YUKON GOLD CORPORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                        ---------------------------------
                  YEARS ENDED APRIL 30, 2006 AND APRIL 30, 2005
      TOGETHER WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                        (AMOUNTS EXPRESSED IN US DOLLARS)

                                TABLE OF CONTENTS
                                                                               PAGE NO.
Report of Independent Registered Public Accounting Firm                            1

Consolidated Balance Sheets as at April 30, 2006 and April 30, 2005              2-3

Consolidated Statements of Operations for the years ended April 30, 2006
     and April 30, 2005                                                            4

Consolidated Statements of Cash Flows for the years ended April 30, 2006
     and April 30, 2005                                                            5

Consolidated Statements of Changes in Stockholders' Equity for the years
     ended April 30, 2006 and April 30, 2005                                       6

Notes to Consolidated Financial Statements                                      7-28

SCHWARTZ LEVITSKY FELDMAN LLP
-----------------------------
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Yukon Gold Corporation, Inc.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Yukon Gold Corporation, Inc. as at April 30, 2006 and 2005 and the related consolidated statements of operations, cash flows and stockholders' equity for the years ended April 30, 2006 and 2005 and for the period from incorporation to April 30, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yukon Gold
Corporation, Inc. as at April 30, 2006 and 2005 and the results of its operations and its cash flows for the years ended April 30, 2006 and 2005 and for the period from incorporation to April 30, 2006 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is an exploration stage mining company and has no established source of revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters are also described in the notes to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"SCHWARTZ LEVITSKY FELDMAN LLP"
-------------------------------

  Toronto, Ontario, Canada
  July 12, 2006                                          Chartered Accountants
  Except for Note 23(i) which is August 31, 2006

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS AT APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)
                                                  April 30,    April 30,
                                                      2006         2005
                                                         $            $

                                     ASSETS

       CURRENT ASSETS

    Cash and cash equivalents                    2,412,126      79,256
    Prepaid expenses and other (note 6)             77,977     103,832
    Exploration tax credit receivable (note 7)     153,145      72,203
                                                 ---------     -------

                                                 2,643,248     255,291

RESTRICTED CASH (Note 15)                          118,275          --
RESTRICTED DEPOSIT (Note 16)                        17,889          --
PROPERTY, PLANT AND EQUIPMENT (Note 8)              63,141       4,778
                                                 ---------     -------

                                                 2,842,553     260,069
                                                 =========     =======

  The accompanying notes are an integral part of these consolidated financial statements.


       APPROVED ON BEHALF OF THE BOARD

       --------------------------------------------
       Howard Barth, Director

       --------------------------------------------
       Jose L. Guerra, Jr., Director

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS AT APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                            April 30,     April 30,
                                                                                 2006         2005
                                                                                    $            $

                                   LIABILITIES

CURRENT LIABILITIES
    Accounts payable and accrued liabilities (Note 9)                         232,282        83,897
    Other Liability (Note 17)                                                   3,750            --
    Convertible promissory notes (Note 12)                                         --       200,500
    Demand promissory notes (Note 13)                                              --       498,649
    Current Portion of:
    Obligation under Capital Leases                                             2,792            --
                                                                           ----------    ----------
Total Current Liabilities                                                     238,824       783,046

    Long -Term Portion of:
    Obligations under Capital Lease                                            11,864            --
                                                                           ----------    ----------

TOTAL LIABILITIES                                                             250,688       783,046
                                                                           ----------    ----------
COMMITMENTS AND CONTINGENCIES (Note 18)

                        SHAREHOLDERS' EQUITY (DEFICIENCY)

CAPITAL STOCK (Note 10)                                                         1,637           903

ADDITIONAL PAID-IN CAPITAL                                                  5,301,502       854,430

SUBSCRIPTION FOR WARRANTS (Note 11)                                           525,680            --

ACCUMULATED OTHER COMPREHENSIVE LOSS                                           (5,162)       (2,475)

DEFICIT, ACCUMULATED DURING THE EXPLORATION STAGE                          (3,231,792)   (1,375,835)
                                                                           ----------    ----------

                                                                            2,591,865      (522,977)

                                                                           ----------    ----------
                                                                            2,842,553       260,069
                                                                           ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                   For the         For the
                                                                      year            year
                                                Cumulative           ended           ended
                                                     since       April 30,       April 30,
                                                 inception            2006            2005
                                                         $               $               $
REVENUE                                                 --            --              --
                                               -----------     -----------     -----------
OPERATING EXPENSES

    Stock-based compensation                       225,246         225,246              --
    General and administration                   1,396,678         859,953         390,679
    Project expenses                             1,909,464         933,326         532,333
    Exploration Tax Credit                        (284,703)       (144,414)       (116,050)
    Amortization                                     5,203           1,942           1,184
    Loss on sale/disposal of capital assets          5,904           5,904              --
                                               -----------     -----------     -----------

TOTAL OPERATING EXPENSES                         3,257,792       1,881,957         808,146
                                               -----------     -----------     -----------

LOSS BEFORE INCOME TAXES                        (3,257,792)     (1,881,957)       (808,146)

    Income taxes recovery                           26,000          26,000              --
                                               -----------     -----------     -----------

NET LOSS                                        (3,231,792)     (1,855,957)       (808,146)
                                               ===========     ===========     ===========

Loss per share - basic and diluted                                   (0.17)          (0.09)
                                                               ===========     ===========

Weighted average common shares outstanding                       10,742,784       8,850,318
                                                                ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                             For the        For the
                                                                                                year           year
                                                                           Cumulative          ended          ended
                                                                                since      April 30,       April 30,
                                                                            inception           2006           2005
                                                                                    $              $              $
                                                                           ----------     ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss for the year                                                  (3,231,792)    (1,855,957)      (808,146)
    Items not requiring an outlay of cash:
      Amortization                                                              5,203          1,942          1,184
      Loss on sale/disposal of capital assets                                   5,904          5,904
      Shares issued for property payment                                      314,242        100,000        100,000
      Stock-based compensation                                                225,246        225,246             --
      Issue of shares for professional services                               130,500        130,500             --
      Issue of units against settlement of debts                               20,077         20,077             --
      Decrease (Increase) in prepaid expenses and deposits                    (76,820)        25,855        (94,475)
      Decrease (Increase) in exploration tax credit receivable(153,145)       (80,942)       (72,203)
      Increase (Decrease) in accounts payable and accrued
       liabilities                                                            231,792        148,385         53,211
      Decrease (Increase) in restricted cash and
      restricted deposit                                                     (136,164)      (136,164)            --
      Increase (Decrease) in other liabilities                                  3,750          3,750             --
                                                                           ----------     ----------     ----------

NET CASH USED IN OPERATING ACTIVITIES                                      (2,661,207)    (1,411,404)      (820,429)
                                                                           ----------     ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property, plant and equipment                                 (74,597)       (67,813)            --
                                                                           ----------     ----------     ----------

NET CASH USED IN INVESTING ACTIVITIES                                         (74,597)       (67,813)            --
                                                                           ----------     ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Repayments from a shareholder                                               1,180             --             --
    Proceeds from Convertible promissory notes                                200,500             --        200,500
    Proceeds from (Repayments of) Demand promissory notes 200,000            (298,649)       498,649
    Proceeds from exercise of warrants                                         20,772         20,772             --
    Proceeds from issuance of units/shares                                  4,179,239      3,538,147         57,152
    Proceeds from the exercise of stock options                                 5,500          5,500             --
    Proceeds from subscription of warrants                                    525,680        525,680             --
    Proceeds from capital lease obligation                                     14,656         14,656             --
                                                                           ----------     ----------     ----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                   5,147,527      3,806,106        756,301
                                                                           ----------     ----------     ----------
EFFECT OF FOREIGN CURRENCY EXCHANGE
    RATE CHANGES                                                                  403          5,981          8,459
                                                                           ----------     ----------     ----------

NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS FOR THE YEAR                                                 2,412,126      2,332,870        (55,669)

    Cash and cash equivalents, beginning of year                                   --         79,256        134,925
                                                                           ----------     ----------     ----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                      2,412,126      2,412,126         79,256

INCOME TAXES PAID                                                                                 --             --
                                                                                          ==========     ==========
INTEREST PAID                                                                                     --             --
                                                                                          ==========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FROM INCEPTION TO APRIL 30, 2006
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                                               Deficit,
                                                                                                            accumulated
                                               Number of          Common      Additional   Subscription      during the
                                                  Common          Shares         Paid-in            for     exploration
                                                  Shares          amount         Capital       warrants           stage
                                               ---------         -------      ----------    -----------     -----------
                                                                       $               $              $               $
Issuance of Common shares                      2,833,377         154,063              --             --              --
Issuance of warrants                                  --              --           1,142             --              --
Foreign currency translation                          --              --              --             --              --
Net loss for the year                                 --              --              --                       (124,783)
                                               ---------         -------        --------       --------       ---------
Balance as of April 30, 2003                   2,833,377         154,063           1,142                       (124,783)

Issuance of Common shares                      1,435,410         256,657              --             --              --
Issuance of warrants                                  --              --           2,855             --              --
Shares repurchased                              (240,855)         (5,778)             --             --              --
Recapitalization pursuant to
   reverse acquisition                         2,737,576        (404,265)        404,265             --              --
Issuance of Common shares                      1,750,000             175         174,825             --              --
Issuance of Common shares
   for property payment                          300,000              30         114,212             --              --
Foreign currency translation                          --              --              --             --
Net loss for the year                                 --              --              --                       (442,906)
                                               ---------         -------        --------       --------       ---------

Balance as of April 30, 2004                   8,815,508             882         697,299                       (567,689)


Issuance of Common shares
  for property payment                           133,333              13          99,987                             --
Issuance of common shares on
Conversion of Convertible Promissory note         76,204               8          57,144                             --
 Foreign currency translation                         --              --              --                             --
Net loss for the year                                 --              --              --                       (808,146)
                                               ---------         -------        --------       --------       ---------

Balance as of April 30, 2005                   9,025,045             903         854,430             --      (1,375,835)


                                                                  Accumulated
                                                                        Other
                                                Comprehensive   Comprehensive
                                                Income (loss)    Income (loss)
                                                -------------    -------------
                                                            $               $
Issuance of Common shares                                  --              --
Issuance of warrants                                       --              --
Foreign currency translation                              604             604
Net loss for the year                                (124,783)             --
                                                      -------          ------
Balance as of April 30, 2003                         (124,179)            604
                                                      =======
Issuance of Common shares                                  --
Issuance of warrants                                       --
Shares repurchased                                         --
Recapitalization pursuant to
   reverse acquisition                                     --
Issuance of Common shares                                  --
Issuance of Common shares
   for property payment                                    --
Foreign currency translation                          (12,796)        (12,796)
Net loss for the year                                (442,906)             --
                                                      -------          ------

Balance as of April 30, 2004                         (455,702)        (12,192)
                                                      =======

Issuance of Common shares
  for property payment                                     --
Issuance of common shares on
Conversion of Convertible Promissory note                  --
 Foreign currency translation                           9,717           9,717
Net loss for the year                                (808,146)             --
                                                      -------          ------

Balance as of April 30, 2005                         (798,429)         (2,475)
                                                      =======

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FROM INCEPTION TO APRIL 30, 2006
(AMOUNTS EXPRESSED IN US DOLLARS)


                                                                                           Deficit,
                                                                                        accumulated                    Accumulated
                                        Number of   Common    Additional  Subscription   during the                          Other
                                           Common   Shares       Paid-in           for  exploration  Comprehensive   Comprehensive
                                           Shares   amount       Capital      warrants        stage   Income (loss)  Income (loss)
                                        ---------   ------    ----------  ------------  -----------  -------------   -------------
                                                      $            $             $           $             $                $

Stock based compensation-
Directors and officers                                           216,416
Stock based compensation-consultants                               8,830
Issue of common shares and
  Warrants on retirement of
  Demand Promissory note                  369,215       37       203,031
Units issued to an outside company
  for professional services settlement     24,336        2        13,384
Units issued to an officer
  for professional services settlement     12,168        1         6,690
Issuance of common shares
  for professional services               150,000       15       130,485
Units issued to shareholder               490,909       49       269,951
Units issued to a director                149,867       15        82,412
Units issued to outside subscribers       200,000       20       109,980
Issuance of common shares on
  Conversion of Convertible
  Promissory notes                         59,547        6        44,654
Issuance of common shares on
Exercise of warrants                       14,000        2        11,998
Issuance of common shares on
  Conversion of Convertible
  Promissory notes                         76,525        8        57,386
Private placement of shares               150,000       15       151,485
Issuance of Common shares
  for property payment                    133,333       13        99,987
Issuance of common shares on
  Conversion of Convertible
  Promissory notes                         34,306        4        25,905
Issuance of common shares on
Exercise of warrants                       10,000        1         8,771

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FROM INCEPTION TO APRIL 30, 2006
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                Number of         Common     Additional    Subscription
                                                   Common         Shares        Paid-in             for
                                                   Shares         amount        Capital        warrants
                                                ---------      ---------     ----------    ------------

Issuance of common shares on
  Conversion of Convertible
  Promissory notes                                101,150             10         76,523
Issue of 400,000 Special Warrants net                                                           371,680
Issue of 200,000 flow through warrants                                                          154,000
Brokered private placement of shares- net       5,331,327            533      2,910,375
Brokered Private placement of flow through
Shares- net                                        25,000              2         13,310
Exercise of stock options                          10,000              1          5,499
Foreign currency translation                           --             --             --
Net loss for the year                                  --             --
                                               ----------      ---------     ----------    ------------
Balance as of April 30, 2006                   16,366,728          1,637      5,301,502         525,680
                                               ==========      ========      ==========    ============

                                                     Deficit,
                                                  accumulated                     Accumulated
                                                   during the                           Other
                                                  exploration   Comprehensive   Comprehensive
                                                        stage   Income (loss)    Income (loss)
                                                  -----------   -------------   --------------
Issuance of common shares on
  Conversion of Convertible
  Promissory notes
Issue of 400,000 Special Warrants net
Issue of 200,000 flow through warrants
Brokered private placement of shares- net
Brokered Private placement of flow through
Shares- net
Exercise of stock options
Foreign currency translation                                          (2,687)         (2,687)
Net loss for the year                              (1,855,957)    (1,855,957)             --
                                                  -----------   -------------   --------------
Balance as of April 30, 2006                       (3,231,792)    (1,858,644)         (5,162)
                                                  ===========   =============   ==============

  The accompanying notes are an integral part of these consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

1.    BASIS OF PRESENTATION

      The audited consolidated financial statements include the accounts of Yukon Gold Corporation, Inc. (the "Company") and its wholly owned Canadian operating subsidiary, Yukon Gold Corp. ("YGC"). All material inter-company accounts and transactions have been eliminated.

2.    GOING CONCERN

      The Company has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company has a need for equity capital and financing for working capital and exploration and development of its properties. Because of continuing operating losses, the Company's continuance as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation. The Company's future success is dependent upon its continued ability to raise sufficient capital, not only to maintain its operating expenses, but to explore for ore reserves and develop those it has on its mining claims. There is no guarantee that such capital will continue to be available on acceptable terms, if at all or if the Company will attain profitable levels of operation.

      Management has initiated plans to raise equity funding through the issuance of common shares including flow-through shares. The Company was successful in raising funds (net) of approximately $4 million during the year which is expected to help the Company meet its commitments and current requirements for project expenses and general and administrative expenses. In addition, the Company's common shares were approved for listing and commenced trading on the Toronto Stock exchange. The listing of Company's stock in both United States and Canada has expanded its investor base, as the Company continues to explore sources of funding from both United States and Canada.

      These consolidated financial statements have been prepared in accordance with United States generally acceptable accounting principles applicable to a going concern. Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and liquidate its liabilities and commitments in other than the normal course of business and at amounts different from those in the accompanying consolidated financial statements.

3.    NATURE OF OPERATIONS

      The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in acquisition, exploration and development of its two mining properties, both located in the Yukon Territory in Canada. The Company has not yet determined whether these properties contain mineral reserves that are economically recoverable. The business of mining and exploring for minerals involves a high degree of risk and there can be no assurances that current exploration programs will result in profitable mining operations.

4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Use of Estimates

      These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of consolidated financial statements for any period necessarily involves the use of estimates and assumption. Actual amounts may differ from these estimates. These consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

      b)    Cash and Cash Equivalents

      Cash and cash equivalents include cash on hand, amounts due from banks, and any other highly liquid investments with a maturity of three months or less. The carrying amounts approximate fair values because of the short maturity of those instruments.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

      c)    Other Financial Instruments

      The carrying amounts of the Company's restricted cash, restricted deposit, accounts receivable, exploration tax credit receivable and accounts payable and accrued liabilities approximates fair values because of the short maturity of these instruments.

      Commodity Price Risk: The ability of the Company to develop its properties and the future profitability of the Company is directly related to the market price of certain minerals.

      Foreign exchange risk: The Company conducts some of its operating activities in Canadian dollar. The Company is therefore subject to gains or losses due to fluctuations in Canadian currency relative to the US dollar.

      d)    Long-term Financial Instruments

      The fair value of each of the Company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Company's current borrowing rate for similar instruments of comparable maturity would be.

      e)    Property, plant and equipment

      Property, plant, and equipment are recorded at cost less accumulated amortization. Amortization is provided commencing in the month following acquisition using the following annual rate and method:

       Computer equipment                   20%     declining balance method
       Furniture and fixtures               20%     declining balance method
       Office Equipment                     20%     declining balance method

      f)    Operating and Capital Leases

      Costs associated with operating leases are expensed as incurred. The cost of assets acquired via capital leases are capitalized and amortized over their useful lives. An offsetting liability is established to reflect the future obligation under capital leases. This liability is reduced by the future principal payments.

      g)    Foreign Currency Translation

      The Company's operating subsidiary is a foreign private company and maintains its books and records in Canadian dollars (the functional currency). The subsidiary's financial statements are converted to US dollars for consolidation purposes. The translation method used is the current rate method, which is the method mandated by SFAS No. 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholders' equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

      Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in Accumulated Other Comprehensive Income (Loss).

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

      h)    Income taxes

      The Company accounts for income taxes under the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

      Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current period. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be "more likely than not" realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

      i)    Revenue Recognition

      The Company's revenue recognition policies are expected to follow common practice in the mining industry. Revenue is recognized when concentrate or dore bars, in the case of precious metals, is produced in a mill processing ore from one or more mines. The only condition for recognition of revenue in these instances is the production of the dore or concentrate. In order to get the ore to a concentrate stage the ore must be mined and transported to a mill where it is crushed and ground. The ground product is then processed by gravity separation and/or flotation to produce a concentrate. In some circumstances chemical treatment is used to extract the precious metals from the concentrate into a solution. This solution is then subjected to various processes to precipitate the precious metals back to a solid state that can be melted down and poured into a mould to produce a dore bar (a combination of gold and silver).

      j)    Comprehensive Income

      The Company has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their consolidated financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments.

      k)    Long-Lived Assets

      In accordance with Financial Accounting Standard Board Statement No. 144, the Company records impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. At April 30, 2006 and 2005, no impairments were recognized. Amortization expense for the years ended April 30, 2006 and 2005 was $1,942 and $1,184 respectively.

      l)    Acquisition, Exploration and Evaluation Expenditures

      The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. For the purpose of preparing financial information, all costs associated with a property that has the potential to add to the Company's proven and probable reserves are expensed until a final feasibility study demonstrating the existence of proven and probable reserves is completed. No costs have been capitalized in the periods covered by these financial statements. Once capitalized, such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)


4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

      m)    Stock Based Compensation

      On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued FASB Statement No.123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"), which is a revision of FASB Statement No.123, Accounting for Stock-Based Compensation. SFAS 123(R) requires expense for all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. For the Company, this statement is effective as of May 1, 2006. The Company anticipates adoption of the modified prospective method, under which compensation cost is recognized beginning with the effective date. The modified prospective method recognizes compensation cost based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and, based on the requirements of SFAS 123, for all awards granted to employees prior to the effective date that remain unvested on the effective date. The amount of expense recorded under SFAS 123(R) will depend upon the number of options granted in the future and their valuation.

      Pro-forma information regarding net loss and loss per share is required by FAS No. 123 (Amended by FAS No.148) - "Accounting for Stock Based Compensation" and has been determined as if the Company had accounted for its employee stock options based on fair values at the grant date for options granted under the Plan.

                                                     2006             2006           2005          2005
                                                     ----             ----           ----          ----
                                              As reported        Pro-Forma    As reported     Pro-Forma
                                              -----------        ---------    -----------     ---------
         Stock-based compensation              $  225,246       $  225,246            nil           nil
         Net loss                              (1,855,957)      (1,855,957)      (808,146)     (808,146)
         Basic and diluted EPS                      (0.17)           (0.17)         (0.09)        (0.09)


      The fair value of each option used for purposes of estimating the pro-forma amounts summarized above is based on the grant date using the Black-Scholes option pricing model with the assumptions shown in the following table:

                       2006
                       ----                 June          August        December       January         January
                                          28, 2005       16, 2005       13, 2005       17, 2006        20, 2006
                                          --------       --------       --------       --------        --------
                Risk free rate                3.0%           3.0%          3.25%          3.25%           3.25%
                Volatility factor           60.12%         54.27%         87.72%         93.47%          90.83%
                Expected dividends             nil            nil            nil            nil             nil


                      2005
                      ----
                Risk free rate                3.0%
                Volatility factor             0.0%
                Expected dividends             nil

      n)    Earnings or Loss per Share

      The Company has adopted FAS No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" earnings
      (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

      o)    Flow-Through Financing

      The Company has financed a portion of its exploration activities through the issue of flow-through shares, which transfer the Canadian tax deductibility of exploration expenditure to the investor. Proceeds received from the issuance of such shares are allocated between the offering of shares and the sale of tax benefits. The allocation is made based on the difference between the quoted price of the existing shares and the amount the investor pays for the shares. A liability is recognized for the difference. Resource expenditure deductions for income tax purposes related to exploration and development activities funded by flow-through share arrangements are renounced to investors in accordance with the income tax legislation in Canada. On such renunciation, a deferred tax liability is created. The Company recognized the benefit of tax losses to offset such liability resulting in an income tax recovery.

      p)    Recent Pronouncements

      In March 2005, the FASB issued an interpretation of Statement No. 143,"Accounting for Asset Retirement Obligations". This interpretation clarifies that the term "conditional asset retirement obligation" as used in the Statement No. 143, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.

      The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred - generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exist.

      Statement No. 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This interpretation also clarifies when an entity would have sufficient information to reasonable estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years after December 15, 2005. Management does not expect FASB interpretation to the Statement No. 143 to have an impact to the Company's consolidated financial position or consolidated results of operations and cash flows.

      In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections", a replacement of APB Opinion 20, "Accounting Changes" and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements." This Statement changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

      FASB Statement No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005. Management does not anticipate this statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)


4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      p)    Recent Pronouncements (cont'd)

      In February 2006, the FASB issued Statement No. 155, "Accounting for Certain Hybrid Financial Instruments", an amendment of FASB Statement No.133, "Accounting for Derivative Instruments and Hedging Activities" and FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement permits fair value re measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. Management does not anticipate this Statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

      In March 2006, the FASB issued Statement No. 156, "Accounting for Servicing of Financial Assets", an amendment of FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement amends Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. Management does not anticipate this Statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

      SFAS NO. 123R- In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("FAS 123R"), which revised FAS 123 "Accounting for Stock-Based Compensation". FAS 123R requires measurement and recognition of the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide service in exchange for such award. Implementation is required as of the first interim or annual reporting period that begins after December 15, 2005 for public entities that file as small business issuers. Management intends to comply with this statement at the scheduled effective date commencing May 1, 2006.

      The Company believes that the above standards would not have a material impact on its financial position, results of operations or cash flows with the exception of SFAS123(Revised). The Company is evaluating the financial impact of SFAS 123(Revised) which will be implemented in the first quarter commencing May 1, 2006.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

5.    COMPREHENSIVE INCOME (LOSS)

      The components of comprehensive loss are as follows:

                                                   For the year    For the year
                                                          ended           ended
                                                      April 30,       April 30,
                                                        2006              2005
                                                          $                  $

           Net loss                                 (1,855,957)        (808,146)
           Other comprehensive income (loss)
               Foreign currency translation             (2,687)           9,717
                                                     ---------         ---------

           Comprehensive loss                       (1,858,644)        (798,429)
                                                     =========         ========

      The foreign currency translation adjustments are not currently adjusted for income taxes as the Company's operating subsidiary is located in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars, which are done as disclosed in note 4 (g).

6.    PREPAID EXPENSES AND OTHER

      Prepaid  expenses  and other  includes a bid deposit of $ Nil (prior year:
      $79,460) with PriceWaterhouseCoopers for the United Keno Hill Mines Limited assets which was refunded when the Company was advised that its bid was not awarded. Included in prepaid expenses and other is an amount of $22,492 (prior year: $21,743) being Goods & Services tax receivable from the Federal Government of Canada. Included in prepaid expenses and other is a deposit of $44,723 (CDN $50,000) (prior year: $ nil) with a contractor for start up and demobilization costs for diamond drilling at drill sites to be selected by the Company.

7.    EXPLORATION TAX CREDIT RECEIVABLE

      The Company has a claim to the Yukon exploration tax credit, since it maintains a permanent establishment in the Yukon and has incurred eligible mineral exploration expenses as defined by the federal income tax regulations of Canada. The Company's expectation of receiving this credit of $153,145 (CDN$171,216) is based on the history of receiving past credits. The Company will be filing tax returns to claim this credit.

8.    PROPERTY, PLANT AND EQUIPMENT

                                          April 30,  April 30,
                                              2006       2005
                                                $          $

       Computer equipment                  22,322      7,608
       Furniture and fixtures              31,382         --
       Capital leases:
       Office equipment                    15,456         --
                                           ------     ------
       Cost                                69,160      7,608
                                           ------     ------
       Less:  Accumulated amortization

            Computer equipment              5,035      2,830
            Furniture and fixtures            984         --
            Capital leases:
            Office equipment                   --         --
                                           ------     ------
                                            6,019      4,778
                                           ------     ------
       Net                                 63,141      4,778
                                           ======     ======

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

9.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                           April 30,   April 30,
                                                               2006         2005

                                                                 $           $


Accounts payable and accrued liabilities are comprised of the following:

Trade payables                                               41,082      67,285
Accrued liabilities                                         191,200      16,612
                                                            -------      ------

                                                            232,282      83,897
                                                            =======      ======

10.   CAPITAL STOCK

      a)    Authorized

      50,000,000 of Common shares, $0.0001 par value

      b)    Issued

      16,366,728 Common shares (9,025,045 in 2005)

      c)    Changes to Issued Share Capital

      Year ended April 30, 2005

      On March 1, 2005 the Company issued 133,333 Common shares for property payments in the amount of $100,000 which was expensed in the consolidated statements of operations.

      On March 2, 2005 the Company issued 76,204 Common shares on conversion of convertible promissory note.

      Year ended April 30, 2006

      On August 5, 2005 the board of directors authorized the issuance of 369,215 common shares and 184,608 share purchase warrants in settlement of a demand promissory note in the amount of $200,000 plus interest of $3,068.25. Each common share was priced at $0.545 and each full warrant at $0.01. Each share purchase warrant entitles the holder to purchase one common share for $1.00 per share on or before August 5, 2007.

      On August 23, 2005 the board of directors approved the issuance of 24,336 Units to an arms length investor and 12,168 Units to an officer of the Company at $0.55 per Unit, in settlement of an accounts payable for services, for a total of $20,077 (CDN$24,398). Each Unit consists of one common share and one half-share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 15, 2007.

      On August 25, 2005 the Company entered into a Consulting Agreement with Endeavor Holdings, Inc. (Endeavor) of New York, New York to assist the Company in raising capital. Under the terms of this agreement the Company agreed to pay Endeavor 150,000 common shares at the rate of 25,000 shares per month. Either party could cancel the agreement on 30 days notice. The Company issued 150,000 common shares valued at $130,500 to Endeavor.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

10.   CAPITAL STOCK-CONT'D

      c)    Changes to Issued Share Capital (cont'd)

      On August 26, 2005 the board of directors approved the issuance of 490,909 Units at $0.55 per Unit to an arms length accredited shareholder for a total of $270,000. Each Unit consists of one common share and one half-share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share, after one year and seven days following closing, for a period of two (2) years following the date that is one year and seven days after the closing. The Company received $20,000 of the subscription price on August 12, 2005 as a loan to be applied to the subscription price and $100,000 on September 15, 2005 and a promissory note for $150,000 due on or before October 1, 2005 for the balance of the subscription price. The Promissory note was paid in full by the due date. This arms length shareholder subsequently became a director of the Company on November 2, 2005 and chairman of the Board on July 11, 2006.

      On August 29, 2005, the Company completed the sale of 149,867 Units at $0.55 per Unit to a director of the Company for $82,427 (CDN$100,000). Each Unit consists of one common share and one half-share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 5, 2007.

      On August 31, 2005, the Company accepted subscriptions from four accredited investors and one accredited corporation, all residents of Canada, for a total of 200,000 Units priced at $0.55 per Unit for a total of $110,000. Each Unit consists of one common share and one half-share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring August 31, 2007.

      On October 18 and 24, 2005 the Company issued a total of 59,547 common shares and 29,167 warrants covering the principal amount of $43,750 plus interest of $910 on conversion of convertible promissory note issued on October 6, 2004. Refer to note 12 (b).

      On October 18, 2005 the Company authorized the issuance of 14,000 common shares for the exercise of 14,000 warrants from a warrant holder in consideration of $12,000.

      On November 9, 2005, the accredited investor converted the promissory note, referred to in Note 12 (c) on its due date and the Company issued 76,525 common shares and 37,500 warrants covering the principal amount of $56,250 and interest in the amount of $1,143 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date.

      On December 5, 2005 the board of directors authorized the issuance of 150,000 common shares and 150,000 share purchase warrants in consideration of $100,000 cash and a promissory note for $51,500 due January 15, 2006 which was subsequently paid. Each common share was valued at $1.00 and each warrant at $0.01. Each warrant entitles the warrant holder to purchase one common share at $1.00 on or before December 4, 2006.

      On December 6, 2005 the board of directors authorized the issuance of 133,333 common shares in the amount of $100,000 for a property payment to Atna Resources Ltd., along with a cash payment of $43,406 (CDN$50,000) as per terms of the agreement. The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2005. This entire payment of $143,406 was expensed in the consolidated statements of operations.

      On December 7, 2005 the accredited investor converted the promissory notes, referred to in Note 12 (d) on their due dates and the Company issued 34,306 common shares and 17,001 warrants covering the principal amounts of $25,500 and interest in the amount of $409 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

CAPITAL STOCK-CONT'D

      c) Changes to Issued Share Capital (cont'd)

      On December 7, 2005 the board of directors authorized the issuance of 10,000 common shares to a shareholder for the exercise of 10,000 warrants in consideration of $8,772 (CDN $10,000).

      On January 11, 2006 the accredited investor converted the promissory notes, referred to in Note 12 (e) on their due dates and the Company issued 101,150 common shares and 50,000 warrants covering the principal amounts of $75,000 and interest in the amount of $1,533 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date.

      On March 28, 2006 the Company completed a brokered private placement through the issuance of 5,331,327 common share units at a price of $0.60 per unit for gross proceeds of $3,198,799. The Company also completed the brokered private placement through the issuance of 25,000 flow-through shares at a price of $0.75 per share for gross proceeds of $ 18,750. Each Common share unit consists of one share and one-half of one common share purchase warrant. Each whole common share purchase warrant entitles the holder to purchase one common share at $0.90 per share for a period expiring on March 28, 2008. The agent received $289,579 in commissions as well as 533,133 broker warrants with a fair value of $347,956. Each warrant entitles them to purchase one common share and one-half share purchase warrant for $0.60 until March 28, 2008. Each full warrant is then exercisable at $0.90.Out of the gross proceeds received from flow-through shares, an amount of $3,750 was credited to Other Liabilities (Refer to Note 17).

      On April 11, 2006 a director of the Company exercised the stock option to purchase 10,000 common shares at the option price of $0.55 per share. The Company received the funds in cash and issued 10,000 common shares.

      d)    Purchase Warrants

      During the year 2004-2005 the following stock warrants were issued:

      37,500 stock warrants were issued on March 2, 2005. Each warrant is exercisable for one common share at $ 1.25 on or before June 30, 2006. These warrants were issued on conversion of a promissory note as per the terms of the original note.

      During the year 2005-2006 the following stock warrants were issued:

      184,608 stock warrants were issued on August 5, 2005. Each warrant is exercisable for one common share at $1.00 on or before August 5, 2007. These warrants were issued on settlement of a demand promissory note.

      12,168 stock warrants were issued to an arms length investor on August 23, 2005. Each warrant is exercisable for one common share at $1.00 per share on or before August 15, 2007. These warrants were issued in settlement of an accounts payable for services.

      6,084 stock warrants were issued to an officer on August 23, 2005. Each warrant is exercisable for one common share at $1.00 per share on or before August 15, 2007. These warrants were issued in settlement of an accounts payable for services.

      245,455 stock warrants were issued to an arms length accredited shareholder on August 26, 2005, who subsequently became a director of the Company and Chairman of the Board. Each warrant is exercisable for one common share at $1.00 per share on or before August 22, 2008. These warrants were issued as part of 490,909 common share units. Each common share unit consists of one share and one-half of one common share purchase warrant

      74,934 stock warrants were issued to a director of the Company on August 29, 2005. Each warrant is exercisable for one common share at $1.00 per share on or before August 5, 2007. These warrants were issued as part of 149,867 common share units. Each common share unit consists of one share and one-half of one common share purchase warrant.

      100,000 stock warrants were issued to four accredited investors and one accredited corporation, all residents of Canada on August 31, 2005. Each warrant is exercisable for one common share at $1.00 per share on or before August 31, 2007. These warrants were issued as part of 200,000 common share units. Each common share unit consists of one share and one-half of one common share purchase warrant.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

10.   CAPITAL STOCK-CON'T

      d)    Purchase Warrants (cont'd)

      12,500 stock warrants were issued on October 14, 2005. Each warrant is exercisable for one common share at $ 1.25 on or before January 14, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

      16,667 stock warrants were issued on October 24, 2005. Each warrant is exercisable for one common share at $ 1.25 on or before January 24, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

      37,500 stock warrants were issued on November 9, 2005. Each warrant is exercisable for one common share at $ 1.25 on or before February 9, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

      150,000 stock warrants were issued on December 5, 2005. Each warrant is exercisable for one common share at $1.00 on or before December 5, 2006. These warrants were issued along with the issue of common shares for cash.

      17,001 stock warrants were issued on December 7, 2005. Each warrant is exercisable for one common share at $ 1.25 on or before March 7, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

      32,320 stock warrants were issued on December 15, 2005. Each warrant is exercisable for one common share at $1.00 on or before December 15, 2006. These warrants were issued to the agent for arranging the subscription for 400,000 special warrants.

      50,000 stock warrants were issued on January 11, 2006. Each warrant is exercisable for one common share at $ 1.25 on or before April 11, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

      2,665,669 stock warrants were issued on March 28, 2006. Each warrant is exercisable for one common share at $0.90 on or before March 28, 2008. These warrants were issued as part of 5,331,327 common share units. Each common share unit consists of one share and one-half of one common share purchase warrant.

      533,133 unit purchase warrants were issued on March 28, 2006. Each unit purchase warrant is exercisable for one common share and one-half share purchase warrant for $0.60 on or before March 28, 2008. Each full warrant is then exercisable at $0.90. These unit purchase warrants were issued to the agent or their assignees, for arranging the financing for 5,331,327 common shares units.

                                                                    Number of     Exercise        Expiry date
                                                                     Warrants      Prices
                                                                     Granted

       Outstanding at April 30, 2004 and average exercise price       499,731      $ 0.79
       Granted in year 2004-2005                                       37,500      $ 1.25        June 30, 2006
                                                                    ---------     -------
       Outstanding at April 30, 2005 and average exercise price       537,231      $ 0.82
       Granted in year 2005-2006                                      150,000      $ 1.00     December 5, 2006
       Granted in year 2005-2006                                       32,320      $ 1.00     December 15,2006
       Granted in year 2005-2006                                      259,542      $ 1.00       August 5, 2007
       Granted in year 2005-2006                                       18,252      $ 1.00      August 15, 2007
       Granted in year 2005-2006                                      245,455      $ 1.00      August 22, 2007
       Granted in year 2005-2006                                      100,000      $ 1.00      August 31, 2007
       Granted in year 2005-2006                                       12,500      $ 1.25     January 14, 2007
       Granted in year 2005-2006                                       16,667      $ 1.25     January 25, 2007
       Granted in year 2005-2006                                       37,500      $ 1.25     February 9, 2007
       Granted in year 2005-2006                                       17,001      $ 1.25        March 7, 2007
       Granted in year 2005-2006                                       50,000      $ 1.25       April 11, 2007
       Granted in year 2005-2006                                    2,665,669      $ 0.90       March 28, 2008
       Granted in year 2005-2006                                      533,133      $ 0.60       March 28, 2008
       Exercised                                                     (24,000)     ($0.82)
       Expired                                                              -           -
       Cancelled                                                            -           -
                                                                     --------     ------
       Outstanding at April 30, 2006 and average exercise price     4,651,270      $ 0.88
                                                                      =======     =======

      The warrants do not confer upon the holders any rights or interest as a shareholder of the Company.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

11.   SUBSCRIPTION FOR WARRANTS

a) On December 15, 2005 the Company completed the sale of 400,000 Special Warrants using the services of an agent at a subscription price of $1.01 per Warrant to an accredited investor for $404,000. Each Special warrant entitles its holder to acquire one common share of the Company and one common share purchase warrant at no additional cost. Each share purchase warrant entitles the Subscriber to subscribe for one common share in the capital of the Company at a price of $1.00 per warrant share for a period of one year following the closing date.

      Special Warrants may not be exercised until the earlier of: (i) the Qualification Time (as defined below), or (ii) the date which is 181 days from the Closing Date of the sale of the Special Warrants (the "Expiry Time"). All special warrants will be automatically exercised without any further action on the part of the holder at 4:30 p.m. (Toronto Time) on the earlier of: (i) the fifth business day after the date upon which a registration statement to be filed by the Corporation under the Securities Act of 1933 as amended has been declared effective with respect to the distribution of the Common Shares and Warrants issuable upon exercise of the Special Warrants (the "Qualification Time") or (ii) the Expiry Time. If by 4:30 p.m. (Toronto time) on the date which is 180 days from the closing date such registration statement has not been declared effective, the holders of the Special Warrants shall thereafter be entitled to receive, upon the exercise or deemed exercise of the Special Warrants, 1.1 common shares and 1.1 warrants for each Special Warrant then held by such holder (in lieu of one common share and one warrant otherwise receivable) at no additional cost.

      The agent received $32,320 in commission as well as 32,320 warrants. Each warrant is exercisable for one common share at $ 1.00 until December 15, 2006 with a fair value of $9,995.

b) On December 30, 2005 the Company completed the sale of 200,000 Flow-Through Special Warrants ("Special Warrants") to National Bank Trust Inc. for the account of a Canadian accredited investor, for $180,000 (CDN$205,020). Each Special Warrant entitles the Holder to acquire one flow-through common share of the Company ("Flow-Through Shares") at no additional cost.

      The term "Flow-Through Shares" is significant for tax purposes in Canada because it enables the issuer to allocate certain exploration tax credit to the holders of such shares. As all Canadian Exploration expenses are incurred by the Company's 100% owned Canadian subsidiary, which conducts mining explorations in the Yukon Territory of Canada, for Canadian tax purposes, a similar Flow-Through subscription agreement was executed between the Company and its 100% Canadian subsidiary. The effective date of renunciation for Canadian Exploration expenses is December 31, 2005, which as per Canadian tax regulations requires the Canadian subsidiary to incur eligible Canadian exploration expenses for the entire subscription amount of $180,000 (CDN $205,020) on or before December 31, 2006. The company must renounce such eligible expenses to the Canadian accredited investors. The Company renounced such eligible expenses to the investors in March of 2006. These Special Warrants may be exercised at any time but will automatically be exercised on the earlier of: (i) the Qualification Time (as defined below), or (ii) the date which is 181 days from the date of the Special Warrant Certificate (December 30, 2005), or such later date as may be agreed upon between the Company and holder of the Special Warrants (the "Expiry Time"). All Special Warrants will be automatically exercised without any further action by the holder at 4:30 p.m. (Toronto time) on the earlier of: (i) the fifth business day after the date upon which a registration statement to be filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), has been declared effective by the Securities and Exchange Commission (the "SEC") with respect to the distribution of the Flow-Through Shares issuable upon exercise of the Special Warrants (the "Qualification Time") or (ii) the Expiry Time.

      Proceeds received from such warrants were allocated by the Company between the offering for shares and the sale of tax benefits. The amount of $26,000 attributable to the sale of taxable benefits was credited to Other Liabilities. On renunciation of eligible exploration expenses in March of 2006, this Liability was reversed and included in income under Income tax recovery.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)


12.   CONVERTIBLE PROMISSORY NOTES

      a) On May 14, 2004 the Company issued a convertible promissory note to one accredited investor for $56,250. The note bears interest at 2% per annum. The note is convertible at the earlier of one year or the effective date of the registration statement filed with the Securities and Exchange Commission. The note is convertible at the option of the investor or the Company into 75,000 shares of common stock and 37,500 warrants. Each warrant entitles the holder to purchase one share of common stock for $1.25 per share on or before December 31, 2005. On September 15, 2004 the board of directors passed a resolution extending the expiry date of the warrants under the Convertible Promissory Note to June 30, 2006. On March 3, 2005 the Company issued 76,204 common shares and 37,500 warrants for conversion of the above Promissory Note in the principal amount of $56,250 plus interest of $902. These shares were issued at $0.75 per share and each warrant is exercisable for one common share at $1.25 on or before June 30, 2006.

      b) On October 6, 2004 the Company borrowed $43,750 from two accredited investors and issued convertible promissory notes. The notes bear interest at 2% per annum. The notes are convertible on their maturity, which is one year and 7 days from the date of issue at the option of the holder. The notes if converted are convertible at the rate of $0.75 for one common share and one half share purchase warrant. Each full warrant entitles the holder to purchase one share of common stock for $1.25 per share on or before June 30, 2006. The two accredited investors converted their promissory notes on October 18 and 24, 2005 and the Company issued a total of 59,547 common shares and 29,167 warrants covering the principal amount of $43,750 and interest in the amount of $910 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date.

      c) On November 2, 2004 the Company borrowed $56,250 from one accredited investor and issued a convertible promissory note. The note bears interest at 2% per annum. The note is convertible on its maturity, which is one year and 7 days from the date of issue at the option of the holder. The note if converted is convertible at the rate of $0.75 for one common share and one half share purchase warrant. Each full warrant entitles the holder to purchase one share of common stock for $1.25 per share on or before June 30, 2006. The expiry date of the warrants was extended to 15 months after the conversion date. The investor converted the promissory note on November 9, 2005, and the Company issued a total of 76,525 common shares and 37,500 warrants covering the principal amount of $56,250 and interest in the amount of $1,143 in accordance with the conversion provisions of the note.

      d) On November 30, 2004 the Company borrowed $25,500 from one accredited investor and issued two convertible promissory notes in the amounts of $20,000 and $5,500. The notes bear interest at 2% per annum. The notes are convertible on their maturity, which is one year and 7 days from the date of issue at the option of the holder. The notes if converted are convertible at the rate of $0.75 for one common share and one half share purchase warrant. Each full warrant entitles the holder to purchase one share of common stock for $1.25 per share on or before June 30, 2006. The expiry date of the warrants was extended to 15 months after the conversion date. The investor converted both these promissory notes on December 7, 2005 and the Company issued an aggregate of 34,306 common shares and 17,001 warrants covering the principal amount of $25,500 and interest in the amount of $409 in accordance with the conversion provision of the notes.

      e) On January 4, 2005 the Company borrowed $75,000 from an accredited investor, and issued a convertible promissory note. The note bears interest at 2% per annum. The note is convertible on its maturity, which is one year and 7 days from the date of issue at the option of the holder. The note if converted is convertible at the rate of $0.75 for one common share and one half share purchase warrant. Each full warrant entitles the holder to purchase one share of common stock for $1.25 per share on or before June 30, 2006. The expiry date of the warrants was extended to 15 months after the conversion date. The investor converted the promissory note on January 11, 2006 and the Company issued a total of 101,150 common shares and 50,000 warrants covering the principal amount of $75,000 and interest in the amount of $1,533 in accordance with the conversion provisions of the notes.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

13.   DEMAND PROMISSORY NOTES

      a. On June 25, 2004 the Company issued an unsecured demand promissory note to an arms length shareholder for $100,000. The note is non-interest bearing and due on demand. The Company paid a financing fee of $5,000. The arms length shareholder subsequently became a director of the Company on November 2, 2005. The loan was repaid in full by the Company on April 3, 2006.

      b. On March 1, 2005 the Company entered into a Loan Agreement with Medallion Capital Corp. ("Medallion") under which it promised to pay Medallion on demand $198,649 (CDN$250,000). The loan bears interest at 9% per annum payable monthly. The obligation of the Company under the Loan Agreement was secured by all of its rights in and to the Marg Acquisition Agreement. The $198,649 (CDN$250,000) principal amount of the demand note represents the aggregate of $79,460 (CDN$100,000) advanced to the Company on June 28, 2004 by Stafford Kelley and $119,189 (CDN$150,000) advanced by Medallion to Atna for the Marg Property. Mr. Kelley's $79,460 (CDN$100,000) loan was assigned to Medallion and that note has been cancelled. The Company paid $47,676 (CDN$60,000) of the principal amount of the Loan due Medallion on June 30, 2005. On September 12, 2005 Medallion released the Company from the obligation to secure the loan with the rights under the Marg Acquisition Agreement and the obligation was then secured with a demand promissory note only. Medallion is controlled by Stafford Kelley a former officer and director of the Company. Mr. Kelley earned $4,085 (CDN$5,000) financing fee related to the transaction and was paid that amount on August 31, 2005. The balance of the loan outstanding was repaid in full on March 31, 2006.

      c. On April 15, 2005 the Company issued an unsecured demand promissory note to an arms length shareholder for $200,000. This note bears interest at 5% per annum. This note was repaid with the issuance of 369,215 common shares and 184,608 share purchase warrants.

      d. On November 15, 2005 the Company issued an unsecured demand promissory note to a former officer and director of the Company for US$21,808 (CDN$26,000). This note bears interest at 9% per annum. On December 15, 2005 this note was paid in full.

14.   STOCK OPTIONS

      On February 10, 2006 the Board of Directors amended the 2003 Stock Option Plan to cease accepting promissory notes from option holders as payment for the exercise of options. No other changes were made.

      Year 2004-2005

      On December 15, 2004, The Board of Directors granted stock options totalling 1,750,000 to its Officers and Directors. These options are for a term of two (2) years from the date of issue and shall vest at the rate of 1/24 of the total options granted each month. If any of the parties resigns, is not re-elected or is discharged from the Company during the term of the Options, any unvested portion of the options shall be cancelled. The exercise price of the options is US$0.75 per share.

      On January 5, 2005, The Board of Directors granted employee stock options totalling 84,000 to one employee and two consultants. These options shall be for a term of two (2) years from the date of issue and shall vest at the rate of 1/12 each month during the first 12 months of the term. The exercise price is US$0.75 per share.

      Year 2005-2006.

      On June 28, 2005 the board of directors granted options to its two new directors to acquire 250,000 shares each, to vest at the rate of 1/24 per month for a term of two (2) years. The exercise price was set at $0.55 per share based on the closing share price on July 5, 2005.

      On September 26, 2005 the board of directors with agreement with the Consultant, reduced the number of options granted to the consultant from 75,000 to 20,000. The exercise price was set at $0.58 per share based on the closing price on August 16, 2005 and the options expire on April 15, 2008.

      On December 13, 2005 the board of directors granted options to its two new directors to acquire 250,000 shares each, to one officer to acquire 250,000 shares, to one officer to acquire 200,000 shares and to one officer to acquire 76,000 shares. The exercise price for all 1,026,000 options was set at $1.19 per share based on the closing share price on December 13, 2005. These options vest at the rate of 1/24 per month for a term of two (2) years.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

14.   STOCK OPTIONS-CONT'D

      On January 17, 2006 the board of directors granted options to a consultant to acquire 88,000 shares, to vest at the rate of 1/24 per month for a term of two (2) years. The exercise price was set at $1.19 per share based on the closing price on December 13, 2005.

      On January 20, 2006 the board of directors granted options to an officer and director to acquire 150,000 shares, to vest at the rate of 1/24 per month for a term of two (2) years. The exercise price was set at $0.85 per share based on closing price on January 20 2006.

      The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148 which introduced the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expenses for stock-based compensation to employees based on the new fair value accounting rules. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the measurement date over the amount an employee must pay to acquire the stock. The Company has adopted SFAS123 (Revised) commencing May 1, 2006.

      For this year ended April 30, 2006, the Company has recognized in the financial statements, stock-based compensation costs as per the following details. The fair value of each option used for the purpose of estimating the stock compensation is based on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

                                           June             August        December       January        January
                                         28, 2005          16, 2005       13, 2005       17, 2006      20, 2006      Total
                                         --------          --------       --------       --------      ---------     ------
       Risk free rate                         3.0%              3.0%         3.25%          3.25%         3.25%
       Volatility factor                    60.12%            54.27%        87.72%         93.47%        90.83%
       Expected dividends                      nil               nil           nil            nil           nil
       Stock-based compensation
        cost expensed during the year
        ended April 30, 2006               $95,840            $4,260      $112,680         $4,570         $7,896   $225,246
       Unexpended Stock based
        compensation deferred over
        the vesting
       period                                                             $475,217        $26,954        $55,274   $557,445

      Regarding stock options granted on December 13, 2005, January 17, 2006, and January 20, 2006, the deferred stock-based compensation cost of $557,445 will be expensed equally over the respective two year vesting period.


      The following table summarizes the options outstanding as at April 30:

                EXPIRY DATE                   OPTION PRICE           NUMBER OF SHARES
                                               PER SHARE          2006              2005

             December 15, 2006                    0.75            1,100,000   1,750,000
             January 5, 2007                      0.75               84,000      84,000
             June 28, 2007                        0.55              490,000          --
             April 15, 2008                       0.58               20,000          --
             December 13, 2007                    1.19            1,026,000          --
             December 13, 2007                    1.19               88,000          --
             January 20, 2008                     0.85              150,000          --
                                                                  ---------   ---------
                                                                  2,958,000   1,834,000
                                                                  ---------   ---------
      Weighted average exercise price at end of year                   0.89        0.75
                                                                  ---------   ---------

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

14.   STOCK OPTIONS-CONT'D

                                                            NUMBER OF SHARES
                                                   2005-2006          2004-2005

     Outstanding, beginning of year                1,834,000                 --
     Granted                                       1,784,000          1,834,000
     Expired                                              --                 --
     Exercised                                       (10,000)                --
     Forfeited                                            --                 --
     Cancelled                                      (650,000)                --
     Outstanding, end of year                      2,958,000          1,834,000

     Exercisable, end of year                      1,269,450            302,176


15.   RESTRICTED CASH

      Under Canadian income tax regulations, a company is permitted to issue flow-through shares whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. Notwithstanding that, there is no specific requirement to segregate the funds. The flow-through funds which are unexpended at the consolidated balance sheet date are considered to be restricted and are not considered to be cash or cash equivalents. As of April 30, 2006, unexpended flow-through funds were $ 118,275 (CDN $132,230).


16.   RESTRICTED DEPOSITS

      The Company has a term deposit of $17,889 (CDN$20,000) with a Canadian financial institution which earns interest at 2.5% per annum and matures on April 26, 2007. This deposit has been assigned to the financial institution to enable the financial institution to issue an Irrevocable Letter of Credit to The First Nation of Na Cho Nyak Dun ("NND") which exercises certain powers over land use and environment protection within the Yukon Territory of Canada. The Company required access to move heavy equipment over the land controlled by NND and therefore posted this security bond so that if the Company fails to comply with reclamation requirements, then the security bond will be available to NND to complete the work or may form part of the compensation package.

17.   OTHER LIABILITY

      On March 28, 2006 the Company completed a brokered private placement through the issuance of 25,000 flow-through shares at a price of $0.75 per share for gross proceeds of $18,750. The proceeds raised were allocated between the offering of shares and the sale of tax benefits. A liability of $3,750 is recognized for the sale of taxable benefits which will be reversed and credited to income when the Company renounces resource expenditure deduction to the investor.

18.   COMMITMENTS AND CONTINGENCIES

      (a)   Mount Hinton Property Mining Claims

      On July 7, 2002 Yukon Gold Corp. ("YGC") entered into an option agreement with the Hinton Syndicate to acquire a 75% interest in the 273 unpatented mineral claims covering approximately 14,000 acres in the Mayo Mining District of the Yukon Territory, Canada. This agreement was replaced with a revised and amended agreement (the "Hinton Option Agreement") dated July 7, 2005 which superseded the original agreement and amendments thereto. The new agreement is between the Company, its wholly owned subsidiary YGC and the Hinton Syndicate.

      YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate, as further described below.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

18.   COMMITMENTS AND CONTINGENCIES-CONT'D

      The schedule of Property Payments and Work Programs are as follows:

      PROPERTY PAYMENTS
      -----------------
      On execution of the July 7, 2002 Agreement        $   19,693  (CDN$    25,000) Paid
      On July 7, 2003                                   $   59,078  (CDN$    75,000) Paid
      On July 7, 2004                                   $  118,157  (CDN$   150,000) Paid
      On January 2, 2006                                $  125,313  (CDN$   150,000) Paid
      On July 7, 2006                                   $  134,168  (CDN$   150,000) Paid subsequently
      On July 7, 2007                                   $  134,168  (CDN$   150,000)
      On July 7, 2008                                   $  134,168  (CDN$   150,000)
                                                        TOTAL $724,745 (CDN$850,000)

      WORK PROGRAM-EXPENDITURES TO BE INCURRED IN THE FOLLOWING PERIODS;
      ------------------------------------------------------------------

      July 7/02 to July 6/03                            $  118,157  (CDN$   150,000) Incurred
      July 7/03 to July 6/04                            $  196,928  (CDN$   250,000) Incurred
      July 7/04 to July 6/05                            $  256,006  (CDN$   325,000) Incurred
      July 7/05 to Dec. 31/06                           $  670,841  (CDN$   750,000) Incurred subsequently
      Jan. 1/07 to Dec. 31/07                           $  894,454  (CDN$  1,000,000)
      Jan. 1/08 to Dec. 31/08                           $1,118,068  (CDN$  1,250,000)
      Jan. 1/09 to Dec. 31/09                           $1,341,682  (CDN$  1,500,000)
                                                        TOTAL $4,596,136 (CDN$5,225,000)

      Provided all Property Payments have been made that are due prior to the Work Program expenditure levels being attained, YGC shall have earned a:

                              25% interest upon Work Program expenditures of $1,341,682 (CDN$1,500,000)

                              50% interest upon Work Program expenditures of $2,236,136 (CDN$2,500,000)

                              75% interest upon Work Program expenditures of $4,596,136 (CDN$5,225,000)

      In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered "incurred" exploration expenses under the terms of the Hinton Option Agreement. Section 2.2(a) of the Hinton Option Agreement defines the term, "incurred" as follows: "Costs shall be deemed to have been "incurred" when YGC has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur." Consequently, the term, "incurred" includes amounts actually paid and amounts that YGC has obligated itself to pay. Under the Hinton Option Agreement there is also a provision that YGC must have raised and have available the Work Program funds for the period from July 7, 2005 to December 31, 2006, by May 15 of 2006. This provision was met on May 15, 2006.

      The Hinton Option Agreement contemplates that upon the earlier of: (i) a production decision or (ii) investment of $4,596,136 (CDN$5,225,000) or
      (iii) YGC has a minority interest and decides not to spend any more money on the project, YGC's relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Option Agreement, the party with the majority interest would control the joint venture. Once the 75% interest is earned, as described above, YGC has a further option to acquire the remaining 25% interest in the mineral claims for a further payment of $4,472,272 (CDN$5,000,000).

      The Hinton Option Agreement provides that the Hinton Syndicate receive a 2% "net smelter return royalty." In the event that the Company exercises its option to buy-out the remaining 25% interest of the Hinton Syndicate (which is only possible if the Company has reached a 75% interest, as described above) then the "net smelter return royalty" would become 3% and the Hinton Syndicate would retain this royalty interest only. The "net smelter return royalty" is a percentage of the gross revenue received from the sale of the ore produced from the mine less certain permitted expenses.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

18.   COMMITMENTS AND CONTINGENCIES-CONT'D

      The Hinton Option Agreement entitles the Hinton Syndicate to recommend for appointment one member to the board of directors of the Company.

      The Hinton Option Agreement provides both parties (YGC and Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

      The Hinton Syndicate members each have the option to receive their share of property payments in stock of the Company at a 10% discount to the market, once the Company has obtained a listing on a Canadian stock exchange. YGC and the Company have a further option to pay 40% of any property payment due after the payment on January 2, 2006 with common stock of the Company. The payment due on July 7, 2006 was made in accordance with this provision.

      b)    The Marg Property

      In March 2005, the Company acquired rights to purchase 100% of the Marg Property which consists of 402 contiguous mineral claims covering approximately 20,000 acres located in the Mayo Mining District of the Yukon Territory of Canada. Title to the claims is registered in the name of YGC.

      The Company assumed the rights to acquire the Marg Property under a Property Purchase Agreement ("Agreement") with Atna Resources Ltd. ("Atna"). Under the terms of the Agreement the Company paid $119,189 (CDN$150,000) cash and 133,333 common shares as a down payment. The Company made payments under the Agreement for $43,406 (CDN$50,000) cash and an additional 133,333 common shares of the Company on December 12, 2005;

      The Company has agreed to make subsequent payments under the Agreement of:
      (i) $89,445 (CDN$100,000) cash and an additional 133,334 common shares of the Company on or before December 12, 2006; (ii) $89,445 (CDN$100,000) cash on or before December 12, 2007; and (iii) $178,891 (CDN$200,000) in cash and/or common shares of the Company (or some combination thereof to be determined) on or before December 12, 2008. Upon the commencement of commercial production at the Marg Property, the Company will pay to Atna $894,454 (CDN$1,000,000) in cash and/or common shares of the Company, or some combination thereof to be determined.

      c) The Company entered into flow-through share subscription agreements during the year ended April 30, 2006 whereby it is committed to incur on or before December 31, 2006, a total of $198,750
            (CDN$226,954) of qualifying Canadian Exploration expenses as described in the Income Tax Act of Canada. As of April 30, 2006 an expenditure of $80,475 (CDN$94,724) has been incurred and $118,275 (CDN$132,230) has not yet been spent. Commencing March 1, 2006 the Company is liable to pay a tax of approximately 5% per annum, calculated monthly on the unspent portion of the commitment.

      d) The Company relocated its corporate office and entered into a five year lease which was executed on March 27, 2006. The lease commences July 1, 2006. Minimum lease commitments under the lease were as follows:

                     Years ending April 30,        Minimum lease commitment
                                       2007        $35,131 (CDN $39,280)
                                       2008        $42,715 (CDN $47,756)
                                       2009        $42,826 (CDN $47,880)
                                       2010        $44,493 (CDN $49,740)
                                       2011        $44,827 (CDN $50,112)
                                       2012        $ 7,471 (CDN $8,353)

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

18.   COMMITMENTS AND CONTINGENCIES-CON'T

      e) On March 21, 2006 the Company entered into a consulting agreement with a consultant (the "Consultant"). As per terms of the agreement, the Consultant will provide to the Company market and financial advice and expertise as may be necessary relating to the manner of offering and pricing of securities. The agreement is for a period of twelve months commencing the day of trading of the Company's stock on the Toronto Stock Exchange (April 19, 2006). The Consultant will be compensated a fee equal to 240,000 restricted common shares of the Company with a fair value of $196,800 and will receive these shares on a monthly basis. Each party can cancel the agreement on 30 days notice. The Company has not issued any common shares as yet, but is accruing the expense on a monthly basis.


19.   OBLIGATION UNDER CAPITAL LEASE

      The following is a summary of future minimum lease payments under the capital lease, together with the balance of the obligation under the lease:

       Years ending April 30,                               2006         2005
                                                            ----         ----

       2007                                      $3,199 (CDN$3,576)        -
       2008                                      $3,199 (CDN$3,576)        -
       2009                                      $3,199 (CDN$3,576)        -
       2010                                      $3,199 (CDN$3,576)        -
       2011                                      $3,199 (CDN$3,576)        -
       2012                                      $  758 (CDN$847)          -
       -------------------------------------------------------------------------
       Total minimum lease payments              $16,753 (CDN$18,727)      -
         Less: Deferred Interest                 $2,097 (CDN$2,344)        -
         -----------------------------------------------------------------------
                                                 $14,656 (CDN$16,383)      -
       Current Portion                           $2,792 (CDN$3,121)        -
       -------------------------------------------------------------------------
       Long-Term Portion                         $11,864 (CDN$13,262)


20.   LISTING OF COMMON SHARES ON TORONTO STOCK EXCHANGE (TSX)

      The common shares of the Company were approved for listing and commenced trading on the Toronto Stock Exchange (TSX) effective April 19, 2006. The Company is trading under the symbol "YK". Concurrent with this Canadian listing on the TSX, the Company's common shares continue to trade in the United States on the NASDAQ OTC BB Exchange under the symbol "YGDC"

21.   RELATED PARTY TRANSACTIONS

      2005-2006
      ---------
      The Company and its subsidiary expensed a total of $14,755 (CDN $17,500) in consulting fees to a Company Director, and $49,547 (CDN $57,170) to two of it's officers. The Company issued 24,336 common share units @$0.55 per unit in settlement of prior year accounts payable of $13,385 to a Director and also issued 12,168 common share units @$0.55 per unit in settlement of a prior year accounts payable for the services rendered by an individual as president.

      The directors participated in private placements during the year as follows:
      One director subscribed for 490,909 common share units @$0.55 per unit
      One director subscribed for 149,867 common share units @$0.55 per unit.

      2004-2005
      ---------
      The Company and its subsidiary expensed a total of $88,526 (CDN$111,875) for fees which include office rental, equipment rental, bookkeeping services, secretarial services, out of pocket expenses and consulting services for the preparation documents and other administrative matters from Medallion Capital Corp. The Company also expensed $5,702 (CDN$7,050) for interest on the note for CDN$250,000 to Medallion Capital Corp. The Company expensed $26,332 (CDN$32,500) for the time devoted by a related individual to the administration of the Company to S.K. Kelley & Associates Inc. Medallion Capital Corp. and S.K. Kelley & Associates Inc. are 100% owned by an officer and director of the Company at year end. This individual has subsequent to the year end resigned as an officer and director.

      For services rendered by an individual as president of the Company, the Company expensed the invoice from a related company for $18,382 (CDN$23,326) plus travel expenses for this individual and another director in the amount of $2,405 (CDN$3,053).

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)

22.   INCOME TAXES

      The Company has certain non-capital losses of approximately $3,021,000 available, which can be applied against future taxable income and which expires between 2010 and 2026. The Company did not record any deferred tax asset as the losses are fully offset by a valuation allowance.

23.   SUBSEQUENT EVENTS

      a) Changes in Directors and Management: The Board of Directors accepted the resignation of Mr. Warren Holmes as Chairman of the Board and from Director and Officer positions of both the Company and its Canadian subsidiary. Jose L. Guerra, Jr. became Chairman of the
            Board of Directors of the Company. The Board of Directors also accepted the resignation of Ken Hill as President and CEO of the Company and was replaced by Mr. Howard Barth as President and CEO. Mr. Barth is also a Director of the Company. Mr. Ken Hill is staying with the Company as a director and in an officer's capacity by accepting the position of Vice President-Mining Operations.

      b) Subsequent issue of common shares: On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,945 (CDN$10,000).

      On May 29, 2006 the Company  issued  45,045 common shares for the exercise
      of  45,045  warrants  at  $0.89   (CDN$1.00)  from  a  warrant  holder  in
      consideration of $40,291 (CDN$45,045).

      On May 29,2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,311 (CDN$16,000).

      On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director. The accrued severance amount of $118,943 (CDN$128,855) was converted to 141,599 common shares at $0.84 (CDN$0.91).

      On June 22, 2006 the Company  issued 43,667 common shares for the exercise
      of  43,667  warrants  at  $0.89   (CDN$1.00)  from  a  warrant  holder  in
      consideration of $39,058 (CDN$43,667).

      On June 28, 2006 the Company  issued 17,971 common shares for the exercise
      of  17,971  warrants  at  $0.89   (CDN$1.00)  from  a  warrant  holder  in
      consideration of $16,074 (CDN$17,971).

      On June 28, 2006 the Company  issued 43,667 common shares for the exercise
      of  43,667  warrants  at  $0.89   (CDN$1.00)  from  a  warrant  holder  in
      consideration of $39,058 (CDN$43,667).

      On June 28, 2006 the Company  issued 16,000 common shares for the exercise
      of  16,000  warrants  at  $0.89   (CDN$1.00)  from  a  warrant  holder  in
      consideration of $14,311 (CDN$16,000).

      On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,404 (CDN$158,090).

      On July 7, 2006 the Company issued 43,166 common shares and paid $80,501 (CDN$90,000) in cash in settlement of a property payment on the Mount
      Hinton Property. The shares represent 40% of the total $134,168 (CDN$150,000) payment and were valued at $1.24 (CDN$1.39) each.

      On July 7, 2006 the Company  issued  64,120 common shares for the exercise
      of  64,120  warrants  at  $0.89   (CDN$1.00)  from  a  warrant  holder  in
      consideration of $57,352 (CDN$64,120).

      On July 17, 2006 the Company  issued 61,171 common shares for the exercise
      of  61,171  warrants  at  $0.89   (CDN$1.00)  from  a  warrant  holder  in
      consideration of $54,715 (CDN$61,171).

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2006 AND APRIL 30, 2005
(AMOUNTS EXPRESSED IN US DOLLARS)


23.   SUBSEQUENT EVENTS-CONT'D

      c)    Expiry of warrants:
      As of April 30, 2005 there were 537,231 warrants outstanding. From this list 24,000 were exercised between May 1, 2005 and April 30, 2006 and 475,731were subsequently exercised between May 1, 2006 and July 19, 2006. The remaining 37,500 warrants expired on June 30, 2006.

      d)    Additional commitment to issue common shares and warrants:
      The Company completed the sale of 400,000 special warrants on December 15, 2005. In the absence of a registration statement being declared effective within 181 days of the closing, the Company, effective June 15, 2006 was obligated to issue 4,000 common shares and 4,000 warrants to the accredited investor at no extra cost as a penalty.

      e)    Mount Hinton Property Mining Claim Commitments:
      The Company is committed to work program expenditures of $670,841 (CDN $750,000) to be incurred during the period July 7, 2005 to December 31, 2006 as per its option agreement. In accordance with this agreement, the Company must have raised and have available the work program funds for the period from July 7, 2005 to December 31, 2006 by May 15 of 2006. To satisfy this requirement, the Company deposited $670,841 (CDN $750,000) into a bank account designated as the Mount Hinton Property Account.

      f)    Commitment to the proposed work program for Mount Hinton Property:
      On May 16, 2006 the Company accepted a proposed work program, budget and cash call schedule for the Mount Hinton project totaling $717,800 (CDN$802,500) for the 2006 Work Program. On May 16, 2006 the Company paid $136,404 (CDN$152,500), on June 15, 2006 the Company paid $223,614
      (CDN$250,000), and on July 15, 2006 the Company paid $223,614 (CDN$250,000) being three of the five cash call payments. The fourth payment of $89,445 (CDN$100,000) is due on August 15, 2006 and the fifth payment of $44,723 (CDN$50,000) is due on September 15, 2006.

      g)    Commitment to the proposed work program for the Marg Property:
      On May 16, 2006 the Company accepted a proposed work program, budget and cash call schedule for the Marg Property totaling $1,674,866 (CDN$1,872,500) for the 2006 Work Program. On May 15, 2006 the Company paid $199,016 (CDN$222,500), on June 1, 2006 the Company paid $536,673
      (CDN$600,000), and on July 20, 2006 the Company paid $357,782 (CDN$400,000) being three of the five cash call payments. The fourth payment of $357,782 (CDN$400,000) is due on August 20, 2006 and the fifth payment of $223,613 (CDN$250,000) is due on September 20, 2006.

      h)    Consulting Agreements
      Subsequent to the year end, the Company entered into mutually renewable one year agreements with three consultants who will each provide the Company services relating to business promotion and development. These consultants will assist management in the preparation of financial offerings and assist in arranging meetings and making presentations to the brokerage community and institutional investors in both the United States of America and Canada. Each of these three consultants will be compensated with the issue of 272,660 shares of restricted common stock, out of which 54,860 shares will be due and payable immediately on signing the respective agreements and the balance of 217,800 shares will be due and payable in 11 equal monthly installments of 19,800 shares commencing August 1, 2006 and ending June 1, 2007. Either party can terminate the respective agreements with or without cause upon thirty (30) days written notice to the other party.

      i)    Private  Placement
      On August 22, 2006, the Company completed a private placement of 400,000 units where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $400,000. The Company will pay a finders fee equal to 6% of the gross proceeds. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term. Closing of this placement requires Toronto Stock Exchange approval. Conditional approval was given by the Toronto Stock Exchange on August 29, 2006.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS

Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Yukon Gold to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Yukon Gold may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Yukon Gold would have the legal power to indemnify them directly against such liability.

Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Yukon Gold in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Yukon Gold and upon satisfaction of other conditions required by current or future legislation.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Yukon Gold nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Yukon Gold pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The Company currently has directors and officers insurance in the amount of $5 million.

EXHIBITS INDEX

The following exhibits are filed as part of this registration statement.

Exhibit No.          Description
-----------          -----------

3.1           Certificate of Incorporation (previously filed)

3.2           By Laws (previously filed)

3.3           Certificate of Incorporation (previously filed)

3.4 Certificate of Amendment of the Certificate of Incorporation of the Company dated August 3, 2000, filed on August 4, 2000 with the Delaware Secretary of State, which changed the name of the Company to "Optima 2000, Inc." (previously filed)

3.5 Certificate of Amendment of the Certificate of Incorporation of the Company dated August 28, 2000, filed on August 29, 2000, which changed the name of the Company to "Optima International, Inc." (previously filed)

3.6 Certificate of Amendment of the Certificate of Incorporation of the Company dated August 28,2000, filed with the Delaware Secretary of State on September 27, 2000, which changed the name of the Company to "Optima Global Corporation" (previously filed)

3.7 Certificate of Merger dated February 2, 2001 and filed with the Delaware Secretary of State on February 5, 2001, in which the Company is the surviving corporation (previously filed)

3.8 Certificate of Amendment of the Certificate of Incorporation of the Company dated November 20, 2002, filed with the Delaware Secretary of State on November 27, 2002, changing the name of the Company to "Take-4, Inc." (previously filed)

3.9 Certificate of Amendment of the Certificate of Incorporation of the Company dated October 27, 2003, filed with the Delaware Secretary of State on October 29, 2003, changing the name of the Company to "Yukon Gold Corporation, Inc." (previously filed)

4.1 Instrument Defining Rights of Holders [pages from the By-Laws of Yukon Gold] (previously filed)

5.1           Legal Opinion dated March 11, 2004 of Kavinoky & Cook, LLP
              (previously filed)

5.2           Legal Opinion dated May 20, 2004 of Kavinoky & Cook, LLP
              (previously filed)

5.3           Legal Opinion dated July 7, 2004 of Kavinoky & Cook, LLP
              (previously filed)

5.4           Legal Opinion dated August 30, 2006 of Kavinoky Cook LLP
              (previously filed)


5.5           Legal Opinion dated October 30, 2006 of Kavinoky Cook LLP


10.1          Share Purchase Agreement re: 3,000,000 Shares of Yukon Gold Corp.
              (previously filed)

10.2          Assignment of Subscription Agreements (previously filed)

10.3          Consulting Services Agreement (previously filed)

10.4          Stock Option Plan (previously filed)

10.5          Hinton Syndicate Agreement (previously filed)

10.6 Hinton Syndicate Agreement with conformed signatures (previously filed)

10.7          Form of Warrant issued to David J. Rittmueller (previously filed)

10.8          Loan and Subscription Agreement with David J. Rittmueller
              (previously filed)

10.9 Loan Agreement and Promissory Note issued to Stafford Kelley (previously filed)

10.10         Loan Agreement and Promissory Note issued to J.L. Guerra, Jr.
              (previously filed)

10.11         List of Subsidiaries (previously filed)

10.12 Letter Agreement with Hinton Syndicate dated August 17, 2006 (previously filed)

23.1          Consent of Rotenberg & Co. LLP dated February 24, 2004
              (previously filed)

23.2 Consent of Rotenberg & Co. LLP dated May 13, 2004 (previously filed)

23.3 Consent of Schwartz Levitsky Feldman llp dated March 10, 2004 (previously filed)

23.4 Consent of Schwartz Levitsky Feldman llp dated May 18, 2004 (previously filed)

23.5 Consent of Archer, Cathro & Associates (1981) Ltd. dated February 27, 2004 (previously filed)

23.6 Consent of Archer, Cathro & Associates (1981) Ltd. to the reference of their firm as "experts" dated May 14, 2004 (previously filed)

23.7 Consent of Junior Mine Services Ltd. to the reference of their firm as "experts" dated May 14, 2004 (previously filed)

23.8 Letter Re: Change of Auditors from Rotenberg & Co. LLP (previously filed)

23.9 Consent of Schwartz Levitsky Feldman llp dated June 29, 2004 (previously filed)

23.10         Revised Consulting Services Agreement (previously filed)

23.11 Consent of Schwartz Levitsky Feldman llp dated July 23, 2004 (previously filed)

23.12 Consent of Schwartz Levitsky Feldman llp dated September 7, 2004 (previously filed)

23.13 Consent of Schwartz Levitsky Feldman llp dated October 6, 2004 (previously filed)

23.14 Letter of Hinton Syndicate dated September 24, 2004 regarding satisfaction of exploration expenses and option payments (previously filed)

23.15 Consent of Schwartz Levitsky Feldman llp dated November 11, 2004 (previously filed)

23.16 Consent of Schwartz Levitsky Feldman llp dated August 30, 2006 (previously filed)


23.17         Consent of Schwartz Levitsky Feldman llp dated November 1, 2006


99.2 Map of the Location of the Mount Hinton Property (previously filed)

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses, incurred or expected to be incurred by Yukon Gold in connect with the registration of the securities being offered by the selling shareholders. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this registration. Selling security holders will not pay any part of these expenses.

SEC Registration Fee            $ 1,300
Legal Fees and Expenses*        $15,000
Accounting Fees and Expenses*   $ 5,000
Printing                        $10,000
Miscellaneous*                  $ 1,000
                                -------
TOTAL*                          $32,300

                RECENT SALE OF UNREGISTERED SECURITIES


In October of 2006 the Company completed a private placement of 550,000 units for consideration of $550,000. The units each consisted of consists: of (a) one common share of the Company and (b) one 2-year warrant to purchase a common share at a price of $1.50 per share for the first twelve (12) months from the date of closing and thereafter $2.00 per share for the remainder of the two-year term of the warrant. The purchasers of the units were non-U.S persons and the offering was conducted entirely in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act. Each of the purchasers executed a subscription agreement in which they agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States. A finder's fee of 6% and reimbursement of all expenses (subject to a cap) was paid to Novadan Capital Ltd., a Toronto, Ontario limited market dealer ("Novaden") in connection with this private placement.

On August 22, 2006, the Company completed a private placement of 400,000 units where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $400,000. The Company will pay a finders fee equal to 6% of the gross proceeds. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term. Closing of this placement requires Toronto Stock Exchange approval. Conditional approval was given by the Toronto Stock Exchange on August 29, 2006. The purchaser of the units was a single accredited investor. The private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.88 (CDN$1.00) from a warrant holder in consideration of $53,824 (CDN$61,171). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On July 7, 2006 the Company issued 43,166 common shares and paid $80,501 (CDN$90,000) in cash in settlement of a property payment for the Mount Hinton Property. The shares were valued at $53,845 (CDN $60,000) $1.25 (CDN$1.39) each. The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with the Hinton Syndicate and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $57,869 (CDN$64,120). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,632 (CDN$158,090). The securities were issued to a Canadian investor pursuant to an exemption under Regulation S.

On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $15,939 (CDN$17,971). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $38,895 (CDN$43,667). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder (and former officer of the Company) in consideration of $14,253 (CDN$16,000). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Regulation D.

On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $39,368 (CDN$43,667). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director. The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91). The former officer is an accredited investor and a Canadian citizen. The issuance was undertaken pursuant to an exemption from registration under Regulation D. The former officer was an accredited investor pursuant to Rule 501 of Regulation D (both in terms of net worth and as an executive of the Company).

On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,987 (CDN$10,000). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $40,450 (CDN$45,045). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.


On May 29, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder (a former Canadian director of the Company) in consideration of $14,280 (CDN$16,000). The issuance of these shares was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation D. The holder of the warrant was an accredited investor pursuant to Rule 501 Regulation D (both in terms of net worth and as an executive of the Company).

On April 11, 2006, a Canadian director of the Company exercised his option to purchase 10,000 common shares at the option price of $0.55 per share. The Company received payment and issued 10,000 common shares. The issuance of these shares was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On March 28, 2006 the Company completed a brokered private placement through the issuance of 5,331,327 common share units at a price of $0.60 per unit for gross proceeds of $3,198,799. The Company also completed a private placement through the issuance of 25,000 so-called "flow-through" shares at a price of $0.75 per share for gross proceeds of $ 18,750. "Flow through" shares carry certain tax benefits to shareholders who are Canadian tax payers. The Company must use the proceeds from the placement of "flow-through" securities for exploration and development programs in order to enable the holders of "flow-through" shares to derive the tax benefits in Canada. Each Common share unit consists of one share and one-half of one common share purchase warrant. Each whole common share purchase warrant entitles the holder to purchase one common share at $0.90 per share for a period expiring on March 28, 2008. Novadan (or its permitted assignees) received a commission in connection with this private placement consisting of cash equal to 9% of the proceeds of the private placement in Canada ($289,579.00) and 533,133 broker's warrants equaling 10% of the number of common share units sold. Each broker warrant entitles Novadan or its permitted assigns to purchase common shares and one-half share purchase warrant for $0.60 until March 28, 2008. Each full warrant is then exercisable for $0.90. In addition, Yukon Gold paid all of Novadan's expenses related to the private placement, subject to a cap of $20,000. The purchasers of 3,873,993 of these units were non-U.S persons pursuant to a private placement in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Each purchaser in the Canadian private placement executed a subscription agreement in which they agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States. The Purchasers of 1,482,334 of these units were United States citizens, all of whom were accredited investors as that term is used in Regulation D. The U.S. private placement was undertaken pursuant to an exemption from registration under
Section 4(2) the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act ("Regulation D"). As part of the agreement with Novadan in connection with this offering, the Company granted to Novadan a right-of-first refusal to act as underwriter or best-efforts placement agent in connection with any subsequent public or private offering by the Company within eighteen months of the closing. In addition, Yukon Gold entered into a Consulting Agreement with Novadan for ongoing financial and strategic advice. As compensation under the Consulting Agreement, Yukon Gold will issue to Novadan 240,000 shares of its common stock, such shares to be issued in equal installments over the twelve-month period of the Consulting Agreement. Yukon Gold has agreed to register the re-sale of these shares at the earliest date that the Company files a registration statement.


On January 11, 2006 a holder converted promissory notes of the Company on their due dates and the Company issued 101,150 common shares and 50,000 warrants covering the principal amounts of $75,000 and interest in the amount of $1,533 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.


On December 30, 2005, Yukon Gold completed a private placement of 200,000 flow-through special warrants to a single investor in Canada for consideration of $180,000. Each such flow-through special warrant entitles the holder to acquire one "flow through" common share of the Company for no additional consideration. So-called "flow through" shares carry certain tax benefit to Canadian holders. The Company has undertaken to register the re-sale of the common shares underlying the flow-through special warrants. The flow-through special warrants become automatically exercisable as of the effective date of a registration statement covering the resale of the underlying shares in the United States. The purchaser of the flow-through special warrants was a non-U.S person pursuant to a private placement in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On December 15, 2005, the Company completed the sale of 400,000 special warrants to a single investor in Canada at a purchase price of $1.01 per special warrant for total consideration of $404,000. Each special warrant entitles the holder to purchase one common share of the Company and one additional common share purchase warrant at no additional cost. The Company has undertaken to register the re-sale of the common shares underlying the special warrants. The special warrants become automatically exercised as of the effective date of a registration statement covering the resale of the underlying shares in the United States. The terms of the private placement provided that if such a registration statement covering such re-sale was not effective by June 15, 2006, the holder of the special warrant would be entitled to receive 1.1 common shares and 1.1 Special Warrants for each common share and special warrant then held by such holder in lieu of the holders original interest (an additional 10% issuance referred to as "penalty interest"). The Company did not file a registration statement covering the re-sale of such shares and this holder is now entitled to receive the penalty interest. The Company declined to file a re-sale registration statement at that time in order to avoid interference with other capital raising efforts of the Company in the United States. The purchaser of the special warrants was a non-U.S person pursuant to a private placement in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.


On December 7, 2005 an accredited investor converted promissory notes of the Company on their due dates and the Company issued 34,306 common shares and 17,001 warrants covering the principal amounts of $25,500 and interest in the amount of $409 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 7, 2005 the board of directors authorized the issuance of 10,000 common shares to a shareholder upon the exercise of 10,000 warrants in consideration of $8,772 (CDN$10,000). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 6, 2005 the board of directors authorized the issuance of 133,333 common shares valued at $100,000 for property payment to Atna Resources Ltd., along with a cash payment of $43,406 (CDN$50,000) as per terms of the Marg Acquisition Agreement. The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2005. The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On December 5, 2005, the Company completed a private placement of 150,000 common shares and 150,000 warrants to a single accredited investor for consideration of $151,500. Each common share was priced at $1.00 and each warrant at $0.01. Each warrant entitles the holder to purchase one common share of the Company at an exercise price of $1.00 for a period of one year from the date of issuance. This private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On November 9, 2005, an accredited investor converted a promissory note on its due date and the Company issued 76,525 common shares and 37,500 warrants covering the principal amount of $56,250 and interest in the amount of $1,143 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On October 18 and 24, 2005 the Company issued a total of 59,547 common shares and 29,167 warrants covering the principal amount of $43,750, plus interest of $910, on conversion of a convertible promissory note issued on October 6, 2004. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On October 18, 2005 the Company authorized the issuance of 14,000 common shares for the exercise of 14,000 warrants from a warrant holder in consideration of $12,000. The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 31, 2005, the Company accepted subscriptions from four accredited investors and one accredited corporation, all residents of Canada, for a total of 200,000 units priced at $0.55 per unit for a total of $110,000. Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring August 31, 2007. This private placement was undertaken pursuant to an exemption from registration under Regulation S. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.


On August 29, 2005, the Company completed the sale of 149,867 units at $0.55 per unit to a Canadian director of the Company for $82,427 (CDN$100,000). Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 5, 2007. This private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act.

On August 26, 2005 the board of directors approved the issuance of 490,909 units at $0.55 per unit to J.L. Guerra, Jr., then an arms length accredited shareholder for a total of $270,000. Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full share purchase warrant entitles the holder to purchase one common share at $1.00 per share, after one year and seven days following closing, for a period of two (2) years following such date. The Company received $20,000 of the subscription price on August 12, 2005 as a loan to be applied to the subscription price and $100,000 on September 15, 2005 and a promissory note for $150,000, due on or before October 1, 2005, for the balance of the subscription price. The promissory note was paid in full by the due date. Mr. Guerra subsequently became a director of the Company on November 2, 2005 and then became chairman of the board on July 11, 2006. Mr. Guerra is an accredited investor. This private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 25, 2005 the Company entered into a Consulting Agreement with Endeavor Holdings, Inc. ("Endeavor"), based in New York, New York to assist the Company in raising capital. Under the terms of this agreement the Company agreed to pay Endeavor 150,000 common shares at the rate of 25,000 shares per month. Either party could cancel the agreement upon 30 days notice. The Company issued 150,000 common shares valued at $130,500 to Endeavor. Endeavor is an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 23, 2005 the board of directors approved the issuance of 24,336 units to an arms length investor and 12,168 units to an officer of the Company at $0.55 per unit, in settlement of an accounts payable for services, for a total of $20,077 (CDN$24,398). Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 15, 2007. The issuance of these securities was undertaken pursuant to negotiated agreements and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On August 5, 2005 the board of directors authorized the issuance of 369,215 common shares and 184,608 share purchase warrants in settlement of a demand promissory note in the amount of $200,000 plus interest of $3,068.25. Each common share was priced at $0.545 and each full warrant at $0.01. Each share purchase warrant entitles the holder to purchase one common share for $1.00 per share on or before August 5, 2007. This private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On March 2, 2005 the Company issued 76,204 common shares on conversion of a convertible promissory note. The holder of the promissory note was an accredited investor. The issuance of shares was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On March 1, 2005 the Company issued 133,333 common shares to Atna as a property payment in the amount of $100,000 for the Marg Property. The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.


                                  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution; and

(iv) Remove from registration any of the securities that remain unsold at the end of the offering.

That, for determining liability under the Securities Act, the Registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Canada on October 30, 2006.


YUKON GOLD CORPORATION, INC.



By: /s/ Paul A. Gorman
    -------------------------------------
    Name: Paul A. Gorman
    Title: Director and CEO


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


           SIGNATURE                       TITLE                     DATE
-------------------------------   ---------------------------   ----------------


/s/ Kenneth Hill                  Director                      October 30, 2006
    ---------------------------
    Kenneth Hill


/s/ Paul A. Gorman                Director and CEO              October 30, 2006
    ---------------------------
     Paul A. Gorman


/s/ Howard Barth                  Director                      October 30, 2006
    ---------------------------
    Howard Barth


/s/ Chester Idziszek              Director                      October 30, 2006
    ---------------------------
    Chester Idziszek


/s/ Jose L. Guerra, Jr.           Director, Chairman of Board   October 30, 2006
    ---------------------------
    Jose L. Guerra, Jr.


/s/ Robert E. Van Tassell         Director                      October 30, 2006
    ---------------------------
    Robert E. Van Tassell


/s/ Rakesh Malhotra               Chief Financial Officer       October 30, 2006
    ---------------------------
    Rakesh Malhotra

                                    EXHIBITS